Exhibit 10.2

Building D

LEASE

BY AND BETWEEN

Santa Clara Campus Property Owner I LLC,

a Delaware limited liability company

as Landlord

and

Aruba Networks, Inc.,

a Delaware corporation

as Tenant

April 15, 2015

Building D

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ARTICLE 8	LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY	27
8.1	Limitation On Landlord’s Liability And Release	27
8.2	Tenant’s Indemnification Of Landlord	27

ARTICLE 9	INSURANCE	28
9.1	Tenant’s Insurance	28
9.2	Landlord’s Insurance	29
9.3	Mutual Waiver Of Subrogation	29

ARTICLE 10	DAMAGE TO LEASED PREMISES	29
10.1	Landlord’s Duty To Restore	29
10.2	Insurance Proceeds	29
10.3	Landlord’s Right To Terminate	30
10.4	Tenant’s Right To Terminate	30
10.5	Tenant’s Waiver	31
10.6	Abatement Of Rent	31

ARTICLE 11	CONDEMNATION	31
11.1	Tenant’s Right To Terminate	31
11.2	Landlord’s Right To Terminate	31
11.3	Restoration	31
11.4	Temporary Taking	32
11.5	Division Of Condemnation Award	32
11.6	Abatement Of Rent	32
11.7	Taking Defined	32

ARTICLE 12	DEFAULT AND REMEDIES	32
12.1	Events Of Tenant’s Default	32
12.2	Landlord’s Remedies	33
12.3	Landlord’s Default And Tenant’s Remedies	34
12.4	Limitation Of Tenant’s Recourse	35
12.5	Tenant’s Waiver	35

ARTICLE 13	GENERAL PROVISIONS	35
13.1	Taxes On Tenant’s Property	35
13.2	Holding Over	36
13.3	Subordination To Mortgages	36
13.4	Tenant’s Attornment Upon Foreclosure	37
13.5	Mortgagee Protection	37
13.6	Estoppel Certificate	37
13.7	Tenant’s Financial Information	38
13.8	Transfer By Landlord	38
13.9	Force Majeure	38
13.10	Notices	38
13.11	Attorneys’ Fees and Costs	39
13.12	Definitions	39
	(a) Real Property Taxes	39
	(b) Landlord’s Insurance Costs	40
	(c) Property Maintenance Costs	40
	(d) Property Operating Expenses	41
	(e) Law	44
	(f) Lender	44
	(g) Rent	44
	(h) Restrictions	44
13.13	General Waivers	44
13.14	Miscellaneous	44
13.15	Patriot Act Compliance	45

ARTICLE 14	LEGAL AUTHORITY BROKERS AND ENTIRE AGREEMENT	46
14.1	Legal Authority	46
14.2	Brokerage Commissions	46

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14.3	Entire Agreement	47
14.4	Landlord’s Representations	47

ARTICLE 15	OPTIONS TO EXTEND	47
15.1	Option to Extend	47
15.2	Fair Market Rent	48
15.3	Tenant’s Election	48
15.4	Rent Arbitration	48

ARTICLE 16	TELEPHONE SERVICE	49

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LEASE

THIS LEASE, dated April 15, 2015 for reference purposes only, is made by and between SANTA CLARA CAMPUS PROPERTY OWNER I LLC, a Delaware limited liability company (“Landlord”) and ARUBA NETWORKS, INC., a Delaware corporation [NASDAQ: ARUN] (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).

ARTICLE 1

REFERENCE

1.1 References. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Tenant’s Representative:	Michael Phelps

Phone Number:	(408) 419-0296

Landlord’s Representative:	Henry Bullock/Richard Holmstrom

Phone Number:	(650) 326-9300

Targeted Commencement Date:	March 1, 2017

Intended Term:	One hundred thirty-two (132) months

Lease Expiration Date:	One hundred thirty-two (132) months from the Lease Commencement Date (defined in Paragraph 2.3 below), unless earlier terminated in accordance with the terms of this Lease, or extended by Tenant pursuant to Paragraph 2.3 or Article 15 below. Notwithstanding the foregoing or any other provision of this Lease, if the Lease Commencement Date is other than the first calendar day of a calendar month, then the Lease Expiration Date shall be one hundred thirty-two (132) months from the last calendar day of the calendar month in which the Lease Commencement Date occurs, subject to the terms of Paragraph 2.3 and Article 15 below.

Options to Extend:	Two (2) option(s) to extend, each for a term of five (5) years.

Tenant’s Security Deposit:	None

Late Charge Amount:	Five Percent (5%) of the Delinquent Amount

Tenant’s Required Liability Coverage:	$5,000,000 Combined Single Limit

Tenant’s Broker:	Jones Lang LaSalle

Landlord’s Broker:	Colliers International

Project:	That certain real property situated in the City of Santa Clara, County of Santa Clara, State of California, identified as Assessor’s Parcel Nos.:

(1) 216-31-084, with a street address of 3355 Scott Boulevard (shown on the Site Plan as the location of “Building A”),

(2) 216-31-085, with a street address of 3325 Scott Boulevard (shown on the Site Plan as the location of “Building B” and most of “Building D”),

(3) 216-31-086, with a street address of 3315 Scott Boulevard (shown on the Site Plan as the location of “Building C” and the balance of “Building D” but which address will change after completion of the adjustments described below in the definition if “Property,”),

(4) 216-31-083, shown on the Site Plan as the location of future “Building E” and the future “Building F” with a current with a street address of 3335 Scott Boulevard.

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and

(5) 216-31-082, with a current street address of 3345 Scott Boulevard (shown on the Site Plan as the location of the future “Parking Structure”), and such other buildings as Landlord may elect to construct in the future, which real property is shown on the preliminary Site Plan attached hereto as Exhibit A (the “Site Plan”). Construction will commence on the Building after the Effective Date of this Lease. Future Building E (“Building E”), future Building F (“Building F”), and future Parking Structure (“Parking Structure”) have not yet been constructed and Landlord may elect not to construct them; provided however that if Landlord elects not to construct the Parking Structure, Landlord shall install surface parking sufficient to satisfy a parking ratio of 3.3 parking spaces per 1,000 rentable square feet of space constructed in the Project, and a minimum of 3.3 parking spaces for each 1,000 rentable square feet of Leased Premises shall continue to be located within the area depicted by a curved dotted line on Schedule 2.2(a) attached to the Lease. Landlord reserves the right to adjust the boundaries of the Project and the sizes and locations of Building E, Building F, and the Parking Structure at any time, provided that the Required Conditions are satisfied. The Site Plan and Landlord’s proposed adjustments to it and the applicable Assessor’s Parcel Map are subject to approval by the City of Santa Clara.

Property:	Those certain separate legal parcels of real property currently identified as Assessor’s Parcel Nos. 216-31- 085 and 216-31-086, on which is situated the Building as delineated on the Site Plan. Landlord is currently processing adjustments to the boundaries of the Property so that it will consist of a single legal parcel, and reserves the right to adjust the boundaries of the Property at any time, provided in all cases that the Required Conditions are satisfied.

Building:	That certain building to be constructed on the Property in which the Leased Premises will be located which, after the adjustments described in the prior paragraph, will have a street address of 3335 Scott Boulevard, Santa Clara, California (the “Building”), which Building is shown outlined on the Site Plan (and denoted thereon as “Building D”), estimated to contain approximately 244,880 rentable square feet of space, which rentable square footage will be determined by utilizing the Building Owners and Managers Association International Single Tenant Full Building Standard Method for Measuring Floor Area in Office Buildings ANSI Z65-1-1996, pages 10 and 11 (the “BOMA”), and to which will be added a proportionate share of fitness center in the Other Building located at 3355 Scott Boulevard (the “Fitness Center”), which will be allocated across the rentable square footage of the Building and the Other Buildings, bringing the total rentable square footage of the Building to approximately 245,804. Within thirty (30) days after the Final Base Building Plans (as defined in the Work Letter) have been approved by the City of Santa Clara, Landlord will cause the Building to be measured off such plans in accordance with BOMA (and adding thereto the allocable square footage of the Fitness Center), and will provide the specifics of such calculations to Tenant, and the resulting rentable square footage shall thereafter be the rentable square footage of the Building for all purposes under this Lease, unless Tenant elects to measure the Building as hereinafter set forth.

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If Tenant elects to measure, then Tenant shall cause its licensed architect or building measurement surveyor to calculate the rentable square footage of the Building off the Final Base Building Plans, employing BOMA (to which will be added a proportionate share of Fitness Center as described above), and Tenant’s architect shall give written notice of such calculation and the specifics of such calculations to Landlord and Tenant within forty-five (45) days after Tenant’s receipt of Landlord’s calculation. The parties shall then have ten (10) business days to reach agreement on the actual rentable square footage of the Building, failing which the matter shall be submitted to an architect mutually agreed upon by Landlord and Tenant (the “Measurement Architect”). The rentable square footage of the Building as initially calculated by Landlord, or as agreed to by the parties, or as determined by submission to the Measurement Architect, as applicable, shall thereafter be the rentable area of the Building for all purposes under this Lease (subject to any subsequent actual change in the physical area of the Building arising from a change in the Final Base Building Plans) and the process of arriving at such rentable area shall be referred to below in some cases as the “Initial Measurement of the Building

Other Buildings:	(a) Those certain buildings currently constructed in the Project (but outside the Property) commonly known as 3355 Scott Boulevard (“Building A”), containing approximately 144,499 rentable square feet of space, 3325 Scott Boulevard (“Building B”), containing approximately 157,412 rentable square feet of space, and 3315 Scott Boulevard (“Building C”), containing approximately 156,889 rentable square feet of space, as such rentable square footage amounts were determined based on BOMA (to which has been added, or subtracted in the case of Building A, a proportionate share of Fitness Center as described above) and, for purposes of this Lease, agreed to contain said number of rentable square feet, and (b) such other buildings as may be built on the Project from time to time.

Building C Lease:	That certain Lease dated as of the date of this Lease, entered into by and between Landlord and Tenant for the first floor of Building C (the “Building C Lease”).

Building C Premises:	The premises leased by Tenant pursuant to the Building C Lease (the “Building C Premises”).

Common Areas:	The “Common Areas” shall mean the areas within the Building or the Project not reserved for the exclusive use of Landlord, Tenant or any other tenant, including, without limitation, lobbies, plazas, walkways, private roadways, loading docks, parking areas, parking structures, and landscaped areas. Common Areas shall not include the interior of any Other Buildings, other than such portions thereof as Landlord may designate for the use of all occupants of the Property.

Parking:	With respect to the Leased Premises, Tenant shall be entitled to utilize 3.3 unreserved and unassigned parking spaces for each 1,000 rentable square feet of Leased Premises (as the same may change from time to time in accordance with the terms of this Lease or an amendment hereto), such spaces to be located in the parking area of the Common Areas. For the avoidance

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of confusion, if the Leased Premises contain 204,837 rentable square feet of Leased Premises, Tenant would be entitled to 676 such parking spaces. Tenant may (within sixty (60) days after the Effective Date of this Lease, if at all) designate up to fourteen (14) site standard parking spaces (out of Tenant’s overall parking count described above) within the area noted on the Site Plan as “Available Exclusive Parking Area,” for Tenant’s exclusive use so long as it is in occupancy of the entire initial Leased Premises (“Tenant’s Exclusive Parking Spaces”). In addition, if Tenant so desires, Tenant may elect (within sixty (60) days after the Effective Date of this Lease, if at all) to have Landlord designate up to an additional eight (8) site standard parking spaces (out of Tenant’s overall parking count described above) to be for Tenant’s exclusive use so long as it is in occupancy of the entire initial Leased Premises (“Tenant’s Additional Exclusive Parking Spaces”). In the event Tenant at any time leases less than the entire initial Leased Premises, the number of Tenant’s Exclusive Parking Spaces and Tenant’s Additional Exclusive Parking Spaces shall be proportionately reduced. Parking is provided to Tenant by Landlord without additional charge for the entire Lease Term including any expansion and/or extension periods, including but not limited to the First Extension Period and the Second Extension Period (as defined in Article 15 below).

Required Conditions:	The term “Required Conditions” is defined in Paragraph 2.2(a) below).

Building Standard Hours:	The term “Building Standard Hours” means from 7:00 a.m. and 7:00 p.m. Monday through Friday and on Saturdays from 8:00 a.m. to noon, excluding Sundays and New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and such other holidays as are generally recognized in the vicinity of the Project.

HVAC:	Heating, ventilating, and/or air conditioning.

Leased Premises:	The space located on the first, second, third, fourth, and fifth floors of the Building and shown on the floor plan attached hereto as Exhibit B, plus the load factor associated therewith, estimated to contain approximately 204,837 rentable square feet, which rentable square footage has been determined by utilizing Landlord’s method of measurement (the “Premises Measurement Method”), which has been explained to Tenant, which is illustrated in an exhibit attached to the Building C Lease (and which , for purposes of this Lease, will be modified to exclude the allocation of cafeteria square footage). Such rentable area calculation includes, without limitation, a proportionate share of the common Building lobby, and the Fitness Center allocated across the rentable square footage of the Building and Buildings A, B, and C. Within forty-five (45) days after the Final Base Building Plans (as defined in the Work Letter) have been approved by the City of Santa Clara, Landlord will cause the Leased Premises to be measured off such plans in accordance with the Premises Measurement Method, and will provide the specifics of such calculations to Tenant, and the resulting rentable square footage shall thereafter be the rentable square footage of the Leased Premises for all purposes under this Lease, unless Tenant elects to measure the Leased

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Premises as hereinafter set forth.

If Tenant elects to measure, then Tenant shall cause its licensed architect or building measurement surveyor to calculate the rentable square footage of the Leased Premises off the Final Base Building Plans, employing the Premises Measurement Method, and Tenant’s architect shall give written notice of such calculation and the specifics of such calculations to Landlord and Tenant within thirty (30) days after Tenant’s receipt of the Landlord’s Architect’s calculation. The parties shall then have ten (10) business days to reach agreement on the actual rentable square footage of the Leased Premises, failing which the matter shall be submitted to the Measurement Architect. The rentable square footage of the Leased Premises as initially calculated by Landlord, or as agreed to by the parties, or as determined by submission to the Measurement Architect, as applicable, shall thereafter be the rentable area of the Leased Premises for all purposes under this Lease (subject to any subsequent actual change in the physical area of the Leased Premises arising from a change in the Final Base Building Plans), and the process of arriving at such rentable area shall be referred to below in some cases as the “Initial Measurement of the Leased Premises.”

Work Letter:	The term “Work Letter” shall mean the Work Letter attached as Exhibit D to and made a part of this Lease, the terms and provisions of which are hereby incorporated into this Lease.

Tenant’s Building Share:	The term “Tenant’s Building Share” shall mean the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of the Building at the time of calculation. Such percentage is currently estimated to be 83.33%, but is subject to adjustment based on the Initial Measurement of the Leased Premises and the Initial Measurement of the Building. In the event that the rentable square footage of the Leased Premises or the Building is changed (other than by mere re-measurement after the Initial Measurement of the Leased Premises and the Initial Measurement of the Building), Tenant’s Building Share shall be recalculated to equal the percentage described in the first sentence of this paragraph, so that the aggregate Tenant’s Building Share of all tenant space in the Building shall equal 100% (calculated as if the Building were fully occupied). Landlord and Tenant agree that any mere re-measurement (occurring after the Initial Measurement of the Leased Premises and the Initial Measurement of the Building), as opposed to an actual physical change, shall not result in a change in rentable square footage.

Tenant’s Project Share:	The term “Tenant’s Project Share” shall mean the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of the Building and the Other Buildings at the time of calculation. Such percentage is currently 29.07%. In the event that any portion of the Project is sold by Landlord, or if new improvements are constructed on the Project, or if the rentable square footage of the Leased Premises, the Building, or the Other Buildings is otherwise changed (other than by mere re- measurement after the Initial Measurement of the

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Leased Premises and the Initial Measurement of the Building), Tenant’s Project Share shall be recalculated to equal the percentage described in the first sentence of this paragraph, so that the aggregate Tenant’s Project Share of all tenant space in the Project shall equal 100% (calculated as if the Building and the Other Buildings were fully occupied). Landlord and Tenant agree that any mere re-measurement after the Initial Measurement of the Leased Premises and the Initial Measurement of the Building (as opposed to an actual physical change) shall not result in a change in rentable square footage.

Standard Interest Rate:	The term “Standard Interest Rate” shall mean the greater of (a) 6%, or (b) the sum of that rate quoted by Wells Fargo Bank, N.T. & S. A., from time to time as its prime rate, plus two percent (2%), but in no event more than the maximum rate of interest not prohibited or made usurious.

Default Interest Rate:	The term “Default Interest Rate” shall mean the Standard Interest Rate, plus five percent (5%), but in no event more than the maximum rate of interest not prohibited or made usurious.

Base Monthly Rent:	The term “Base Monthly Rent” shall mean the following:

Period	Base Monthly Rent per rentable square foot (rounded)*	Base Monthly Rent**
Months 1-12	$2.90	$0.00
Months 13-24	$2.90	$594,027.30
Months 25-36	$2.97	$607,392.91
Months 37-48	$3.03	$621,059.25
Months 49-60	$3.10	$635,033.09
Months 61-72	$3.17	$649,321.33
Months 73-84	$3.24	$663,931.06
Months 85-96	$3.31	$678,869.51
Months 97-108	$3.39	$694,144.08
Months 109-120	$3.47	$709,762.32
Months 121-132	$3.54	$725,731.97

*These “per square foot” numbers are rounded. Actual numbers used for Base Monthly Rent are to equal rentable square footage of 204,837 multiplied by $2.90 in months 13-24, and then increased by 2.25% each year thereafter.

**Based upon the Leased Premises containing 204,837 rentable square feet of space, and subject to measurement as described in the “Leased Premises” definition above and adjustment.

Permitted Use:	General office, administration, research and development, engineering laboratories, and other legal uses ancillary thereto, to the extent all such uses are in compliance with all Laws and Restrictions.

Exhibits:	The term “Exhibits” and “Schedules” shall mean the Exhibits and Schedules of this Lease which are

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described as follows:

Schedule 2.1 – Existing Title Encumbrances

Schedule 2.2(a) – Approved Parking Area

Exhibit A – Site Plan showing the Project and
delineating the Building in which the Leased Premises
are located

Exhibit B – Floor Plan

Exhibit C – Reserved

Exhibit D – Work Letter

Exhibit E – Lease Commencement Date Certificate

Exhibit F – Reserved

Exhibit G – Lump Sum Payment Amendment

Exhibit H – Building Signage Exhibit

Exhibit I – Subordination, Nondisturbance and
Attornment Provisions

Exhibit J – Form of Tenant Estoppel Certificate

ARTICLE 2

LEASED PREMISES, TERM AND POSSESSION

2.1 Demise Of Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord the right to fifty percent (50%) of all assignment consideration and excess rentals as provided in Article 7 below. Tenant’s lease of the Leased Premises, together with the appurtenant right to use the Common Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws and Restrictions governing the use or occupancy of the Leased Premises, the Property, and the Project, (iii) all easements and other matters now of public record respecting the use of the Leased Premises, the Property, and the Project, shown on Schedule 2.1 attached hereto (the “Existing Title Encumbrances”), and (iv) all reasonable, non-discriminatory rules and regulations from time to time established by Landlord. Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its other tenants all rights of access, use and occupancy of the Building roof, and Tenant shall have no right of access, use or occupancy of the Building roof except as provided for in Paragraph 4.14 below; provided, however, during the period, if any, that Tenant is leasing one hundred percent (100%) of all of the rentable square footage in the Building, Tenant shall have the exclusive right to one hundred percent (100%) of the Available Rooftop Space (as defined in Paragraph 4.14 below).

2.2 Common Areas, Fitness Center, Exclusive Use Area, and Bicycle Storage Area.

(a) As an appurtenant right to Tenant’s right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Common Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Tenant’s right to so use the Common Areas shall terminate concurrently with any termination of this Lease. Further, Landlord shall have the right, from time to time, to reconfigure the Common Areas or modify the size of the Common Areas in connection with new construction on the Project or sales or subdivisions of portions of the Project, provided that the following conditions (the “Required Conditions”) are satisfied: (i) Tenant’s access to the Leased Premises (including access through the lobby and the elevators of the Building) or Tenant’s access to the number of parking spaces provided to Tenant hereunder, are not materially adversely affected thereby, (ii) Tenant’s parking allocation under Article 1 hereof is not reduced thereby, (iii) a minimum of 3.3 parking spaces for each 1,000 net rentable square feet of Leased Premises continue to be located within the area depicted by a curved dotted line on Schedule 2.2(a) attached to this Lease, (iv) Tenant shall have access to: (A) the Fitness Center contemplated by Paragraph 2.2(b) below, (B) if applicable, the Exclusive Use Areas described in Paragraph 2.2(c) below, and (C) a comparable and similarly located bicycle storage area as contemplated by Paragraph 2.2(d) below, and (v) the exterior Common Area in the proximity of the Building continues to be consistent in quality and design with the existing finished exterior Common Area at the Project.

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(b) Additionally, on the Lease Commencement Date, Tenant shall have the right to use the Fitness Center solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Tenant’s right to use the Fitness Center shall be subject to such reasonable rules and regulations as Landlord or its vendors may issue from time to time, provided that in no event shall Landlord charge Tenant or any Tenant Party a fee for the use of the Fitness Center. Tenant’s right to use the Fitness Center shall terminate concurrently with any termination of this Lease. Landlord retains the right to relocate the Fitness Center to another location on the Project (and change the size of the Fitness Center if it is relocated), so long as the Required Conditions are satisfied, the size is not reduced by more than ten percent (10%) and, in the event of any such change, the quality and nature of the facilities provided in the Fitness Center at such new location shall not be materially diminished. If Landlord exercises this option, the rentable area of the Leased Premises, Base Monthly Rent, and Tenant’s Building Share and Tenant’s Property Share shall be adjusted accordingly, based on the Measurement Method.

(c) So long as Tenant is leasing at least five (5) full floors of the Building and one (1) full floor of Building C, Tenant will have exclusive access to the areas in the general locations denoted on the Site Plan as “Exclusive Use Areas” (and defined herein as the “Exclusive Use Common Areas”) for purposes of developing its own exterior eating area and two (2) sport courts.

(d) In addition, on or prior to the Lease Commencement Date, Landlord, at its sole cost and expense, will install a bicycle storage area to store bicycles used by Tenant’s employees located in the general area delineated in blue on the Site Plan as “Building D Bike Lockers.” No rent shall be required for the bicycle storage during the Lease Term (as the same may be extended pursuant to Article 15 below). If Tenant desires additional bicycle storage lockers, Tenant shall have the right to install the same at its sole cost and expense in a location to be agreed upon by Landlord and Tenant in their reasonable discretion. If such additional bicycle storage lockers are located on any parking areas on the Project, then such lost parking spaces shall be counted towards satisfying Tenant’s parking allocation under Article 1 hereof.

2.3 Lease Commencement Date And Lease Term. Subject to Paragraph 2.4 below, the term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the later of (a) March 1, 2017, and (b) ninety (90) days after Landlord has delivered the Leased Premises to Tenant in the Required Delivery Condition as defined in Paragraph 2.4(a) below subject to extension for Landlord Delays (as defined in Paragraph 7of the Work Letter) and for up to twenty (20) days of Unavoidable Tenant Improvement Delays, as defined in Paragraph 8 of the Work Letter (such later date, the “Lease Commencement Date”). The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1, as the same may be extended pursuant to Article 15 below); provided, however, that if the Lease Expiration Date of this Lease or the Building C Lease shall not be simultaneous because of any differences in the dates on which Landlord delivers this Leased Premises and the Building C Leased Premises to Tenant, then, at Tenant’s option, which option must be exercised by written notice thereof to Landlord delivered no later than the Lease Commencement Date of the later of such leases to commence, the Lease Expiration Date of this Lease or the Building C Lease, as relevant, shall be extended such that the Lease Expiration Date of both this Lease and the Building C Lease shall be upon the later Lease Expiration Date of this Lease or the Building C Lease. The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”). Promptly after the Lease Commencement Date has been determined, Landlord and Tenant shall execute and deliver a Lease Commencement Date Certificate in the form of Exhibit E attached hereto.

2.4 Delivery Of Possession.

(a) Landlord shall construct the Building pursuant to Paragraph 1 of the Work Letter and deliver the Leased Premises to Tenant on the date (the “Delivery Date”) that the Required Delivery Condition has been achieved. As used herein, the term “Required Delivery Condition” means (i) the steel structure has been constructed, (ii) the concrete slab and decks have been poured, (iii) the roof of the Building has been installed, and (iv) the exterior skin of the Building is water tight. If the Delivery Date has not occurred by December 1, 2016 due solely to delays caused by Landlord, and provided that Tenant either (A) has not made the Early Access Election described in Paragraph 2.4(b) below, or (B) is using Devcon as its Tenant Improvement Contractor (as defined in the Work Letter), then Tenant shall be entitled to a credit against Base Monthly Rent (the “Rent Credit”) equal to $13,500 per day for each day after December 1, 2016 (subject to a thirty (30) day grace period) until the Delivery Date occurs (excluding any periods of delay caused by Tenant Delay (as defined in the Work Letter)), but only to the extent such delay in the Delivery Date causes Tenant’s completion of the Tenant Improvements to be delayed past March 1, 2017.

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(b) Subject to obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, Tenant may elect (the “Early Access Election”) to enter the Leased Premises, prior to the Delivery Date, commencing on the Early Access Date (as defined below) for the sole purpose of constructing tenant improvements, provided that Tenant does not interfere with Landlord’s construction of the base Building and complies with all other provisions of this Lease (other than payment of Base Monthly Rent and Additional Rent). The “Early Access Date” shall be the date on which (i) the steel structure has been constructed, and (ii) the concrete slab and decks have been poured. Landlord currently estimates that the Early Access Date will occur during the month of September, 2016.

(c) In addition, on or prior to March 1, 2017 (as such date may be extended due to Tenant Delays and a maximum of (30) days of such Force Majeure delays), Landlord shall deliver possession of the Leased Premises “Substantially Complete,” defined herein to mean (i) the Building shall have been substantially completed in accordance with the Final Base Building Plans (as defined in Paragraph 1 of the Work Letter) therefor and the City of Santa Clara shall have signed off on the building permit for the Building, but for minor punch list items, (ii) all Building systems and subsystems described in Exhibit A-1 to the Work Letter, the structural elements of the Leased Premises and the Building, and the foundation of the Building, are in good working order and repair, (iii) all improvements needed for the Building (excluding the Leased Premises) and the Common Areas to be in compliance with the Santa Clara Building Code and the Americans With Disabilities Act have been completed, (iv) the number of parking spaces required by this Lease shall have been completed, (v) the Fitness Center shall have been completed and Tenant and the Tenant Parties shall have access thereto and use thereof (which Tenant hereby acknowledges has been completed), (vi) the elevators, stairwells, shared restrooms, ground floor lobby, and associated mechanical, engineering, and plumbing shall have been substantially completed, and (vii) all scaffolding shall have been removed from the Building. Substantial Completion of the Building and Warm Shell Components (as defined in Paragraph 1 of the Work Letter) shall be deemed to have occurred when the City has signed off on the final building permit.

(d) If by four (4) months after the date set forth in Paragraph 2.4(c) above (as such date may be extended any Tenant Delays and up to thirty (30) days of Force Majeure), Landlord shall not have delivered possession of the Leased Premises Substantially Complete, Tenant shall have the right to terminate this Lease by written notice to Landlord delivered within ten (10) business days of such date (as extended if extended).

(e) Any Tenant Delay during either the period after the Delivery Date or after the Early Access Date, as applicable, shall serve to extend the December 1, 2016 date set forth in Paragraph 2.4(a) above and the March 1, 2017 date set forth in Paragraph 2.4(c) above on a day-for-day basis.

(f) Notwithstanding any other provision of this Lease or the Work Letter to the contrary, Tenant shall be responsible for payment of all utility charges reasonably attributable to the construction of the Tenant Improvements (and not the Landlord Work) relating to the period from the Delivery Date through the Lease Commencement Date, after which Paragraph 3.2 below shall govern.

2.5 Performance Of Tenant Improvement Work; Acceptance Of Possession. Tenant shall, pursuant to the Work Letter, perform the work and make the installations in the Leased Premises substantially as set forth in the Work Letter (such work and installations hereinafter referred to as the “Tenant Improvements”). Subject to the terms of Paragraph 2.8 below, it is agreed that by accepting possession of the Substantially Complete Leased Premises, Tenant agrees that it will have accepted the same and acknowledged that the Leased Premises are in the condition called for under this Lease (including the Work Letter).

2.6 Surrender Of Possession. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment (including telecommunications wiring and cabling), trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Common Areas, and shall vacate and surrender the Leased Premises, the Building, the Common Areas, the Property, and the Project to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear and damage caused by Landlord or Landlord’s employees, agents, contractors, or subcontractors (collectively with Landlord, the “Landlord Parties”) and casualty not caused by Tenant or Tenant Parties, excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Common Areas caused by Tenant’s removal of Tenant’s property. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord’s approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord. Subject to the terms of Paragraph 9.3 below, Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the Exclusive Use Common Areas and, where necessary, replace or resurface same. Additionally, to the extent that Landlord shall have notified or is deemed to have notified Tenant in writing at the time the applicable improvements were consented to, that it desired

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to have certain Non-Standard Office Improvements made by or at the request of Tenant removed at the expiration or sooner termination of this Lease, Tenant shall, upon the expiration or sooner termination of this Lease: (A) remove such Non-Standard Office Improvements constructed or installed by Landlord or Tenant (including any backup generator or other mechanical equipment), but only if they had been identified as Non-Standard Office Improvements by Landlord at the time consented to pursuant to Paragraph 6.1 below or the Work Letter, as applicable, and (B) repair all damage caused by such removal. If the Leased Premises, the Building, and the Exclusive Use Common Areas are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises, the Building and the Exclusive Use Common Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the Default Interest Rate until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within thirty (30) days of Landlord’s billing Tenant for same. Tenant shall not be required to remove its initial Tenant Improvements constructed pursuant to and in accordance with the Work Letter, except to the extent they constitute “Non-Standard Office Improvements,” defined herein to mean alterations, modifications, and improvements that (i) affect the Building façade or structure, (ii) are other than typical leasehold improvements for office tenants in the Building or in buildings similar to the Building in the area in which the Property is located, or (iii) in Landlord’s reasonable judgment would materially increase Landlord’s cost of preparing the Leased Premises for another tenant (such as, without limitation, interior staircases). As further illustration of items that may or may not be considered Non-Standard Office Improvements: (1) Tenant improvements of a type or quantity that would not be installed by or for a typical tenant using space for general office or research and development purposes, such as internal stairwells or high density mobile filing systems, auditoriums, movie theaters or film projection rooms, private restrooms, data center rooms, swimming pools, basketball courts, laboratories and, supplemental HVAC units or ducting would be considered Non-Standard Office Improvements; and (2) “open ceilings”, kitchens, lunch rooms, cafés, break rooms, small, non-specialized server rooms, and expanded restroom areas built by Tenant would be considered Non-Standard Office Improvements.

2.7 Accessibility. In accordance with California Civil Code section 1938, Landlord hereby informs Tenant that as of the Effective Date of this Lease, neither the Leased Premises nor the Building have been inspected by a Certified Access Specialist (as defined in California Civil Code section 55.52(3)).

2.8 Condition Upon Substantial Completion. Landlord hereby warrants that the Warm Shell Components (as defined in the Work Letter) and the Common Areas supporting the Building, consisting of (i) a minimum of 3.3 parking spaces for each 1,000 net rentable square feet of Leased Premises located within the area depicted by a curved dotted line on Schedule 2.2(a) attached to this Lease, (ii) such sidewalks or paths as are necessary to allow Tenant access from the parking areas to the Building, and (iii) the landscaping in front of the Building (defined for purposes of this Lease as the “Building Specific Common Areas”) shall be in good working condition as of the date of Substantial Completion thereof (the “Substantial Completion Date”). In the event that Tenant believes, and Tenant notifies Landlord in writing within twelve (12) months after the Substantial Completion Date, that the Warm Shell Components or Building Specific Common Areas were not in good working condition and repair on the Substantial Completion Date, then unless Landlord disagrees, Landlord shall, at Landlord’s sole cost and expense (which shall not be deemed a Property Maintenance Cost), repair or replace any failed or inoperable portion of such Warm Shell Components or Building Specific Common Areas, as applicable (“Landlord’s Warranty”), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, acts, omissions, and/or negligence (collectively, “Tenant Damage”) of Tenant or any Tenant Parties, or by any modifications, alterations, or improvements (including the Tenant Improvements) constructed by or on behalf of Tenant. Landlord’s Warranty shall not be deemed to require Landlord to replace any portion of any Warm Shell Components or Building Specific Common Areas, as applicable, as opposed to repair such portion of such Warm Shell Components or Building Specific Common Areas, as applicable, unless prudent commercial property management practices dictate replacement rather than repair of the item in question. To the extent repairs which Landlord is required to make pursuant to this Paragraph 2.8 are necessitated in part by Tenant Damage and not fully covered by Landlord’s insurance, then Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair. If it is determined that the Warm Shell Components or Building Specific Common Areas (or any portion thereof) were not in good working condition and repair as of the Substantial Completion Date, Landlord shall not be liable to Tenant for any damages, but Landlord, at no cost to Tenant, shall promptly commence such work or take such other action as may be necessary to place the same in good working condition and repair, and shall thereafter diligently pursue the same to completion; and Landlord shall repair any damage to the Tenant Improvements arising in connection with Landlord’s work. Tenant’s failure to give such written notice to Landlord within twelve (12) months after the Substantial Completion Date shall constitute a conclusive presumption that the Warm Shell Components (or Building Specific Common Areas, as applicable) are in good working condition and repair, and any required correction after that date shall be performed by the party

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responsible for such repair pursuant to the terms of this Lease; provided, however, the foregoing shall not constitute a waiver by Tenant or a release of Landlord with respect to Landlord’s obligations under this Lease relating to the construction of the Building and the Project. In the event that Tenant notifies Landlord in writing within twelve (12) months after the Substantial Completion Date, that the Warm Shell Components or Building Specific Common Areas were not in good working condition and repair on the Substantial Completion Date, and Landlord disagrees, then Landlord and Tenant shall meet and confer in good faith to try to reach agreement within thirty (30) days, failing which the matter shall be referred to arbitration before a single arbitrator at JAMS in San Francisco.

ARTICLE 3

RENT

3.1 Base Monthly Rent.

(a) Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, cash or other immediately available good funds in the amount set forth as Base Monthly Rent in Article 1.

(b) Base Monthly Rent is not payable during the first twelve (12) months of the Lease Term (the “Rent Abatement Period”). Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the option (the “Lump Sum Payment Option”) to require Tenant to pay Base Monthly Rent for so much of the Rent Abatement Period as remains following Landlord’s notice as hereinafter provided at the rate of $594,027.30 per month, beginning on the date (the “Base Monthly Rent Start Date”) set forth in the Lump Sum Payment Option Notice (defined below), which shall in no event be a date prior to payment to Tenant of the Abated Rent Lump Sum Payment. To exercise the Lump Sum Payment Option, Landlord must (i) provide written notice to Tenant of such exercise (the “Lump Sum Payment Option Notice”) and (ii) pay to Tenant the Base Monthly Rent that would be payable for the remaining Rent Abatement Period (the “Abated Rent Lump Sum Payment”). If Landlord elects its Lump Sum Payment Option, the Abated Rent Lump Sum Payment shall be made, at Landlord’s election (a) within thirty (30) days of Tenant’s receipt of the Lump Sum Payment Option Notice, or (b) on the closing date of any financing or sale of the Building by Landlord (the date of such payment is hereinafter referred to as the “Lump Sum Payment Date”). If Landlord fails to pay the Abated Rent Lump Sum Payment by the Lump Sum Payment Date or the financing or sale transaction for the Building, if applicable, expires or is terminated or deemed null and void for any reason, Landlord’s exercise of the Lump Sum Payment Option shall be deemed null and void and of no further force or effect and the Abated Rent Lump Sum Payment, if theretofore paid by Landlord to Tenant, shall promptly be returned by Tenant to Landlord. If Landlord’s Lump Sum Payment Notice is effective on a day other than the first day of a calendar month and Landlord has then paid the Abated Rent Lump Sum Payment, then Tenant shall pay any Base Monthly Rent payable hereunder for the period from Landlord’s Lump Sum Payment Option Notice through the last day of the calendar month, with the next installment of Base Monthly Rent due for the following calendar month.

(c) If Landlord exercises its Lump Sum Payment Option in accordance with the above paragraph, Landlord shall prepare an amendment in the form of Exhibit G attached hereto (the “Lump Sum Payment Amendment”) that documents the effect of Landlord’s exercise of the Lump Sum Payment Option and sets forth a revised rent schedule reflecting Tenant’s payment of the Base Monthly Rent for the remaining Rent Abatement Period following the Lump Sum Payment Option Notice. A copy of the Lump Sum Payment Amendment shall be sent to Tenant and Tenant shall execute and return the Lump Sum Payment Amendment to Landlord within ten (10) business days thereafter, but Landlord’s otherwise valid exercise of the Lump Sum Payment Option shall be fully effective whether or not the Lump Sum Payment Amendment is executed.

3.2 Additional Rent. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the “Additional Rent”), cash or other immediately available good funds in the following amounts:

(a) An amount equal to all Property Operating Expenses (as defined in Article 13) incurred or to be incurred by Landlord. Landlord shall deliver to Tenant Landlord’s reasonable estimate of any given expense (such as Landlord’s Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to Tenant’s Building Share or Tenant’s Project Share, as applicable, of the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent. Landlord reserves the right to revise such estimate from time to time but not more than once during the applicable year and, in any event shall provide Tenant with at least one (1) month advance notice of such adjusted estimates taking effect.

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(b) Landlord’s share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

(c) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

(d) Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

Notwithstanding the foregoing, at any time that Tenant leases all of the rentable square footage in the Building, Landlord may elect by written notice to Tenant to have Tenant pay Real Property Taxes or any portion thereof directly to the applicable taxing authority, in which case Tenant shall make such payments and deliver satisfactory evidence of payment to Landlord no later than ten (10) days before such Real Property Taxes become delinquent. In the event Tenant is responsible to pay taxes directly, Landlord shall have no obligation to make such payments, whether or not Landlord receives evidence of payment from Tenant, and Tenant shall in all cases be responsible for any fines, penalties, interest and damages for late payment.

3.3 Year-End Adjustments. Landlord shall furnish to Tenant within four months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment within thirty (30) days after discovery of such surplus; provided, however, that if this Lease shall have terminated, Landlord shall be deemed to have chosen option (ii) above. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant. Tenant may, at Tenant’s sole cost and expense, cause an audit of Landlord’s books and records to determine the accuracy of Landlord’s billings for Property Operating Expenses under this Lease, provided Tenant completes (and delivers to Landlord the written results of) such audit within two hundred seventy (270) days after Tenant’s receipt of the year-end statement described above setting forth the annual reconciliation of the Property Operating Expenses, and provided further that the person or entity performing such audit is not compensated on any type of contingent basis. If such audit reveals that the actual Property Operating Expenses for any given year were less than the amount that Tenant paid for Property Operating Expenses for any such year, then unless Landlord contests such audit results as provided below, Landlord shall credit the excess to Tenant’s next payment of Additional Rent. If such audit reveals that the actual Property Operating Expenses for any given year were more than the amount that Tenant paid for Property Operating Expenses for any such year, Tenant shall pay such amount to Landlord within thirty (30) days after completion of the audit. Landlord shall have the right to contest the results of Tenant’s audit and thereafter promptly have an audit performed (“Landlord’s Audit”) by a certified public accounting firm acceptable to Landlord and Tenant in their reasonable discretion. In such case, the results of Landlord’s Audit shall be binding and conclusive on Landlord and Tenant, and any resulting overpayment or underpayment shall be handled as provided above. If Landlord’s Audit, or Tenant’s audit in the event Landlord does not elect to have Landlord’s Audit performed, confirms that Tenant was overcharged by more than five percent (5%), then Landlord shall pay the cost of Tenant’s audit (up to a maximum of $7,500) and Landlord’s Audit. If Tenant’s audit confirms that Tenant was not overcharged, then Tenant shall pay the cost of Landlord’s Audit (up to a maximum of $7,500) and Tenant’s audit. In all other cases, each party shall pay for its own audit. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

3.4 Late Charge, And Interest On Rent In Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the “Late Charge Amount,” and if any Additional Rent is not received by Landlord when the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 5% of the Additional Rent not so paid; provided, however, that once but only once in any twelve (12) month period during the Lease Term, Tenant shall be entitled to written notice of non-receipt of Base Monthly Rent or Additional Rent from Landlord, and Tenant shall not be liable for any Late Charge Amount or other late charge hereunder with respect thereto if such installment

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of Base Monthly Rent or Additional Rent is received by Landlord within three (3) business days after Tenant’s receipt of such written notice from Landlord. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of five (5) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said fifth (5th) day at the Default Interest Rate until paid.

3.5 Payment Of Rent. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time at least thirty (30) days in advance of the date the next payment of rent is due. Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

ARTICLE 4

USE OF LEASED PREMISES AND COMMON AREA

4.1 Permitted Use. Tenant shall be entitled to use the Leased Premises on a 24/7/365 basis solely for the Permitted Use as set forth in Article 1 and for no other purpose whatsoever. Tenant shall have the right to vacate the Leased Premises at any time during the Term of this Lease, provided Tenant maintains the Leased Premises in the same condition as if fully occupied and as otherwise required by the terms of this Lease. Tenant shall have the right to use the Common Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

4.2 General Limitations On Use. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Common Areas, the Property, or the Project which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Common Areas, the Property, or the Project. Tenant shall not operate any equipment within the Leased Premises which does or could (A) injure, vibrate or shake the Leased Premises or the Building, (B) damage, overload or impair the efficient operation of any electrical, plumbing, and HVAC systems within or servicing the Leased Premises or the Building, or (C) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building, except to the extent specifically set forth in the Tenant Improvement Working Drawings approved by Landlord pursuant to Paragraph 2 of the Work Letter or as otherwise provided in Paragraph 4.14 below. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises except to the extent specifically set forth in the Tenant Improvement Working Drawings approved by Landlord pursuant to Paragraph 2 of the Work Letter or any alterations to the Leased Premises approved by Landlord pursuant to Paragraph 6.1 below. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Common Areas, the Property, or the Project. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property or the Project. Tenant shall not use any of the Common Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed by any of its employees, agents, vendors, invitees, guests, permittees, assignees, sublessees, contractors, or subcontractors (the “Tenant Parties”), any physical waste in or about the Leased Premises, the Building, the Common Areas, the Property, or the Project.

4.3 Noise And Emissions. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Common Areas, the Property, or the Project or any component part thereof or the property of adjacent property owners.

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4.4 Trash Disposal. Landlord shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas by Tenant or any of the Tenant Parties shall be stored in such a manner so that it is not visible from outside of such areas. Landlord shall cause such trash, garbage and waste to be regularly removed from the trash bins/garbage disposal facilities and the Property. Subject to the foregoing removal obligation of Landlord, Tenant shall keep the interior of the Leased Premises in a clean, safe and neat condition and shall keep the Common Areas free and clear of all of Tenant’s trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.5 Parking. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Common Areas or on any portion of the Project. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Property or the Project in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant two (2) days (or any applicable statutory notice period, if longer than two (2) days) to remove such vehicle(s), cause the same to be removed at Tenant’s expense. Tenant agrees to assume responsibility for compliance by the Tenant Parties with the parking provisions contained herein. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property and/or Project, provided that the Required Conditions are satisfied. Tenant shall have the right to install electric vehicle charging stations (“ECV Stations”) on the Property in a location acceptable to Landlord in its reasonable discretion, all at Tenant’s sole cost, including but not limited to the cost of running conduit; provided, however, that Tenant may (within sixty (60) days after the Effective Date of this Lease, if at all) request Landlord to provide conduit to up to such number of Tenant’s Exclusive Parking Spaces as Tenant shall request, from the Building electrical room, in which case Landlord shall provide such conduit at Landlord’s sole cost. Further, Tenant may (within sixty (60) days after the Effective Date of this Lease, if at all) request Landlord to provide conduit to up to such number of Tenant’s Additional Exclusive Parking Spaces as Tenant shall request, from the Building electrical room, in which case Landlord shall provide such conduit at Tenant’s sole cost (which may be paid out of the Tenant Improvement Allowance). Finally, if requested by Tenant, Landlord will agree to establish a valet parking system for the occupants of the Leased Premises, and all costs relating thereto would be payable by Tenant as Additional Rent; provided, however, that if the sixth floor of the Building is leased to a tenant other than Tenant, and such tenant desires to utilize the valet parking system, then Tenant’s Building Share of the cost of the valet parking system would be passed through to Tenant as a Property Maintenance Cost. Landlord agrees not to grant more parking to the tenants of the Project than is available on the Project.

4.6 Signs. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Common Areas, the Property, or the Project any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises, except as expressly allowed pursuant to this Paragraph 4.6. Subject to the other terms and conditions of this Paragraph 4.6, Tenant, at Tenant’s sole cost and expense, shall: (i) have the right to install its name on the lobby directory sign, (ii) be entitled to place its name on the Building top in two locations generally as depicted on Exhibit H, and (iii) be entitled to place its name on the Project entry vertical sign generally as depicted on Exhibit H, in all cases in accordance with Landlord’s Building signage program and to the extent approved by the City of Santa Clara. Notwithstanding the foregoing, in the event that Tenant exercises any extension option pursuant to Article 15 below for less than five (5) full floors in the Building, then the Building-top sign denoted on Exhibit H as “Sign Subject to Relinquishment” shall be removed by Tenant and the Building façade beneath such sign shall be returned to its original condition, all at Tenant’s sole cost and expense. The size, location, and configuration of all signage shall be subject to Landlord’s building standards and its prior written approval, which shall not be unreasonably withheld, and shall be governed by and subject to the rules, regulations and permit requirements of the City of Santa Clara. All of the foregoing rights set forth in this paragraph shall be personal to Aruba Networks, Inc., or a sublessee of more than 50% of the initial Leased Premises, or an assignee, and no other party shall have any such right. Except as provided above, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Common Areas, the Property, or the Project any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have approved in writing and in its sole discretion the location, size, content, design, method of attachment and material to be used in the making of such sign; provided, however, that so long as such signs are normal and customary business directional or identification signs within the Building, Tenant shall not be required to obtain Landlord’s approval. Any sign, once approved by Landlord, shall be installed at Tenant’s sole cost and expense and only in strict compliance with Landlord’s approval and any applicable Laws and Restrictions, using a person approved by Landlord to install same. Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Common Areas, the Property, or the Project and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall remove

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all of Tenant’s signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord’s reasonable satisfaction, upon the termination of this Lease. Notwithstanding the signage rights granted to Tenant pursuant to this Paragraph 4.6, Landlord reserves and retains the right to place Landlord’s name and/or ownership affiliation in or on the Leased Premises, the Building, the Common Areas, the Property, or the Project, or on any of the signs located thereon, as determined in Landlord’s sole discretion.

4.7 Compliance With Laws And Restrictions. Subject to Paragraph 6.3 below, Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Common Areas, the Property, or the Project including, without limitation, Title 24, building codes, the Americans with Disabilities Act and the rules and regulations promulgated thereunder, and all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to so abide, observe, or comply. Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease.

4.8 Compliance With Insurance Requirements. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Common Areas, the Property, or the Project which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.9 Landlord’s Right To Enter. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice (which shall be prior written notice except in the event of a circumstance which Landlord in good faith believes to be an emergency) and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or, during the last nine (9) months of the Lease Term or during any period that Tenant is in monetary or material non-monetary default beyond the applicable cure period, if any, expressly set forth in this Lease, tenants; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant’s obligations when Tenant has failed to do so after the expiration of any applicable notice and cure period expressly set forth in this Lease. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant’s reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Common Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Common Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least ten (10) days’ prior written notice of any work to be performed on the Leased Premises, as well as notice within one (1) day after the commencement of such work); and (iii) supplying any services to be provided by Landlord. Landlord shall also have the right, upon reasonable advance notice to Tenant, to access the Building’s vertical risers and the interstitial space above Tenant’s acoustical ceiling to connect new utility and communications lines from other floors to the base Building utility lines; all of such work shall be done after hours or on weekends. Any entry into the Leased Premises or the Common Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof. Landlord shall conduct all of Landlord’s activities on the Leased Premises during such period of entry in a manner designed to cause minimal interference to Tenant and Tenant’s use of the Leased Premises.

4.10 Use Of Common Areas. Tenant, in its use of the Common Areas, shall at all times keep the Common Areas clear of Tenant’s and the Tenant Parties’ materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Common Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Landlord reserves the right to grant easements and access rights to others for use of the Common Areas so long as the Required Conditions are satisfied, and shall not be liable to Tenant for any diminution in Tenant’s right to use the Common Areas as a result.

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4.11 Environmental Protection. Tenant’s obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.

(a) As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

(b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with, and shall cause the Tenant Parties to comply with, all Laws relating to the storage, use and disposal of Hazardous Materials at the Property; provided, however, that Tenant shall not be responsible for contamination of the Leased Premises and/or the Building, the Property, or the Project (including the Parking Structure) by Hazardous Materials existing as of the date the Leased Premises are delivered to Tenant (whether before or after the Lease Commencement Date) excepting only contamination caused by Tenant or the Tenant Parties. Tenant shall not store, use or dispose of any Hazardous Materials except for ordinary office and cleaning supplies used in compliance with all Laws and Restrictions (“Office & Cleaning Supplies”). In no event shall Tenant cause, or permit to be discharged by any of the Tenant Parties, into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building, any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with Tenant’s storage, use and/or disposal of Hazardous Materials at the Project. If the presence of Hazardous Materials on the Leased Premises caused by Tenant or any of the Tenant Parties results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Leased Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant’s use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials, to the extent such Hazardous Materials were introduced to the Property or the Project by Tenant or any of the Tenant Parties.

(c) Upon termination or expiration of the Lease Term, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant or any of the Tenant Parties, and all installations (whether interior or exterior) made by or on behalf of Tenant or any of the Tenant Parties relating to the storage, use, disposal or

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transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. If Tenant uses any Hazardous Materials other than Office & Cleaning Supplies, then Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and the Project and shall take all other actions as may be required to complete the closure of the Building, the Property, and the Project.

(d) At any time prior to expiration of the Lease Term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant’s business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant’s use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant’s option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant’s expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant or any of the Tenant Parties.

(e) Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such voluntary cooperation, nor for any required compliance. Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment, provided that Tenant is not required to incur any liability or more than de minimus expense in connection therewith.

4.12 Rules And Regulations. Landlord shall have the right from time to time to establish reasonable and non-discriminatory rules and regulations and/or amendments or additions thereto respecting the use of the Building and the Common Areas for the care and orderly management of the Property. No rules and regulations shall require Tenant to pay rent nor shall any such rules and regulations apply retroactively. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

4.13 Reservations. Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way and dedications do not unreasonably interfere with the use of the Leased Premises by Tenant and the Required Conditions are satisfied. Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.

4.14 Roof. Subject to Paragraph 2.1 above, notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its other tenants in the Project all rights of access, use and occupancy of the Building roof, and Tenant shall have no right of access, use or occupancy of the Building roof except (if at all) to the extent provided in this Paragraph 4.14. Landlord will designate a portion of the roof to hold a rooftop equipment pad (a “Roof Pad”) for installations by tenants of the Building (the “Available Rooftop Space”). Tenant shall be entitled to utilize Tenant’s Building Share of the Available Rooftop Space as follows:

(a) Subject to Tenant’s restoration and repair obligations under Paragraph 2.6, Tenant at its sole cost and expense shall have the right to install within Tenant’s Building Share of the Available Rooftop Space, mechanical and electrical equipment and satellite dishes, television antennas, and related cable connections (collectively, “Rooftop Equipment”) required in connection with Tenant’s own business and communications and data transmission network, in an area to be reasonably agreed upon by Landlord and Tenant in the Available Rooftop Space, provided such installation does not impact the structural integrity of the Building, is not inconsistent with the Project aesthetics, and does not void or negatively impact any applicable warranties.

(b) Tenant shall supply Landlord with detailed plans and specifications of the Rooftop Equipment prior to the installation thereof for Landlord’s review and approval. Furthermore, Tenant shall have secured Landlord’s approval and the approval of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the

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Rooftop Equipment, and shall provide copies of such approvals and permits to Landlord prior to commencing any work with respect to such Rooftop Equipment. Tenant shall pay for any and all costs and expenses in connection with, and shall repair all damage to the roof resulting from, the installation, maintenance, use and removal of the Rooftop Equipment.

4.15 Back-Up Generator. Subject to complying with Paragraphs 2.6 and 6.1, Tenant shall have the right to install a backup generator and certain other mechanical equipment in the Available Rooftop Space or in another location mutually agreed to by the parties, subject to Landlord’s approval in its sole but good faith discretion, of its design (including aesthetic screening) and construction, and of any connections between the Leased Premises and such generator and any penetrations to the Building walls, roof, or structure required in connection therewith. If such backup generator or other mechanical equipment is located on any parking areas on the Project, then such lost parking spaces shall be counted towards satisfying Tenant’s parking allocation under Article 1 hereof.

ARTICLE 5

REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 Repair And Maintenance. Except in the case of damage to or destruction of the Leased Premises, the Building, the Common Areas, the Property, or the Project caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Common Areas,, the Property, and the Project.

(a) Tenant’s Obligations. Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the interior, non-structural portions of the Leased Premises and every part thereof, including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all interior windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures within the Leased Premises, (iv) all interior sinks, toilets, and faucets and, to the extent serving just the Leased Premises, plumbing, pipes, and drains, (v) all interior lighting fixtures, bulbs and lamps, (vi) any back-up generator(s), HVAC equipment, or other equipment installed by or at the request of Tenant, (vii) all entranceways to the Leased Premises with respect to which Tenant and the Tenant Parties have exclusive access rights, and (viii) the Building elevator(s) during any period that Tenant is leasing the entire rentable square footage of the Building; provided, however, that Tenant shall not be required to maintain, repair, and replace those items which are Landlord’s obligation to maintain, repair, and replace pursuant to Paragraph 5.1(b) below. Tenant shall, at Tenant’s sole cost and expense, provide for its own janitorial service for the Leased Premises. Subject to Paragraph 9.3 below, Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Common Areas, the Property, or the Project caused by the activities of Tenant or any of the Tenant Parties promptly following written notice from Landlord to so repair such damages. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within the notice and cure periods specified in Paragraph 12.1(b) below, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All interior glass within or a part of the Leased Premises is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality.

(b) Landlord’s Obligation. Landlord shall, at all times during the Lease Term, maintain in good condition and repair the Common Areas, the foundation, slabs, roof structure and membrane, curtain walls and load-bearing and exterior walls of the Building, and (i) HVAC equipment (except as described in clause (vi) of Paragraph 5.1(a) above), and (ii) plumbing, pipes, and drains, to the extent the items described in clauses (i) and (ii), serve both the Leased Premises and other portions of the Property. Landlord may hire a licensed HVAC contractor to regularly and periodically inspect and perform required maintenance on the HVAC equipment and systems serving the Leased Premises and/or the Building. Landlord may also hire a licensed roofing contractor to regularly and periodically inspect and perform required maintenance on the roof of the Building. Landlord shall keep the Common Areas in a clean condition. Landlord shall regularly and periodically sweep and clean the driveways and parking areas. Unless necessitated by the acts or omissions of Tenant or any of the Tenant Parties (subject to the terms of Paragraph 9.3 below), Landlord shall make any necessary (x) structural repairs or structural replacements to the Leased Premises and (y) repairs or replacements to (i) any fire alarm and communication system in the Leased Premises installed by Landlord, (ii) the electrical, plumbing, and mechanical portions of the Warm Shell Components as defined in the Work Letter), (iii) the Building elevator(s) except during any period that Tenant is leasing the entire rentable square footage of the Building, and (iv) any sprinkler system installed by Landlord in the Leased Premises; if any of the foregoing are necessitated by the acts or negligent or wrongful omissions of Tenant or any of the Tenant Parties (subject to Paragraph 9.3 below), Tenant shall reimburse to Landlord, within thirty (30) days after receipt of the applicable invoices, the cost incurred by Landlord in connection therewith. The provisions of this subparagraph (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional

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Rent pursuant to Article 3, the costs incurred by Landlord in performing such maintenance and/or inspections, and/or in making such repairs or replacements; provided, however, that (1) Tenant shall not be responsible for any capital repairs or replacements costing over $10,000 individually, which are incurred by Landlord during the initial, unextended Lease Term, except to the extent such capital repairs or replacements are necessitated by Tenant’s breach of this Lease), and (2) with respect to capital repairs or replacements costing less than $10,000 individually during the initial, unextended Lease Term, Tenant shall pay the full amount thereof until in any twelve (12) month period Tenant has paid $50,000 on such capital repairs or replacements, and thereafter for the balance of such twelve (12) month period, Landlord shall pay for such capital repairs or replacements and the cost incurred by Landlord, including interest at a rate equal to the Standard Interest Rate, shall be amortized by Landlord over the useful life of such capital repairs or replacements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such capital repairs or replacements as so amortized shall be considered a Property Maintenance Cost. The entire foregoing proviso shall expire and be of no further force or effect after the initial unextended Lease Term has expired (i.e., it shall not be applicable during any extension periods).

5.2 Utilities.

(a) Subject to Paragraph 5.2(b) below: Tenant shall arrange at its sole cost and expense and in its own name, for the supply of water, gas and electricity to the Leased Premises and Landlord shall not have responsibility for the delivery same to Tenant; provided, however, that Landlord hereby warrants that the Building, as built by Landlord, shall have an electrical capacity of at least eight (8) watts per rentable square foot of space in the Leased Premises. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant’s needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant’s needs. Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord’s or Tenant’s name.

(b) In the event Tenant does not lease the sixth floor of the Building by the end of the Hold-Off Period (as defined in Article 17 below):

(i) Landlord will coordinate with Tenant for the supply of gas, water, and electricity to the Leased Premises during Building Standard Hours, but shall not have responsibility for the delivery same to Tenant.

(ii) Landlord shall, at its sole expense, install sub-meters and connect them to the Building energy management system to monitor Tenant’s electric use. Upon Tenant’s request either (x) via the energy management system serving the Leased Premises, or (y) during Building Standard Hours, by 10:00 a.m. on any day for after-hours usage on that same day, and by 10:00 a.m. on Friday for after-hours usage on weekends or holidays, and subject to the payment obligations described below, Landlord agrees to make HVAC available to Tenant outside of Building Standard Hours.

(c) Tenant shall pay: (i) for all of its consumption of electricity, gas and water within the Leased Premises, either directly pursuant to Paragraph 5.2(a) above or as reasonably determined by Landlord based on the data from the sub-meter for electricity, and on a pro rata basis for gas and water service; and (ii) subject to Paragraph 5.2(d) below, (A) Tenant’s Building Share of all Building utilities relating to HVAC, elevators, and Common Areas within the Building consumed during Building Standard Hours, and (B) Landlord’s reasonable estimate of the actual cost (including depreciation over the useful life of the item in question) for all of such utilities described in clause (ii)(A) consumed by Tenant outside of Building Standard Hours as reasonably determined by Landlord based on the number of tenants utilizing such utilities, the relative square footages of their respective leased premises, and the duration of their use. In no event shall the cost charged to Tenant for utilities used after Building Standard Hours include any profit or mark-up to Landlord. There shall be no minimum number of hours required in charging Tenant such cost for utilities used after Building Standard Hours. Costs of utilities payable to Landlord shall be paid by Tenant within twenty (20) days after invoice therefor from time to time, or, at Landlord’s option, with respect to utility costs other than after hours HVAC and submetered electricity, shall be included in Property Maintenance Costs or, with respect to the portion of electricity use that is submetered, shall be paid in estimated monthly installments subject to annual reconciliation in like fashion as for Property Maintenance Costs.

(d) The costs to be paid by Tenant to Landlord Paragraph 5.2(c) above (as opposed to directly pursuant to Paragraph 5.2(a) above) are based on Tenant’s HVAC use being what is currently typical of office users for heating and cooling of generic office space, and on such use specifically excluding continuous, near continuous, or heavy use (“Above-Standard Use”) of the HVAC. Any Above-Standard Use (e.g., uses such as network operations centers, server rooms, and data centers) will

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require dedicated HVAC and separately metered utilities. Notwithstanding any other provision of this Lease, Tenant, at its sole cost and expense, and in accordance with Article 6 below, will contract for directly and cause to be installed any such dedicated HVAC equipment (including separate meters), and shall be solely responsible for all ongoing maintenance, service, repairs, replacements, and utility charges related to such dedicated HVAC.

5.3 Security. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Common Areas, the Property, or the Project and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant’s property or any of the Tenant Parties from any cause whatsoever, including but not limited to criminal and/or terrorist acts. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same. In the event Landlord in its sole and absolute discretion agrees to provide any security services, whether it be guard service or access systems or otherwise, Landlord shall do so strictly as an accommodation to Tenant and Landlord shall have no liability whatsoever in connection therewith, whether it be for failure to maintain the secure access system, or for failure of the guard service to provide adequate security, or otherwise. Without limitation, Paragraph 8.1 below is intended by Tenant and Landlord to apply to this Paragraph 5.3.

5.4 Energy And Resource Consumption.

(a) Energy Consumption Reduction Efforts. Tenant shall comply with the Building Energy Management System and Utility Metering requirements set forth in the Work Letter. In addition, Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, and HVAC systems and all other energy or other resource consumption systems with the Property and the Project and/or (ii) in order to comply with the recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

(b) Tenant Utility Usage Data Reporting. If Tenant is billed directly by a utility company with respect to Tenant’s electricity and natural gas/propane usage data at the Leased Premises, then, promptly following Landlord’s written request, Tenant shall provide its monthly electricity and natural gas/propane usage data for the Leased Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity and natural gas/propane usage data with respect to the Leased Premises directly from the utility company.

5.5 Limitation Of Landlord’s Liability. Landlord shall not be liable to Tenant for injury to Tenant or any of the Tenant Parties, or damage to property of Tenant or any Tenant Parties, or loss of Tenant’s or any Tenant Parties’ business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent, except as provided for below, by reason of (i) Landlord’s failure to provide security services or systems within the Property or the Project for the protection of the Leased Premises, the Building or the Common Areas, or the protection of Tenant’s property or any of the Tenant Parties, or (ii) Landlord’s failure to perform any maintenance or repairs to the Leased Premises, the Building, the Common Areas, the Property, or the Project within the notice and cure periods set forth in Paragraph 12.3 below, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Common Areas, the Property, or the Project from whatever cause (other than Landlord’s active gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord). Notwithstanding the foregoing, in the event that Tenant is prevented from using, and does not use, the Leased Premises or any portion thereof as a result of a Trigger Event (as defined below), then Tenant shall give Landlord written notice thereof and if such Trigger Event continues for five (5) consecutive business days (such period herein called the “Eligibility Period”), then Tenant’s Base Monthly Rent and Tenant’s obligation to pay Project Operating Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such period of time that Tenant continues to be so prevented from using, and does not actually use, the Leased Premises or a portion thereof, in the proportion that the rentable area of the portion of the Leased Premises that Tenant is prevented from using bears to the total rentable area of the Leased Premises. As used herein, the term “Trigger Event” means any of the following events: (1) any failure by Landlord to provide Tenant with access to the Leased Premises or the Project that materially impacts or interrupts Tenant’s use of the Leased Premises, unless such failure is a result of any Laws or Restrictions, (2) Landlord’s failure to perform Landlord’s repair and maintenance obligations hereunder if such failure continues beyond any applicable notice and cure period and (3) a disruption of utilities to the Leased Premises, and such disruption is caused solely by the intentional acts, negligence or willful misconduct of Landlord or any of Landlord’s Parties.

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ARTICLE 6

ALTERATIONS AND IMPROVEMENTS

6.1 By Tenant. This Paragraph 6.1 does not relate to the Tenant Improvements installed in accordance with and pursuant to the Work Letter, but to alterations, modifications, and improvements made after the date the Tenant Improvements are substantially completed. Tenant shall not make any Non-Standard Office Improvements until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may be withheld in Landlord’s sole discretion as to Non-Standard Office Improvements which affect the Building façade, structure, or systems, and otherwise such approval may be withheld in Landlord’s reasonable discretion. Landlord’s written approval shall, if applicable, also contain Landlord’s election to require Tenant to remove the subject Non-Standard Office Improvements at the expiration or earlier termination of this Lease, in which event Tenant shall be obligated to do so. All modifications, alterations or improvements shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord which approval shall not be unreasonably withheld or delayed, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and Restrictions and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) any and all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modification, alterations or improvements whatsoever to the Common Areas (except the Exclusive Use Common Areas). As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. Notwithstanding the foregoing, Tenant, without Landlord’s prior written consent, shall be permitted to make alterations to the Leased Premises which are not Non-Standard Office Improvements provided that: (a) Tenant shall timely provide Landlord the notices required pursuant to Paragraph 4.9 above, (b) Tenant shall have secured the approval of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for such alterations, and shall provide copies of such approvals and permits to Landlord prior to commencing any work with respect to such alterations, and (c) Tenant shall notify Landlord in writing within thirty (30) days of completion of the alteration and deliver to Landlord a set of the plans and specifications therefor, either “as built” or marked to show construction changes made.

6.2 Ownership Of Improvements. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term (which includes any extension(s) thereof pursuant to Article 15 below, if applicable). At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements which constitute Non-Standard Office Improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord’s expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord; provided, however, that the Tenant Improvements (as defined in Paragraph 2 of the Work Letter) shall become Landlord’s property only upon the expiration or earlier termination of the Lease Term. All lighting, plumbing, electrical, HVAC fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3 Alterations Required By Law.

(a) Landlord at its sole cost shall make all modifications, alterations and improvements to the Building, the Property, or the Project, that are required by any governmental authority at any time due to the base Building constructed by Landlord not having been in compliance with the Laws then applicable governing its construction.

(b) Tenant at its sole cost shall make all modifications, alterations and improvements to the Leased Premises, the Building, the Common Areas, the Property, or the Project that are required by

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any Law because of (i) Tenant’s particular use or occupancy of the Leased Premises, the Building, the Common Areas, the Property, or the Project (as opposed to the Permitted Use generally), (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s making of any modifications, alterations or improvements to or within the Leased Premises.

(c) If Landlord shall, at any time during the Lease Term, be required by any governmental authority or Law to make any modifications, alterations or improvements to the Building, the Property, or the Project, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the Standard Interest Rate shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost. For purposes of this paragraph 6.3(c) only, the useful life of the applicable modifications, alterations or improvements shall be a minimum of fifteen (15) years, and in no event shall Tenant be required to pay more than $100,000 per year on account of any monthly amortization payments arising pursuant to this paragraph 6.3(c).

6.4 Liens. Tenant shall keep the Property and the Project and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten (10) days after the same has been recorded. Tenant’s failure to do so shall be conclusively deemed a material default under the terms of this Lease.

ARTICLE 7

ASSIGNMENT AND SUBLETTING BY TENANT

7.1 By Tenant. Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, or permit the occupancy of the Premises by other than Tenant, whether voluntarily or by operation of Law, without Landlord’s prior written consent which shall not be unreasonably withheld and shall be given within the time periods set forth in Paragraph 7.3 below. Any attempted subletting or assignment, or occupancy of the Leased Premises by other than Tenant, without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant’s interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

(a) the proposed assignee or sublessee is a governmental agency;

(b) in Landlord’s reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy other than for a Permitted Use, would entail any alterations which would lessen the value of the leasehold improvements in the Leased Premises, or would require increased services by Landlord;

(c) the credit-worthiness of the proposed assignee does not meet the credit standards applied by Landlord, which standards shall take into account the fact that Aruba Networks, Inc. continues to be liable for the obligations of the assignee under this Lease;

(d) the proposed assignee or sublessee (or any of its affiliates) has been in material default under a lease, has been in litigation with a previous landlord, or in the ten (10) years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

(e) Landlord (or any of its affiliates) has experienced a previous default by or is in litigation with the proposed assignee or sublessee (or any of their affiliates);

(f) in Landlord’s reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

(g) the use of the Leased Premises by the proposed assignee or sublessee will violate any Law or Restriction;

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(h) the proposed assignee or sublessee is a tenant at the Project and there is competing space available within the Project which is suitable for the needs of such assignee or sublessee;

(i) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

(j) Tenant is in monetary or material non-monetary default of any obligation of Tenant under this Lease; or

(k) in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of the Leased Premises into more than two subparcels or would require improvements to be made outside of the Leased Premises.

7.2 Merger, Reorganization, or Sale of Assets.

(a) Subject to Paragraphs 7.2(b) and 7.9 below: Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of or other equity interests in Tenant, or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. The phrase “controlling percentage” means the direct or indirect ownership of or right to vote (i) stock possessing more than fifty percent of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or (ii) equity interests possessing the ability to direct the management of Tenant. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. Upon Landlord’s request from time to time, Tenant shall promptly provide Landlord with a statement certified by the Tenant’s chief executive officer or chief operating officer, which shall provide the following information: (i) the names of all of Tenant’s shareholders and their ownership interests at the time thereof, provided Tenant’s shares are not publicly traded; (ii) the state in which Tenant is incorporated; (iii) the location of Tenant’s principal place of business; (iv) information regarding a material change in the corporate structure of Tenant, including, without limitation, a merger or consolidation; and (v) any other information regarding Tenant’s ownership that Landlord reasonably requests. In the event of an acquisition by one entity of the controlling percentage of the capital stock of Tenant where this Lease is not assigned to and assumed in full by such entity, it shall be a condition to Landlord’s consent to such change in control that such entity acquiring the controlling percentage assume, as a primary obligor, all rights and obligations of Tenant under this Lease (and such entity shall execute all documents reasonably required to effectuate such assumption).

(b) Notwithstanding subparagraph (a) above, over-the-counter stock market transactions shall not be deemed to be assignments under this Lease. In addition, provided that the conditions described below in this sentence have been satisfied prior to or upon such assignment or subleasing, Tenant may, without Landlord’s prior written consent, sublet the Leased Premises or assign this Lease to a “Permitted Transferee,” defined herein as (i) a subsidiary, affiliate, division, corporation or joint venture controlling, controlled by or under common control with Tenant, (ii) a successor entity resulting from a merger, consolidation, or nonbankruptcy reorganization by Tenant, or (iii) a purchaser of substantially all of Tenant’s assets, provided in all cases (i), (ii) and (iii) that (A) the successor entity, assignee, purchaser or subtenant has a net worth equal to or greater than those of Tenant prior to the Effective Date of this Lease and a liquid net worth sufficient for Tenant to continually perform its obligations under the Lease, and assumes in writing for the benefit of Landlord, this Lease and all of Tenant’s obligations under this Lease, and (B) the entity with the greatest net worth involved directly or indirectly in the ownership and/or control of the acquiring, merged, reorganized, or consolidated entity (hereafter, the “Assignee Affiliate”) shall have unconditionally assumed in writing or guaranteed for the benefit of Landlord, in a form acceptable to Landlord, this Lease and all of Tenant’s obligations under this Lease. If any assignment or subleasing occurs without such an assumption and/or without Landlord’s consent as provided in Paragraph 7.1 above, Tenant shall be deemed for all purposes to be in material default under this Lease and the Assignee Affiliate (and the successor entity, assignee, purchaser or subtenant) shall for all purposes be deemed to have unconditionally assumed in writing for the benefit of Landlord, this Lease and all of Tenant’s obligations under this Lease. In all events, Tenant shall remain fully liable under this Lease.

7.3 Landlord’s Election. Except as provided for in Paragraph 7.2 above and Paragraph 7.9 below, if Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least twenty (20) days in advance of taking any action with respect thereto. Once Tenant has identified a potential assignee or sublessee, Tenant shall notify Landlord, in writing, of its intent to so assign or sublet, at least twenty (20) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty (180) days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the

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proposed assignee’s or sublessee’s intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles; provided, however, that, if applicable with respect to a proposed sublessee, during any period that the proposed sublessee actually does not prepare its financial statements in accordance with generally accepted accounting principles, then financial statements prepared and reviewed by a reputable, third-party, independent certified public accountant shall suffice) of such proposed assignee or sublessee, the signed letter of intent or term sheet containing the material terms of such assignment or subletting, and such other information as Landlord may reasonably request. Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant’s compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused, or (iii) terminate this Lease in the case of an assignment, or (in the case of a sublease for a term expiring less than six (6) months from the Lease Expiration Date and which would bring the total square footage subject to subleases to more than 50% of the Leased Premises’ square footage), terminate this Lease as to the proposed sublease premises, such termination to be effective on the date specified in Tenant’s notice as the intended effective date of the assignment or subletting. During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. In the event of an election to terminate this Lease by Landlord under clause (iii) above, Landlord shall have the right to enter into a direct lease with the proposed assignee or sublessee without payment of any consideration to Tenant. If Landlord fails to respond by the end of such ten (10) business day period to Tenant’s request for consent to any proposed Transfer, Tenant may send a second (2nd) request to Landlord, which request must contain the following inscription, in 14 point font and bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO PARAGRAPH 7.3 OF LEASE—FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL OF ASSIGNMENT OR SUBLEASE.” If Tenant sends such a second request, and Landlord fails to respond within five (5) business days after its receipt of same, the proposed assignment or subletting shall be deemed approved. Notwithstanding anything herein to the contrary, if Landlord exercises Landlord’s right to terminate this Lease then Tenant may revoke Tenant’s request to transfer this Lease or a portion of the Leased Premises and thus end Landlord’s termination right by providing Landlord with written notice thereof within five (5) business days after receipt of Landlord’s termination notice.

7.4 Conditions To Landlord’s Consent. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:

(a) Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

(b) Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.

(c) Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

(d) Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment. Tenant shall be obligated to so reimburse Landlord whether or not such subletting or assignment is completed.

(e) Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

(f) Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting as follows:

(i) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant

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shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

(ii) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant’s assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid; or

(iii) If Tenant subleases the Leased Premises, that Tenant and Tenant’s sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s sublessee jointly agree to pay to Landlord fifty percent (50%) of all excess rentals to be paid by such sublessee.

7.5 Assignment Consideration And Excess Rentals Defined. For purposes of this Article, including any amendment to this Article by way of addendum or other writing: (i) the term “assignment consideration” shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit as consideration for such assignment, without deduction for any costs or expenses incurred by Tenant in connection with such assignment, except that Tenant may deduct third party, market rate leasing commissions and legal fees paid, and tenant improvement costs incurred, in connection with the assignment, in which case the amount thereof may be deducted with the balance to be paid to Landlord, and (ii) the term “excess rentals” shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit for the sublease of all or any part of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the portion subleased for the same period, without deduction for any costs or expenses incurred by Tenant in connection with such sublease, except that Tenant may deduct third party, market rate leasing commissions and legal fees paid, and tenant improvement costs incurred, in connection with the sublease, in which case the amount thereof may be deducted with the balance to be paid to Landlord. Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

7.6 Payments. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7 Good Faith. The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant, which Tenant hereby makes, that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased (or services provided) generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.8 Effect Of Landlord’s Consent. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder, and Aruba Networks, Inc. hereby agrees as follows in connection with any assignment of this Lease:

(a) The liability of Aruba Networks, Inc. under this Lease shall be primary, and in any right of action which shall accrue to Landlord under this Lease, Landlord may, at its option, proceed against Aruba Networks, Inc. without having commenced any action or obtained any judgment against an assignee. Aruba Networks, Inc. further agrees that it may be joined in any action against an assignee in connection with the said obligations of assignee and recovery may be had against Aruba Networks, Inc. in any such action. Aruba Networks, Inc. hereby expressly waives the benefits and defenses under California Civil Code Sections 2821, 2839, 2847, 2848, 2849 and 2855 to the fullest extent permitted by applicable law.

(b) If an assignee is in default of its obligations under this Lease, Landlord may proceed against either Aruba Networks, Inc. or the assignee, or both, or Landlord may enforce against Aruba Networks, Inc. or the assignee any rights that Landlord has under the Lease, in equity or under applicable law. If the Lease terminates due to an assignees default or bankruptcy or similar debtor

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protection law, Landlord may enforce this Lease against Aruba Networks, Inc., even if Landlord would be unable to enforce it against the assignee. Aruba Networks, Inc. specifically agrees and understands that Landlord may proceed forthwith and immediately against an assignee or against Aruba Networks, Inc. following any default by an assignee. Aruba Networks, Inc. hereby waives all benefits and defenses under California Civil Code Sections 2845, 2848, 2849 and 2850, including without limitation: (i) the right to require Landlord to proceed against an assignee, proceed against or exhaust any security that Landlord holds from an assignee or pursue any other remedy in Landlord’s power; (ii) any defense to its obligations hereunder based on the termination or limitation of an assignee’s liability; and (iii) all notices of the existence, creation, or incurring of new or additional obligations. Landlord shall have the right to enforce this Lease regardless of the release or discharge of an assignee by Landlord or by operation of any law relating to protection of debtors, bankruptcy, assignments for the benefit of creditors, or insolvency.

(c) The obligations of Aruba Networks, Inc. under this Lease shall remain in full force and effect and Aruba Networks, Inc. shall not be discharged or limited by any of the following events with respect to an assignee or Aruba Networks, Inc.: (i) insolvency, bankruptcy, reorganization arrangement, adjustment, composition, assignment for the benefits of creditors, liquidation, winding up or dissolution (each a “Financial Proceeding”); of (ii) any merger, acquisition, consolidation or change in entity structure, or any sale, lease, transfer, or other disposition of any entity’s assets, or any sale or other transfer of interests in the entity (each an “Event of Reorganization”); or (iii) any sale, exchange, assignment, hypothecation or other transfer, in whole or in part, of Landlord’s interest in the Leased Premises or the Lease. Without limiting the foregoing, Aruba Networks, Inc. hereby expressly waives the benefits and defenses under any statute or judicial decision (including but not limited to the case styled In Re Arden, 176 F. 3d 1226 (9th Cir. 1999)) that would otherwise (i.e., were it not for such waiver) permit Aruba Networks, Inc. to claim or obtain the benefit of any so called “capped claim” available to an assignee in any Financial Proceeding. If all or any portion of the obligations guaranteed hereunder are paid or performed and all or any part of such payment or performance is avoided or recovered, directly or indirectly, from Landlord as a preference, fraudulent transfer or otherwise, then Aruba Networks, Inc.’s obligations hereunder shall continue and remain in full force and effect as to any such avoided or recovered payment or performance.

(d) The provisions of this Lease may be changed by agreement between Landlord and an assignee without the consent of or notice to Aruba Networks, Inc. This Lease may be assigned by Landlord or an assignee, and the Leased Premises, or a portion thereof, may be sublet by an assignee, all in accordance with the provisions of this Lease, without the consent of or notice to Aruba Networks, Inc. Aruba Networks, Inc. shall remain primarily liable for the performance of the Lease so assigned. Without limiting the generality of the foregoing, Aruba Networks, Inc. waives the rights and benefits of California Civil Code Sections 2819 and 2820 with respect to any change to the Lease between Landlord and an assignee, and agrees that by doing so Aruba Networks, Inc.’s liability shall continue even if (i) Landlord and an assignee alter any Lease obligations, or (ii) Aruba Networks, Inc.’s remedies or rights against an assignee are impaired or suspended without Aruba Networks, Inc.’s consent by such alteration of Lease obligations.

Consent by Landlord to one or more assignments of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. No subtenant shall have any right to assign its sublease or to further sublet any portion of the sublet premises or to permit any portion of the sublet premises to be used or occupied by any other party. No sublease may be terminated or modified during any period that Tenant is in monetary or material non-monetary default under this Lease, without Landlord’s prior written consent. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

7.9 Permitted Occupants. Notwithstanding any contrary provision of this Article 7, Tenant shall have the right, without the receipt of Landlord’s consent and without payment to Landlord of any amounts under Paragraph 7.5 above, to permit the occupancy of up to thirty thousand (30,000) rentable square feet of space in the Leased Premises, in the aggregate, to any individual(s) or entity (collectively, “Permitted Occupants”) that has an ongoing business relationship with Tenant (other than the dual occupancy of the Leased Premises), which occupancy shall include the use of a corresponding interior support area and other portions of the Leased Premises and Common Areas (including the parking facilities and Fitness Center) which shall be common to Tenant and the Permitted Occupants, on and subject to the following conditions: (i) each Permitted Occupant shall be of a character and reputation consistent with the quality of the Building and the Project; (ii) no Permitted Occupant shall occupy a separately demised portion of the Leased Premises or which contains an entrance to such portion of the Leased Premises other than the primary entrance to the Leased Premises; (iii) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions

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on Transfers or allocation of excess Base Monthly Rent pursuant to this Article 7; (iv) Tenant shall not permit such use by any entity or organization in a manner such that the density of use of any portion of the Leased Premises would materially and adversely increase the strain on the Building Systems beyond the manufacturer’s recommended specifications therefor or would violate any Laws, including but not limited to fire codes; and (v) the Permitted Occupants shall obtain all permits and licenses required by Laws for occupying and use of the Leased Premises, if such permits and licenses are needed in addition to those held by Tenant; (vi) the Permitted Occupants shall be subject to and subordinate to all of the terms and provisions of this Lease; and (vii) no such occupancy shall relieve Tenant from any liability under this Lease. Each Permitted Occupant shall be deemed to be a Tenant Party. Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding the identity of any such Permitted Occupants. Any occupancy permitted under this Paragraph 7.9 shall not be deemed a transfer under this Article 7. Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease.

ARTICLE 8

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

8.1 Limitation On Landlord’s Liability And Release. Landlord shall not be liable to Tenant for, and Tenant hereby releases and waives all claims and rights of recovery against Landlord and its partners, principals, members, managers, officers, agents, employees, lenders, attorneys, contractors, invitees, consultants, predecessors, successors and assigns (including without limitation prior and subsequent owners of the Property or the Project or portions thereof) (collectively, the “Landlord Indemnitees”) from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant or any of the Tenant Parties, any damage to property of Tenant or any of the Tenant Parties, or any loss to business, loss of profits or other financial loss of Tenant or any of the Tenant Parties resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property, the Project, or the Common Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises, (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord’s gross negligence, willful misconduct, or Landlord’s failure to perform an obligation expressly undertaken by Landlord pursuant to this Lease after the time period(s) set forth in Paragraph 12.3 below shall have lapsed following receipt of written notice from Tenant to so perform such obligation.

8.2 Tenant’s Indemnification Of Landlord. Tenant shall defend with competent counsel reasonably satisfactory to Landlord any claims made or legal actions filed or threatened against the Landlord Indemnitees with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from the use or occupancy by Tenant or any of the Tenant Parties of the Leased Premises, the Building or the Common Areas, or resulting from the activities of Tenant or any of the Tenant Parties in or about the Leased Premises, the Building, the Common Areas, the Property, or the Project, and Tenant shall indemnify and hold the Landlord Indemnitees harmless from any loss liability, penalties, or expense whatsoever (including but not limited to reasonable attorneys’ fees and any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the negligence or willful misconduct of Landlord. This indemnity agreement shall survive the expiration or sooner termination of this Lease.

8.3 Landlord’s Indemnification Of Tenant. Landlord shall indemnify and hold Tenant harmless from any loss liability, penalties, or expense whatsoever (including but not limited to reasonable attorneys’ fees) resulting from the gross negligence or willful misconduct of Landlord at or with respect to the Property, except to the extent proximately caused by the negligence or willful misconduct of Tenant. This indemnity agreement shall survive the expiration or sooner termination of this Lease.

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ARTICLE 9

INSURANCE

9.1 Tenant’s Insurance. Tenant shall maintain insurance complying with all of the following:

(a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(i) Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises, the Building, the Common Areas, the Property, or the Project, or resulting from Tenant’s activities in or about the Leased Premises, the Property, or the Project, with coverage in an amount equal to Tenant’s Required Liability Coverage (as set forth in Article 1), which insurance shall contain “blanket contractual liability” and “broad form property damage” endorsements insuring Tenant’s performance of Tenant’s obligations to indemnify Landlord as contained in this Lease.

(ii) Fire and property damage insurance in “special form” coverage insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

(iii) Business income/extra expense insurance sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than twelve (12) months;

(iv) [Reserved];

(v) [Reserved];

(vi) [Reserved];

(vii) Workers’ compensation insurance (statutory coverage) with employer’s liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and

(viii) With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers’ compensation (to be carried by Tenant’s contractor), in an amount and with coverage reasonably satisfactory to Landlord.

(b) Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises, the Property, or the Project: (i) shall, except with respect to insurance required by subparagraphs (a)(ii) and (a)(viii) above, name Landlord, and such Landlord affiliates as are designated by Landlord, as additional insureds; (ii) [reserved]; (iii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iv) shall be carried with companies with Best’s ratings of at least A and XI; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vi) shall contain a so-called “severability” or “cross liability” endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises, the Property, or the Project or any property therein (i) shall provide that such policy shall not be subject to cancellation except after at least thirty (30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, managers, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, managers, officers, employees, agents and contractors.

(c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty (30) days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord’s Lender or insurance advisor reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord’s Lender or insurance advisor reasonably deems adequate; provided, however, that Tenant shall not be required to increase such amount beyond (i) with respect to increases determined by Landlord’s Lender, the amount(s) actually required by Landlord’s Lender, and (ii) with respect to increases determined by Landlord’s insurance advisor, the amount(s) then being required or carried by other prudent landlords in the Santa Clara or Sunnyvale area. In the event Tenant does not maintain said insurance, Landlord may, in its sole discretion and without waiving any other remedies

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hereunder, send to Tenant written notice of such failure, and if such failure is not remedied within ten (10) days after receipt of such notice, then Landlord may procure said insurance and Tenant shall pay to Landlord as additional rent the cost of said insurance plus a five percent (5%) administrative fee.

9.2 Landlord’s Insurance. With respect to insurance maintained by Landlord:

(a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord’s election but without any requirements on Landlord’s behalf to do so, (i) may be written in so-called “all risk” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates. Any earthquake insurance carried by Landlord for the Building or the Project may be a blanket insurance coverage policy covering the Project and other office buildings owned by Landlord or Landlord’s affiliates, and shall be a blanket policy during any period that Landlord is a Menlo Equities affiliate and such a blanket policy is more economical than an individual earthquake policy.

(b) Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Ten Million Dollars ($10,000,000).

Landlord may carry such greater coverage as Landlord or Landlord’s Lender or insurance advisor may from time to time determine is reasonably necessary for the adequate protection of Landlord, the Property, and the Project provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

(c) Landlord may maintain boiler and machinery insurance to limits sufficient to restore the Building.

(d) Landlord may maintain any other insurance which in the opinion of its insurance advisor is prudent to carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3 Mutual Waiver Of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises, the Property, or the Project which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss.

ARTICLE 10

DAMAGE TO LEASED PREMISES

10.1 Landlord’s Duty To Restore. If the Leased Premises, the Building or the Common Areas (including, without limitation, the Fitness Center) are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Common Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord’s obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore any alterations, modifications or improvements made by Tenant to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of the Tenant Improvements to like or similar conditions as existed at the time immediately prior to such damage or destruction.

10.2 Insurance Proceeds. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from

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insurance carried by Tenant which cover loss of Tenant’s Alterations shall be paid to and become the property of Tenant. With respect to insurance proceeds payable under Tenant’s insurance policies for damage or destruction to the Tenant Improvements, Landlord and Tenant shall share such proceeds in accordance with their relative contributions to the initial cost thereof. For example, if the Tenant Improvements were to cost a total of $130 per rentable square foot, and Landlord were to have contributed a total of $65 per rentable square foot on the Tenant Improvements, then Landlord and Tenant would share such proceeds equally. The determination of Landlord’s property and Tenant’s property shall be made pursuant to Paragraph 6.2.

10.3 Landlord’s Right To Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage or destruction:

(a) The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (or any insurance Landlord was required to carry pursuant to the terms of this Lease) to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) fifty percent of the then actual replacement cost thereof. Notwithstanding the foregoing, Tenant may override Landlord’s election to terminate the Lease pursuant to clause (i) above if Tenant shall agree in writing within ten (10) days after receipt of Landlord’s notice electing to terminate this Lease to pay any costs of restoration to the extent such costs exceed the amount of any insurance proceeds received by Landlord (the “Casualty Shortfall Amount”), in which event Landlord cannot terminate this Lease and must rebuild the areas affected by the Casualty; provided, however, that if Tenant exercises such election, Tenant shall enter into an agreement with Landlord pursuant to which Tenant will covenant to deposit into an escrow or, to the extent required by any lender with a lien on the Leased Premises, with such lender the Casualty Shortfall Amount on terms and conditions reasonably acceptable to Landlord. In addition, if Tenant elects to override Landlord’s election to terminate this Lease as provided above, Tenant shall execute and deliver to any such lender any documents reasonably required by such lender to evidence Tenant’s intention to keep this Lease in full force and effect.

(b) The Building is damaged by an uninsured peril, which peril Landlord was not required to, and did not, insure against pursuant to the provisions of Article 9 of this Lease.

(c) The Building is damaged by any peril and, because of the Laws or Restrictions then in force, the Building, if restored, cannot be used for the same use being made thereof before such damage.

Notwithstanding anything herein to the contrary, if the Leased Premises is not affected by the casualty in question, then Landlord may not terminate this Lease unless it terminates the leases of all of the other tenants of the Building.

10.4 Tenant’s Right To Terminate. If the Leased Premises, the Building or the Common Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be complete. Landlord agrees to provide such opinion to Tenant within thirty (30) days after the date of damage if reasonably practicable; otherwise, Landlord will provide a written status report to Tenant within such 30-day period and shall subsequently issue a final opinion to Tenant within ten (10) days of the date on which Landlord determines the availability of permits to rebuild and the date on which Landlord determines the availability of insurance proceeds to rebuild, whichever is later. Will Tenant shall have the option to terminate this Lease (if Tenant is not then in monetary or material non-monetary default) in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

(a) If the time estimated to substantially complete the restoration exceeds twelve months from and after the date the architect’s or construction consultant’s written opinion is delivered; or

(b) If the damage occurred within eighteen months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred eighty (180) days from and after the date such restoration is commenced.

(c) In addition, if the damage was not caused by the actions or omissions of Tenant or any of Tenant’s Parties, Tenant may terminate this Lease if the Leased Premises or any portions of the Common Area providing access to or parking for the Leased Premises are damaged by a casualty to the extent that Tenant does not have reasonable access to or parking for the Leased Premises and Landlord

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has not within a reasonable time (not to exceed ninety (90) days from the date of the casualty) provided a reasonable parking alternative for Tenant at the Project or in offsite areas within reasonable proximity to the Building and Tenant is not actually using the Leased Premises as a result thereof.

10.5 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned “Tenant’s Right To Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1933, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6 Abatement Of Rent. In the event of damage to the Leased Premises which does not result in the termination of this Lease, then the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of Landlord’s and/or Tenant’s (as applicable) restoration, in proportion in the degree to which Tenant’s use of the Leased Premises during the restoration period is impaired by such damage. In addition, if such casualty shall have damaged the Building or any portion of the Common Area providing access to or parking for the Leased Premises are damaged by casualty to the extent that Tenant does not have reasonable access to or parking for the Leased Premises and Landlord has not within a reasonable time (not to exceed ninety (90) days from the date of casualty) provided a reasonable parking alternative for Tenant at the Project or within reasonable proximity to the Building, then Landlord shall allow Tenant a proportionate abatement of Base Monthly Rent and Property Operating Expenses during the time and to the extent the Leased Premises are unfit for occupancy for the purposes permitted under this Lease, or any portions of the Common Area providing access to or parking for the Leased Premises are damaged by Casualty to the extent that Tenant does not have reasonable access to or parking for the Leased Premises, and in any of those events the Leased Premises are not occupied by Tenant as a result thereof. If a casualty: (i) shall have damaged the parking facilities so that Tenant does not have reasonable access to or parking for the Leased Premises, then, subject to Laws, Restrictions and the rights of other tenants, Landlord shall use good faith efforts to explore reasonable parking alternatives for Tenant at the Project or in offsite areas within reasonable proximity to the Building, and, in such event, Landlord shall be responsible for the costs of providing a shuttle to and from such offsite Parking and the Building, provided that nothing herein shall be deemed to create any obligation of Landlord to incur significant expense or liability in doing so, (ii) shall have damaged the Fitness Center, then, subject to Laws, Restrictions and the rights of other tenants, Tenant shall have no obligation to pay any Property Operating Expenses associated with such facilities, and Landlord shall reasonably cooperate with Tenant to explore options for Tenant’s employees exercise elsewhere in the Project, until such facilities are rebuilt, and/or (iii) shall have damaged a portion of the Common Areas necessary for Tenant’s access to the Building, then, subject to Laws, Restrictions and the rights of other tenants, Landlord shall use good faith efforts to explore reasonable alternative means of access to the Building at the Project with Tenant, provided that nothing herein shall be deemed to create any obligation of Landlord to incur significant expense or liability in doing so.

ARTICLE 11

CONDEMNATION

11.1 Tenant’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2 Landlord’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business, or (iii) because of the Laws or Restrictions then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3 Restoration. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by Laws or Restrictions then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

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11.4 Temporary Taking. If a material portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any material portion of the Leased Premises is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5 Division Of Condemnation Award. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6 Abatement Of Rent. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7 Taking Defined. The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property or the Project to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property or the Project to such an agency under threat of condemnation or the exercise of such power.

ARTICLE 12

DEFAULT AND REMEDIES

12.1 Events Of Tenant’s Default. Tenant shall be in default of its obligations under this Lease if any of the following events occur:

(a) Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; provided that Tenant shall be entitled to receive written notice of late payment one time during each year of the Lease Term, and with respect to that one late payment, Tenant shall not be in default under this Paragraph 12.1(a) unless Tenant has failed to make the required payment within three (3) days after such notice from Landlord. After the notice has been given, Landlord shall not be required to provide any further notices to Tenant; or

(b) Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or Common Areas which is prohibited by the terms of this Lease or Tenant shall have failed to perform any term, covenant, or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) and such default is not cured within the shorter of (i) any specific time period expressly provided under this Lease for the performance of such term, covenant or condition, or (ii) thirty (30) days after written notice from Landlord to Tenant specifying the nature of such default and requesting Tenant to cure the same, or within such longer period as is reasonably required in the event such default is curable but not within such thirty (30) day period, provided such cure is promptly commenced within such thirty (30) day period and is thereafter diligently prosecuted to completion; or

(c) (i) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, or (ii) any guarantor shall have assigned or delegated its rights or obligations under the applicable guaranty without first obtaining Landlord’s written consent if and as required by the terms of the applicable guaranty, in either case (i) or (ii), whether voluntarily or by operation of law; or

(d) Tenant shall have abandoned the Leased Premises (as opposed to having vacated the same in accordance with Paragraph 4.1 above); or

(e) Tenant or any guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such guarantor) or any property or

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asset essential to the conduct of Tenant’s (or such guarantor’s) business, and Tenant (or such guarantor) shall have failed to obtain a return or release of the same within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

(f) Tenant or any guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

(g) Tenant or any guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within ninety (90) days after its original entry; or

(h) Tenant or any guarantor of this Lease shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.

(i) If during any period that Landlord (or its affiliate) and Tenant (or its affiliate) are the landlord and tenant, respectively, under the Building C Lease, Tenant (or its affiliate) shall be in default of its obligations under the Building C Lease. Landlord shall have the right, acting alone, to elect from time to time to delete and/or reinstate, as applicable, this subparagraph (i) and Paragraph 12.3(b) below by notice to Tenant delivered in accordance with Paragraph 13.10 below. If at any time Landlord makes such election, then Tenant agrees, at Landlord’s request, to execute an amendment to this Lease the effect of which is to delete or reinstate, as applicable, this subparagraph (i) and Paragraph 12.3(b) below, and in the event of a deletion, to retain the reinstatement right.

12.2 Landlord’s Remedies. In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

(a) Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at a rate equal to the Default Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

(b) Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim for damages therefor. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

(i) Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

(ii) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(iii) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

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(c) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), as in effect on the Effective Date of this Lease.

(d) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the Default Interest Rate shall be used. Such damages shall include, without limitation:

(i) The worth at the time of the award of the unpaid rent which had been earned at the time of termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; plus

(iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker’s fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions (although the foregoing shall not in any way modify Paragraph 5.3 above), (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default.

(e) Pursuant to California Code of Civil Procedure Section 1161.1, Landlord may accept a partial payment of Rent after serving a notice pursuant to California Code of Civil Procedure Section 1161, and may without further notice to the Tenant, commence and pursue an action to recover the difference between the amount demanded in that notice and the payment actually received. This acceptance of such a partial payment of Rent does not constitute a waiver of any rights, including any right the Landlord may have to recover possession of the Leased Premises. Further, Tenant agrees that any notice given by Landlord pursuant to Paragraph 12.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

12.3 Landlord’s Default And Tenant’s Remedies.

(a) In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord’s default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

(b) Subparagraph (a) above shall also be applicable if Landlord (or its affiliate) and Tenant (or its affiliate) are the landlord and tenant, respectively, under the Building C Lease and Landlord (or its affiliate) is in default of its obligations under the Building C Lease. This subparagraph (b) shall

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automatically terminate and be void and of no force or effect at any time that either (i) Landlord (or its affiliate) is not the landlord under the Building C Lease, or (ii) Paragraph 12.1(i) above has been deleted pursuant to and in accordance with such Paragraph 12.1(i); provided, however, that if at any time Paragraph 12.1(i) is reinstated pursuant to and in accordance with such Paragraph 12.1(i), then this subparagraph (b) shall be reinstated as well.

12.4 Limitation Of Tenant’s Recourse. Tenant’s sole recourse against Landlord shall be to Landlord’s interest in the Project and the revenues, insurance proceeds and condemnation awards therefrom; provided, however, that in no event shall Tenant have recourse to any sums distributed to Landlord’s members or manager(s) in the ordinary course of business (including but not limited to sale or refinancing proceeds distributed upon a sale or refinancing, as applicable). If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Building and the Common Areas for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders or principals. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

(a) No partner, manager, or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership or limited liability company and then only for that sole purpose);

(b) No service of process shall be made against any partner, manager, or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

(c) No writ of execution will ever be levied against the assets of any partner, manager, or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or manager or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5 Limitation Of Tenant’s Recourse. Notwithstanding any provision of this Lease to the contrary, Tenant shall not be liable to Landlord for consequential or special damages, except that this sentence (i) shall not limit the indemnification obligations of Tenant hereunder with respect to third party claims, (ii) shall not apply to claims for the breach by Tenant of Tenant’s obligations under Paragraph 4.11, (iii) shall not limit Landlord’s right to recover from Tenant, (a) damages for Tenant’s breach of this Lease as described in Paragraph 12.2 above, to the extent recoverable from Tenant under applicable Laws, or (b) consequential damages if Tenant holds over after the Lease Expiration Date or prior termination of this Lease, provided that Landlord delivers to Tenant a Vacation Notice as and when required by Paragraph 13.2.

12.6 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

ARTICLE 13

GENERAL PROVISIONS

13.1 Taxes On Tenant’s Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises or the Common Areas, improvements made by Landlord for Tenant’s use within the Leased Premises or the Common Areas, Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, “Tenant’s Interest”). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Building, the Property, or the Project, or if

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the assessed value of the Building, the Property, or the Project is increased by the inclusion therein of a value placed upon Tenant’s Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten (10) days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant’s behalf and to invoice Tenant for the same, in either case whether before or after the expiration or earlier termination of the Lease Term. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2 Holding Over. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred twenty-five percent (125%) of the Monthly Base Rent for the last month immediately preceding such holding over for the first two (2) months or any such holding over, and thereafter one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over. Without limiting the foregoing, in the event of a holding over to which Landlord has consented, any rights of Landlord or obligations of Tenant set forth in this Lease and purporting to apply during the term of this Lease, shall nonetheless also be deemed to apply during any such hold over period. Tenant acknowledges that if Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Leased Premises.

Therefore, in the event Tenant does not vacate the Leased Premises in accordance with the terms of this Paragraph 13.2 on or before the expiration of the Lease Term (or the expiration of a holdover term, if applicable) after receiving at least thirty (30) days’ advance written notice from Landlord demanding that Tenant vacate the Leased Premises and otherwise satisfying the requirements set forth below (a “Vacation Notice”), which notice may be given to Tenant at any time during the last sixty (60) days of the Lease Term or during any holdover period, Tenant shall be liable for all damages (including attorneys’ fees and expenses) of whatever type (including consequential damages) incurred by Landlord as a result of such holding over, and Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure to vacate, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender. The Vacation Notice shall specifically refer to this Lease and the address of the Building, and shall include (on the first page of the Vacation Notice) the following language in bold, capitalized font: “NOTICE: UNDER PARAGRAPH 13.2 OF THE LEASE, TENANT’S FAILURE TO VACATE THE LEASED PREMISES BY THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE TERM (OR HOLDOVER TERM IF APPLICABLE) MAY RESULT IN SIGNIFICANT DAMAGES TO LANDLORD, INCLUDING CONSEQUENTIAL DAMAGES.”

13.3 Subordination To Mortgages. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building, the Property, or the Project and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding the foregoing, if requested by Landlord, Tenant agrees, within ten (10) days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments reasonably requested by Landlord or by the existing lessor or lender to assure the subordination of this Lease to such ground lease, mortgage or deed of trust, including but not limited to a subordination agreement in the form attached to this Lease as Exhibit I or such other customary form as any such lessor or lender may require (an “SNDA”). If the form of SNDA is different than the form attached to this Lease as Exhibit I, then Tenant shall have the right to make reasonable comments to such form provided that Tenant shall not be entitled to object to any provision of such SNDA which is substantially the same as a provision set forth in Exhibit I. If the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto, subject to Tenant’s right to make reasonable comments to such documents or instruments (provided that Tenant shall not be entitled to object to any provision of such documents or instruments which is substantially the same as a provision set forth in Exhibit I). Tenant hereby consents to Landlord’s ground leasing the land underlying the Building, the Property, or the Project and/or encumbering the Building, the Property, or the Project as security for future loans on such

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terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten (10) days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in default under this Lease beyond any applicable notice and cure periods expressly set forth in this Lease, and subject to Tenant’s right to make reasonable comments to such documents or instruments (provided that Tenant shall not be entitled to object to any provision of such documents or instruments which is substantially the same as a provision set forth in Exhibit I). Tenant’s failure to execute and deliver such documents or instruments within ten (10) days after Landlord’s request therefor shall be a material default by Tenant under this Lease, provided that Landlord provides Tenant with a written notice of such default and Tenant continues to fail to deliver such documentation within four (4) days of receipt of such default notice, in which case no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such documents or instruments in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender’s security interest which are customarily required by institutional lenders making loans secured by a deed of trust.

Tenant hereby agrees, promptly upon request by Landlord, to execute, have acknowledged, and deliver to Landlord an SNDA substantially in the form of Exhibit I attached hereto, and Landlord agrees to cause Landlord’s existing mortgage lender to execute, have acknowledged, and, as a condition to the effectiveness of this Lease, either (a) have the same recorded in the Official Records of Santa Clara County, or (b) deliver a complete original of the same to Tenant, in either case within 30 days after the Effective Date of this Lease, failing which Tenant shall have the right to terminate this Lease by written notice to Landlord delivered within ten (10) days after the end of such 30 day period, if at all.

13.4 Tenant’s Attornment Upon Foreclosure. Tenant shall, upon request, attorn (i) to any purchaser of the Building, the Property, or the Project at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building, the Property, or the Project, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building, the Property, or the Project, or (iii) to the lessor under an underlying ground lease of the land underlying the Building, the Property, or the Project, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease.

13.5 Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default.

13.6 Estoppel Certificate. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate substantially in form attached as Exhibit J, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building, the Property, or the Project. Tenant’s failure to execute and deliver such estoppel certificate within ten (10) days after Landlord’s request therefor shall be a material default by Tenant under this Lease, provided that Landlord provides Tenant with a written notice of such default and Tenant continues to fail to deliver such documentation within four (4) days of receipt of such default notice, in which case no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them. Tenant’s certifications are, however, made solely to estop Tenant from asserting against the party(ies) named therein (other than Landlord), facts or claims contrary

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to those stated therein, and such estoppel certificate shall be binding on Tenant vis-à-vis the party(ies) named therein (other than Landlord) but shall not modify in any way, Tenant’s relationship, obligations or rights vis-à-vis Landlord.

13.7 Tenant’s Financial Information. Tenant shall, within ten (10) days after Landlord’s request therefor, deliver to Landlord a copy of Tenant’s (and any guarantor’s) current audited financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles), a list of all of Tenant’s creditors with current contact information, and any such other information reasonably requested by Landlord regarding Tenant’s financial condition; provided, however, that as long as the common stock of Tenant (or its assigns permitted pursuant to this Lease or otherwise approved by Landlord in writing) is publicly-traded on a United States national stock exchange, and such information is available as part of Tenant’s or such Permitted Transferee’s 10-K or 10-Q report filings on the SEC’s Edgar website, and such materials are current per SEC filing requirements, then such requirement shall be fulfilled by such filings. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein. Any such financial statement or other information which is marked “confidential” or “company secrets” (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8 Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity; provided, however, that if Landlord sells the Building at any time before the Warm Shell Components are Substantially Complete, Menlo Equities Development Company IX LLC (“MEDCO IX”) will enter into a development agreement with the buyer pursuant to which MEDCO IX shall be the developer until the Warm Shell Components are Substantially Complete. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for (i) the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer if its transferee agrees to assume and perform such obligations of the Landlord hereunder, and (ii) repayment of any unapplied portion of any security deposit (upon transferring or crediting the same to the transferee). Tenant shall attorn to any such transferee. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Building, the Property, or the Project.

13.9 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, delay in obtaining approvals, building permits and certificates of occupancy within normal time frames, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

13.10 Notices. Any notice required or permitted to be given under this Lease other than statutory notices, shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, or (iii) sent by Federal Express or similar nationally recognized overnight courier service, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Landlord:	Santa Clara Campus Property Owner I LLC 490 California Avenue 4th Floor Palo Alto, California 94306 Attention: Henry Bullock/Richard Holmstrom

with a copy to:	Mintz Levin Cohn Ferris Glovsky and Popeo PC 44 Montgomery Street 36th Floor San Francisco, California 94104 Attention: Paul Churchill

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If to Tenant:	Prior to the Lease Commencement Date: Aruba Networks, Inc. 1344 Crossman Avenue Sunnyvale, California 94089 Attn: Mr. Michael Phelps, Sr. Director of Global Real Estate

With a copy to:	Sheppard Mullin Richter & Hampton Four Embarcadero Center 17th Floor San Francisco, California 94111 Attention: Doug Van Gessel

If to Tenant:	After the Lease Commencement Date: Aruba Networks, Inc. 3335 Scott Boulevard Santa Clara California 95054 Attention: Mr. Michael Phelps, Sr. Director of Global Real Estate

with a copy to:	Sheppard Mullin Richter & Hampton Four Embarcadero Center 17th Floor San Francisco, California 94111 Attention: Doug Van Gessel

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery. Any notice required by statute and not waived in this Lease shall be given and deemed received in accordance with the applicable statute or as otherwise provided by law.

13.11 Attorneys’ Fees and Costs. In the event any party shall bring any action, arbitration, or other proceeding alleging a breach of any provision of this Lease, or a right to recover rent, to terminate this Lease, or to enforce, protect, interpret, determine, or establish any provision of this Lease or the rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and reasonable disbursements, made or incurred by the prevailing party.

13.12 Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

(a) Real Property Taxes. The term “Real Property Tax” or “Real Property Taxes” shall each mean Tenant’s Building Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are imposed, assessed, levied, or otherwise charged): (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord’s interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord’s business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of persons employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys’ fees) reasonably incurred by Landlord in contesting in good faith any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. In the event the Project is developed in a manner which results in separate legal parcels comprising some or all of the Common Areas, then with respect to those Common Area parcels, Real Property Taxes shall be calculated using Tenant’s Project Share (as opposed to Tenant’s Building Share). If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there

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shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord’s business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this Lease. Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources, transfer taxes, any items which are in the nature of Taxes but are included in Property Maintenance Costs (in which case they shall be payable under that category) or expressly are excluded from Property Maintenance Costs (in which case they shall not be payable by Tenant), including, without limitation, certain of the items excluded pursuant to Paragraph 13.12(xviii) below) and any real estate taxes directly payable by Tenant or any other tenant of the Project (i.e., not paid by Landlord) under the applicable provisions of their respective leases. If Landlord receives a refund of Real Property Taxes or a credit against its future Real Property Taxes for any calendar year during the Lease Term for which Tenant paid Tenant’s Share of Real Property Taxes, Landlord shall, at its election, either pay to Tenant, or credit against subsequent payments of Rent due hereunder, an amount equal to Tenant’s Building Share or Tenant’s Project Share (as applicable) of the refund, net of any reasonable, actual out-of-pocket expenses incurred by Landlord in achieving such refund; provided, however, if this Lease shall have expired or is otherwise terminated, Landlord shall refund in cash any such refund or credit due to Tenant within thirty (30) days after Landlord’s receipt of such refund or its receipt of such credit against future Real Property Taxes. Landlord’s obligation to so refund to Tenant any such refund or credit of Real Property Taxes shall survive such expiration or termination. If the Fitness Center is used only by certain tenants of the Project or Property, then Landlord shall have the right to allocate Real Property Taxes attributable to such Fitness Center solely to those tenants who have access to the Fitness Center.

(b) Landlord’s Insurance Costs. The term “Landlord’s Insurance Costs” shall mean (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred):

(i) Tenant’s Building Share of the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss, but only to the extent such deductible is not in excess of Fifty Thousand Dollars ($50,000) per occurrence for non-earthquake insurance policies and not in excess of five percent (5%) per occurrence of the full replacement cost of the Building in the case of policies of earthquake insurance; provided that if Tenant’s Project Share or Tenant’s Building Share, as relevant, of any earthquake deductible will exceed an amount equal to Two and 00/100 Dollars ($2.00) per square foot of the rentable area in the Leased Premises in a particular calendar year (the “Annual Casualty Deductible Cap”) then only an amount up to such Annual Casualty Deductible Cap shall be paid by Tenant in any calendar year, but Tenant’s Project Share or Tenant’s Building Share, as relevant, of excess amounts of such deductible may be carried forward, subject to the same Annual Casualty Deductible Cap limitation, for payment in each subsequent year, up to the expiration or earlier termination of the Lease Term (as the same may be extended). If Tenant terminates this Lease under Article 10 as a result of a casualty, Tenant’s obligation to pay any deductible with respect to that casualty shall not exceed Fifty Thousand Dollars ($50,000) (if the casualty is not the result of an earthquake) or the Annual Casualty Deductible Cap (if the casualty is the result of an earthquake). If Landlord terminates this Lease under Article 10 as a result of a casualty, Tenant shall have no obligation to pay Landlord’s insurance deductible; plus

(ii) without duplication of amounts payable pursuant to subparagraph (i) above, to the extent any of the insurance policies carried by Landlord are specific to the Project as a whole (as opposed to the Building or the Property), then, Tenant’s Project Share of the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Project (as opposed to just the Building or the Property) and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9 which is applicable to the Project (as opposed to just the Building or the Property), together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss to the extent permitted pursuant to Paragraph 13.12(b)(i) above.

(c) Property Maintenance Costs. The term “Property Maintenance Costs” shall mean (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred):

(i) monthly professional management fees equal to 2.5% of Base Monthly Rent (the “Management Fee”), plus Tenant’s Building Share of all other costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Building and the Property and all parts thereof,

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including without limitation, (A) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, and (B) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Building or the Property, such as repairing and resurfacing the exterior surfaces of the Building (including roofs), repairing and replacing structural parts of the Building, and repairing and replacing, when necessary, electrical, plumbing, and HVAC systems serving the Building; provided, however, that Tenant shall not be responsible for any capital repairs or replacements costing over $10,000 individually, which are incurred by Landlord during the initial, unextended Lease Term except to the extent such capital repairs or replacements are necessitated by Tenant’s breach of this Lease, and subject to the last two (2) sentences of Paragraph 5.1(b) above; plus

(ii) without limitation or duplication of the foregoing, Tenant’s Project Share of all costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Project (as opposed to just the Building or the Property) and all parts thereof (excluding the Building and the Other Buildings); plus

(iii) costs of maintaining, repairing, and operating the Fitness Center and, notwithstanding any contrary allocation pursuant to Tenant’s Project Share, shall be allocated among the Building, Buildings A, B, and C, and any additional buildings in the Project that have the use of the Fitness Center, and any buildings that do not have the use of such Fitness Center shall be excluded from such allocation; plus

(iv) without limitation or duplication of the foregoing, Tenant’s Project Share of all costs and expenses paid or incurred by Landlord for employee shuttles and other transportation management efforts at the Project.

(d) Property Operating Expenses. The term “Property Operating Expenses” shall mean and include all Real Property Taxes, plus all Landlord’s Insurance Costs, plus all Property Maintenance Costs. If the occupancy of the Building or Project, during any calendar year is less than ninety-five percent (95%), Landlord shall make adjustments to the variable components of Property Operating Expenses for that calendar year, as reasonably determined by Landlord to determine the amount of Property Operating Expenses that would have been incurred had the Building and Project been ninety-five percent (95%) occupied. Such adjusted variable components of Property Operating Expenses will be considered to have been the amount of Property Operating Expenses for that calendar year for reimbursement purposes hereunder. For purposes hereunder, the term “variable components” includes only those components of Property Operating Expenses that are affected by variations in occupancy levels as determined by Landlord.

Notwithstanding the provisions of Paragraph 13.12(c), the following are specifically excluded from the definition of Property Operating Expenses and Tenant shall have no obligation to pay directly or reimburse Landlord for all or any portion of the following except to the extent any of the following are caused by the actions or inactions of Tenant, or result from the failure of Tenant to comply with the terms of this Lease:

(i) Landlord’s non-cash charges, such as depreciation (except for the amortization of capital or other items to the extent provided for in this Lease),

(ii) any payments of points, interest or principal relating to any debt secured by the Leased Premises,

(iii) costs associated with the operation of the business of the ownership or entity which constitutes “Landlord” (as distinguished from the costs of Leased Premises operations), including, but not limited to, partnership accounting and legal matters, accounting, payroll, legal and computer services, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Leased Premises, costs of any disputes between Landlord and its employees (if any) whether or not engaged in Leased Premises operation, or outside fees paid in connection with disputes with other tenants,

(iv) legal fees, space planners’ fees, real estate brokers’ leasing commissions, and advertising expenses incurred in connection with leasing of the Leased Premises,

(v) costs for which Landlord is reimbursed by its insurance carrier or any tenant’s insurance carrier,

(vi) any bad debt loss, rent loss or reserves for bad debts or rent loss,

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(vii) any interest or late fee resulting from any failure of Landlord to pay any item of Property Operating Expenses when it would have been due without such interest or late fee; provided, however, that nothing herein shall be deemed from precluding Landlord from passing through to Tenant as a Property Operating Expense any cost associated with paying Property Operating Expenses on any permitted installment or other periodic basis, even if such payment basis results in an increase in the Property Operating Expense in question,

(viii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for such services in the Leased Premises to the extent the same exceeds the costs of such services rendered by unaffiliated third parties on a competitive basis (but the foregoing shall not limit Tenant’s obligation to pay the Management Fee described in Paragraph 13.12(b) above),

(ix) costs of repairs or rebuilding necessitated by condemnation except as otherwise provided in this Lease, or the portion(s) of any insurance deductibles that are excluded in Section 13.12(b)(i) above

(x) space planning fees and commissions,

(xi) expenses for repairs, replacements or improvements to the extent such expenses are reimbursed by warranties from contractors, manufacturers or suppliers, or are otherwise borne by parties other than Landlord,

(xii) repairs, alterations, additions, improvements or replacements made pursuant to Paragraph 2.8,

(xiii) costs incurred due to Landlord’s violation of any terms and conditions of this Lease, any other lease or occupancy agreement at the Project, any contract or agreement relating to the Project or any part thereof (including Restrictions), or of any law, ordinance or governmental rule or regulation affecting the Building,

(xiv) costs of repairs or other work occasioned by casualty (to the extent the cost of the repairs is reimbursed by insurance),

(xv) costs incurred to remove, remedy, contain or treat any Hazardous Materials, except to the extent that such costs arise in the ordinary course of maintenance of an office building campus in the general locale of the Project or result from the acts or omissions of Tenant or any of Tenant’s Parties; provided, however, that nothing herein shall be deemed to modify or lessen the obligations of Tenant pursuant to Section 4.11 of this Lease,

(xvi) reserves of any kind,

(xvii) costs of rentals for items which if purchased, rather than rented, would constitute a capital improvement or equipment other than Permitted Capital Expenditures;

(xviii) the following costs, expenses and fees to the extent incurred in connection with the initial construction, entitlement and development of the Project: (A) all fees and costs attributable to compliance with Landlord’s conditions of approval for the Project (e.g., mitigation fees, impact fees, subsidies, tap-in fees, development fees, connection fees or similar one-time charges or costs (however characterized), (B) lump sum assessments or payments under any public or private infrastructure payment districts, (C) costs of traffic studies, transportation management reports, and establishment of transportation management plans, and (D) environmental impact reports, except that Property Maintenance Costs shall include (or such costs may be charged directly to Tenant, if applicable) any on-going operational costs incurred by Landlord that are set forth in Landlord’s entitlements, permits or other approvals for the development of the Project, including but not limited to transportation management plans and/or the conditions of approval and development agreement therefor, or any such ongoing operational costs of any future programs or requirements which are either referenced in such entitlements, permits or approvals or which are a logical evolution thereof and are subsequently required by the governmental agencies implementing such entitlements, permits or approvals,

(xix) any payments under a ground lease relating to the Project, Building or Leased Premises,

(xx) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants’ or other occupants’ improvements made for other tenants or other occupants at the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating space (excluding Common Areas) for tenants or other occupants of the Project,

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(xxi) any assessment and premiums for time periods other than the Lease Term (but overlapping assessment or premium periods may be prorated and the amounts allocable to the lease term shall be included in Property Operating Costs),

(xxii) marketing and promotional costs, including but not limited to leasing commissions, real estate brokerage commissions, and attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project, including Tenant (but no costs arising from Article 7 shall be excluded by this subparagraph),

(xxiii) costs of services, utilities, or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project, including, but not limited to, above Building standard heating, ventilation and air-conditioning, and janitorial services,

(xxiv) all items and services for which Tenant or any other tenant at the Project reimburses Landlord or pays directly (as opposed to paying the same through Tenant’s Building Share or Tenant’s Project Share or any other tenant’s share of Property Operating Costs), including electric power or other utility costs for which any tenant directly contracts with the local public service company,

(xxv) advertising and promotional expenditures, including but not limited to tenant newsletters and Project or Building promotional gifts, events or parties for existing or potential future occupants, and the costs of signs (other than the Building directory) in or on the Project identifying the owner of the Building or other tenants’ signs;

(xxvi) any cost or expense arising solely in connection with the initial entitlement, development, and construction of the Other Buildings;

(xxvii) any cost which is expressly excluded from Property Operating Expenses, Real Property Taxes, or Property Maintenance Costs pursuant to a different provision of this Lease.

(xxviii) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art,

(xxix) costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or the Building, the Other Buildings and/or the Project;

(xxx) the cost of any work or services performed for any tenant (including Tenant) at such tenant’s cost for which Landlord has been reimbursed,

(xxxi) payments to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceeds the fair market costs of such services rendered by unaffiliated comparable third parties,

(xxxii) the cost of any parties, ceremonies or other events for tenants, Landlord, Landlord’s affiliates or third parties, whether conducted in the Building, the Project or in any other location;

(xxxiii) costs incurred by Landlord in connection with rooftop communications equipment of Landlord or other persons, tenants or occupants on the Building or the Project;

(xxxiv) “takeover” expenses, including, but not limited to, the expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building,

(xxxv) any costs, fees, dues, contributions or similar expenses for industry associations or similar organizations, and Landlord’s charitable or political contributions,

(xxxvi) any costs associated with the purchase or rental or furniture, fixtures or equipment for any management, security, engineering, or other offices associated with the Project and Common Areas (other than the Fitness Center) or for Landlord’s offices or the offices of other landlords of the Project or for the Common Areas of the Building or Project,

(xxxvii) wages, fees, operating expenses and taxes incurred in connection with the ownership, management and operation of commercial concessions operated by Landlord,

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(xxxviii) the entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates,

(xxxix) any costs for which Landlord has been reimbursed or receives a credit or refund or to the extent of any discount, provided if Landlord receives the same in connection with any costs or expenditures previously included in Property Operating Expenses for an expense year, Landlord shall promptly reimburse Tenant for any overpayment for such previous expense year; and

(xl) all items and services for which Tenant or any other tenant at the Project reimburses Landlord or pays directly (as opposed to paying the same through Tenant’s Building Share or Tenant’s Project Share or any other tenant’s share of Property Operating Costs), including electric power or other utility costs for which any tenant directly contracts with the local public service company, and

(xli) the costs of obtaining any initial LEED certification of the Building; provided, however, that nothing herein shall be deemed to prevent Landlord from including in Property Operating Costs any subsequent costs of complying with the operational requirements of that LEED certification.

It is understood that Property Maintenance Expenses shall be calculated net of all cash discounts, trade discounts, or quantity discounts received by Landlord or Landlord’s managing agent in the purchase of any goods, utilities, or services which are the basis of the specific Property Maintenance Expense. In the calculation of any expenses hereunder, it is understood that Landlord will not charge Tenant more than one hundred percent (100%) of any Property Maintenance Expenses due hereunder. Landlord and Tenant also agree that it is their intention that no Property Maintenance Expenses (or exclusions therefrom be duplicated.

(e) Law. The term “Law” or “Laws” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, code, administrative order, condition of approval, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building, the Property, or the Project, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district). Except to the extent otherwise expressly provided in this Lease, to the extent any Law or Restriction places limits on the Building or any portion thereof, or on the Property or the Project or any portion thereof, such limits shall be equitably allocated to the Leased Premises pro rata in the same proportion that the rentable square footage of the Leased Premises bears to the rentable square footage of the applicable Building or portion thereof, or the Property or the Project or portion thereof, as applicable.

(f) Lender. The term “Lender” shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

(g) Rent. The term “Rent” shall mean collectively Base Monthly Rent and all Additional Rent.

(h) Restrictions. The term “Restrictions” shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Common Areas; provided, however, that the Required Conditions (as defined in Paragraph 2.2(a) of this Lease) must be satisfied with respect to any future Restrictions imposed by Landlord (as opposed to those which may be imposed by a governmental or quasi-governmental agency).

13.13 General Waivers. One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14 Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the

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performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term “party” shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. If this Lease is signed by an individual “doing business as” or “dba” another person or entity or entity name, the individual who signs this Lease will be deemed to be the Tenant hereunder for all purposes. Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, or a binding agreement of any kind, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant, and prior to such mutual execution and delivery, neither party shall have any obligation to negotiate and may discontinue discussions and negotiations at any time for any reason or no reason. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The headings and captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms “must,” “shall,” “will,” and “agree” are mandatory. The term “may” is permissive. The term “governmental agency” or “governmental authority” or similar terms shall include, without limitation, all federal, state, city, local and other governmental and quasi-governmental agencies, authorities, bodies, boards, etc., and any party or parties (other than Landlord or a Landlord affiliate) having enforcement rights under any Restrictions. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord’s consent is required hereunder, it shall be reasonable for any such consent to be withheld until Landlord’s receipt of the consent of any Lender, if and to the extent Landlord is required to obtain such Lender’s consent. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

13.15 Further Development and Subdivision. Notwithstanding anything to the contrary contained herein, Landlord itself and through its agents, employees and contractors shall be entitled to sell one or more parcels or buildings located on the Project, and to further improve the Project, including by constructing additional buildings and a parking structure, in the event that Landlord or its affiliate has or obtains the legal right to further develop the Project, either alone or in connection with acquiring property adjacent to the Project. Such sale and development efforts by Landlord may include, without limitation, the relocation, restriping, or reconfiguration of the parking areas so long as the Required Conditions are satisfied, application for building permits use permits, and other development approvals, parcelization, lot combination or merger, or lot line adjustment of the Property or Project, and construction of buildings and parking structures. Tenant agrees to execute such reasonable documents and take such actions as reasonably necessary to assist Landlord with such efforts and actions, provided such documents do not materially increase Tenant’s obligations or materially diminish Tenant’s rights under the Lease. Tenant agrees that such efforts and actions of Landlord shall not constitute constructive eviction of Tenant from the Project, the Property, or the Leased Premises. Following any parcelization, lot combination or merger, or lot line adjustment of the Property or the Project, Landlord and Tenant agree to amend this Lease to conform the descriptions of the Property, Project, Site Plan, and Common Areas, and (subject to there being no decrease in the number of parking spaces to which Tenant is entitled) the parking areas contained herein, to the parcelization, lot combination or merger, lot line adjustment, or reconfiguration. Landlord agrees to minimize the disruption of Tenant’s use of the Leased Premises, the Building, the Common Areas and the Project to the extent reasonable, given Landlord’s efforts and actions described herein. In connection with any sale or subdivision of a portion of the Project, Landlord may amend the description of the Common Areas, so long as the Required Conditions are satisfied.

13.16 Patriot Act Compliance.

(a) Tenant will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Tenant, the Property, or the Project, including those relating to money laundering and terrorism. Landlord shall have the right to audit Tenant’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Tenant, the Property, or the Project, including those relating to money laundering and terrorism. In the event that Tenant fails to comply with the Patriot Act or any such requirements of governmental authorities, then Landlord may, at its option, cause Tenant to comply therewith and any and all reasonable costs and expenses incurred by

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Landlord in connection therewith shall be deemed Additional Charges and Rent and shall be immediately due and payable. For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

(b) Neither Tenant nor any partner in Tenant or member of such partner nor any owner of a direct or indirect interest in Tenant (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC or pursuant to any Executive Order of the President of the United States of America.

13.17 Restrictions on Leasing to Certain Competitors. Provided that and for so long as (a) Tenant is Aruba Networks, Inc. [NASDAQ: ARUN] or a Permitted Transferee, (b) it is occupancy of at least five (5) full floors of the Building and one (1) full floor of Building C, and (c) it is not in a monetary or a material non-monetary default under this Lease with respect to which Landlord is exercising remedies pursuant to the California Civil Code, then during the Lease Term (as the same may be extended pursuant to Article 15 below), Landlord shall not, without Tenant’s approval, lease space (i) in the Building or Building A, Building B, or Building C to Cisco Systems, Inc., Aerohive Networks, Inc., or Ruckus Wireless, Inc., and (ii) in the Building or Building C to Huawei Technologies Co. Ltd., Meraki, Inc., Ubiquiti Networks, Inc., or Meru Networks, Inc. Notwithstanding the foregoing, it shall not constitute a breach of this Paragraph 13.17 if any tenants of the Project assign or sublease to any of the foregoing companies, nor if Landlord extends the lease of a tenant so acquired or permits the expansion of space leased thereunder. In addition, this provision shall not apply to a tenant who is acquired by one of these companies whether or not it remains a separate company or is merged into the acquirer.

ARTICLE 14

LEGAL AUTHORITY

BROKERS AND ENTIRE AGREEMENT

14.1 Legal Authority. Each of Landlord and Tenant hereby represents and warrants to the other that it is validly formed and duly authorized and existing, that it is qualified to do business in the State in which the Leased Premises are located, that it has the full right and legal authority to enter into this Lease, and that such party’s signatory(ies) are duly authorized to execute and deliver this Lease on behalf of such party. Tenant shall, within ten (10) days after the Effective Date of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease. Landlord shall, within ten (10) days after the Effective Date of this Lease, deliver to Tenant an original or a certified copy of the resolution of its Members authorizing or ratifying the execution of this Lease.

14.2 Brokerage Commissions.

(a) Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant’s agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee by reason of its leasing the Leased Premises pursuant to this Lease.

(b) Landlord represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in

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Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Tenant harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Landlord’s agreement or promise (implied or otherwise) to pay (or to have Tenant pay) such a commission or finder’s fee by reason of its leasing the Leased Premises pursuant to this Lease.

(c) Landlord shall pay the Brokers a commission pursuant to a separate agreement between Landlord and each Broker.

(d) Notwithstanding any provision of this Lease to the contrary, Landlord is not obligated to pay any leasing commission or compensation of any kind or type in connection with an extension of the term of this Lease, an expansion of the Leased Premises, a lease or sublease of any other premises leased by Tenant pursuant to any right of first offer or right of first refusal or other similar right granted to Tenant, unless such obligation is set forth in the separate agreements between Landlord and each Broker described above.

14.3 Entire Agreement. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4 Landlord’s Representations. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Leased Premises or the Building, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

ARTICLE 15

OPTIONS TO EXTEND

15.1 Options to Extend. So long as Aruba Networks, Inc. or a Permitted Assignee is the Tenant hereunder and occupies at least three (3) contiguous full floors of the Leased Premises, and subject to the conditions set forth below, Tenant shall have two options to extend the term of this Lease with respect to three (3) or more contiguous full floors of the Leased Premises (but not more space than then being leased by Tenant at the time the applicable extension option is exercised), the first for a period of five (5) years from the expiration of the initial, unextended Lease Term (the “First Extension Period”), and the second (the “Second Extension Period”) for a period of five (5) years from the expiration of the First Extension Period, subject to the following conditions:

(a) Each option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial, unextended Lease Term or the expiration of the First Extension Period, as applicable;

(b) If Tenant exercises either extension option for less that the entire five (5) floors of the initial Leased Premises (or less than the entire five (5) floors of the initial Leased Premises plus the Identified ROFR Space, if it is added to the Leased Premises pursuant to Paragraph 17.1 below), the floors with respect to which Tenant exercises such option(s) must include the top-most floor, or bottom-most floor, then being leased at the time the applicable option is exercised.

(c) Anything herein to the contrary notwithstanding, if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease, either at the time Tenant exercises either extension option or on the commencement date of the First Extension Period or the Second Extension Period, as applicable, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate such option(s) to extend upon notice to Tenant within five (5) business days after receipt of Tenant’s extension notice or else Landlord shall be deemed to have waived Landlord’s right to terminate such option. For the avoidance of confusion, the foregoing shall not be read to prevent Tenant from curing the applicable default and then exercising the applicable option to extend once the default is cured if such cure is completed within the applicable cure period, if any, expressly set forth in this Lease.

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15.2 Fair Market Rent. In the event the applicable option is exercised in a timely fashion, the Lease shall be extended for the term of the applicable extension period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent applicable to each extension period shall be 95% of the “Fair Market Rent” for the Leased Premises. For purposes hereof, “Fair Market Rent” shall mean the initial Base Monthly Rent for each extension period and any escalations thereto, as determined with reference to the then-prevailing rates for recently negotiated direct leases (i.e., not subleases) in comparable 2007 or newer steel frame buildings of four (4) or more stories in the cities of Santa Clara or Sunnyvale (but not taking into account Tenant’s furniture, fixtures, or equipment, or any above-standard tenant improvements made by Tenant at its sole cost), pursuant to the process described below. Except to the extent set forth in a separate written agreement between Landlord and such broker, no leasing commissions shall be due or payable to any broker retained by Tenant with regard to this Lease for any Extension Period.

15.3 Tenant’s Election. Within thirty (30) days after receipt of Tenant’s notice of exercise, Landlord shall notify Tenant in writing of Landlord’s estimate of the Base Monthly Rent for the applicable extension period, based on the provisions of Paragraph 15.2 above. Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord’s statement of Base Monthly Rent as the Base Monthly Rent for the applicable extension period; or (ii) elect to arbitrate Landlord’s estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Tenant to require arbitration of Fair Market Rent within such thirty (30) day period shall constitute acceptance of the Base Monthly Rent for the applicable extension period as calculated by Landlord. If Tenant elects arbitration, the arbitration shall be concluded within ninety (90) days after the date of Tenant’s election, subject to extension for an additional thirty (30) day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent at a rate equal to 102.5% of the Monthly Base Rent due for the last month of the initial Lease Term or First Extension Period, as relevant, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

15.4 Rent Arbitration. In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City and County of Santa Clara in accordance with the then prevailing rules of JAMS or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

(a) Tenant shall make demand for arbitration in writing within thirty (30) days after service of Landlord’s determination of Fair Market Rent given under Paragraph 15.3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser or broker familiar with the Fair Market Rent of comparable buildings in the Santa Clara or Sunnyvale area who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

(b) In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed determine the Fair Market Rent. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such fifteen (15) day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a). In the event they are unable to agree upon such appointment within seven (7) days after expiration of such fifteen (15) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the California Superior Court having jurisdiction over the County of Santa Clara, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

(c) Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within fifteen (15) days of the appointment of the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such

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proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

(d) In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

(e) The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

ARTICLE 16 TELEPHONE SERVICE

Notwithstanding any other provision of this Lease to the contrary:

(i) Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises; and

(ii) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant’s telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the active gross negligence or willful misconduct of Landlord, its agents or employees. Tenant accepts the telephone equipment (including, without limitation, the intra-building network cable (“INC”)) in its AS-IS condition, and Tenant shall be solely responsible for contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises.

(iii) All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring in the Building, if Landlord in its sole discretion elects to do so, shall be a Property Maintenance Cost.

ARTICLE 17

RIGHT OF FIRST REFUSAL TO LEASE;

RIGHT OF FIRST OFFER TO PURCHASE; RIGHT OF FIRST REFUSAL TO PURCHASE

17.1 Right of First Refusal to Lease.

(a) Provided that at the time Landlord would otherwise be obligated to deliver a ROFR Notice (as hereinafter defined), Tenant is Aruba Networks Inc. (or a Permitted Transferee) and is then leasing the entire five (5) floors of the Leased Premises and has not received written notice from Landlord informing Tenant that it is in monetary or material non-monetary default under this Lease which is then currently uncured, then after receiving or negotiating an Acceptable Proposal (as defined below) for any portion (the “Identified ROFR Space”) of the sixth (6th) floor of the Building, Landlord shall deliver a written notice (the “ROFR Notice”) to Tenant and the terms of the Acceptable Proposal. Anything in this Lease to the contrary notwithstanding, Tenant shall not have the right to deliver Tenant’s Election Notice (as hereinafter defined) during any period that Tenant is in a monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease with respect to which it has received a written notice from Landlord if such default remains uncured, and the time periods provided for herein shall not be tolled or extended during Tenant’s cure thereof.

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(b) Tenant shall notify Landlord in writing within nine (9) business days after receipt of the ROFR Notice of Tenant’s election to lease the Identified ROFR Space on the economic terms set forth in the Acceptable Proposal (“Tenant’s Election Notice”). Tenant shall not have the right to lease less than the entire Identified ROFR Space. If any proposal Landlord receives includes any space in any of the Other Buildings, such space in the Other Building(s) shall be deemed deleted from the Acceptable

Proposal so that Tenant’s Election Notice shall apply only to the Identified ROFR Space. As used herein, the term “Acceptable Proposal” means a lease proposal received from or negotiated with a bona fide, unaffiliated third party (whether or not executed) containing terms upon which Landlord is willing to lease the Identified ROFR Space to such third party.

(c) Failure of Tenant to deliver Tenant’s Election Notice within the required time period (i) shall be deemed an election by Tenant to not lease the Identified ROFR Space, Landlord shall then be free to lease the Identified ROFR Space to a third party in accordance with the economic terms set forth in the ROFR Notice or such terms as Landlord shall elect and Tenant shall have no further rights to lease the Identified ROFR Space thereafter, and this Paragraph 17.1 shall terminate and be of no further force or effect; provided, however, that (i) Tenant’s rights under this Paragraph 17.1 shall continue for any portion of the sixth (6th) floor of the Building contiguous to the Leased Premises (as the same may have previously been expanded) which was not referenced in the ROFR Notice, (ii) Tenant’s rights under this Paragraph 17.1 with respect to the Identified ROFR Space shall continue to the extent such space becomes available for lease again during the Lease Term or any extension thereof and is contiguous to the Leased Premises (as the same may have previously been expanded), and (iii) in the event that Landlord proposes to lease such Identified ROFR Space at a Net Effective Rental Rate that is less (on a per rentable square foot basis) than ninety percent (90%) of the Net Effective Rental Rate specified in the ROFR Notice, Tenant’s rights under this Paragraph 17.1 shall be revived as to the Identified ROFR Space and Landlord shall deliver a revised ROFR Notice (the “Revised ROFR Notice”) offering such Identified ROFR Space to Tenant at such proposed lower rate and Tenant shall have the right to lease such Identified ROFR Space on the terms set forth in such Revised ROFR Notice by notice to Landlord given within nine (9) business days after Tenant’s receipt thereof. As used in this Agreement, the term “Net Effective Rental Rate” shall mean the net present value of the rent and additional rent payable under the ROFR Notice, taking into account any allowances and the fair market value of any work to be performed by Landlord at its expense in connection with any such proposed transaction using a discount rate equal to the Prime Rate plus two percent (2%) as reported in the Wall Street Journal from time to time, or any successor published from time to time as reasonably selected by Landlord.

(d) If Tenant delivers Tenant’s Election Notice within the time period required herein, Tenant shall be bound and obligated to lease from Landlord, and Landlord shall be bound and obligated to lease to Tenant, the Identified ROFR Space on the terms set forth in the ROFR Notice, and for record-keeping purposes, Landlord and Tenant shall enter into an amendment of this Lease to include the Identified ROFR Space within fifteen (15) business days after Landlord’s receipt of Tenant’s Election Notice. The economic terms (including, without limitation, the amount of rent and the tenant improvement allowance, if any) shall be the terms set forth in the ROFR Notice, and conforming changes shall be made as necessary or desirable to increase the rentable square footage of the Leased Premises, as well as to any other provisions that are a function of the rentable square footage of the Leased Premises (e.g., Tenant’s Building Share and Tenant’s Project Share, and actual number of parking spaces allocated to Tenant based upon the ratio set forth in the “Parking” Paragraph of Article 1 above). If Tenant has received written notice from Landlord that Tenant is in a monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease and such default remains uncured after the expiration of the relevant cure period, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate the right of first refusal contained herein upon notice to Tenant.

17.2 Right of First Offer to Purchase. If Landlord is then owned by Menlo Equities Development Company IX LLC and Beacon Santa Clara Campus Equity LLC (or another special purpose entity with the same beneficial ownership as Santa Clara Campus Property Owner I LLC) and it or they then own all of the Subject Buildings (as defined below), and Tenant and/or any Tenant Affiliate has expanded into the entirety of Building E and is leasing and fully occupying both the Leased Premises and Building E, and provided that Tenant is not then in monetary or material non-monetary default under this Lease beyond the applicable cure period, if any, expressly set forth in this Lease, then if and when Landlord, in its sole discretion, decides to market the Building, Building C, and Building E (the “Subject Buildings”) for sale on a standalone basis, Landlord would provide an offering package and/or summary financial information to Tenant twenty (20) days (the “Purchase Negotiation Period”) prior to offering the Subject Buildings for sale to third parties and not solicit or entertain offers from parties other than Tenant during Negotiation Period. Tenant acknowledges Landlord may choose not to sell the Subject Buildings at any time during the Negotiation Period and/or marketing process. This right shall be personal to Aruba Networks, Inc. or a Permitted Transferee, applies only to a sale of all of the Subject Buildings only, and without limitation shall not apply in the event of (a) a sale of the Project, (b) an other multi-building or multi-project portfolio sale, (c) a Property, multi-property, or Project recapitalization or financing, or (d) a larger capital markets transaction (e.g., a merger, consolidation, reorganization, master

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limited partnership, REIT, UPREIT, etc.) involving the Property or the Project. In the event Landlord and Tenant, each in its sole discretion, reach agreement with respect to the purchase and sale of the Subject Buildings, then by no later than the end of the Negotiation Period they shall enter into an “As-Is” Purchase and Sale Agreement, without representations or warranties other than those relating to authority, and otherwise reflecting the terms agreed upon during the Negotiation Period.

17.3 Right of First Refusal to Purchase. If Landlord is then owned by Menlo Equities Development Company IX LLC and Beacon Santa Clara Campus Equity LLC (or another special purpose entity with the same beneficial ownership as Santa Clara Campus Property Owner I LLC) and it then owns all of the Subject Buildings (as defined below), and it receives an unsolicited offer to purchase the Subject Buildings only which Landlord desires to accept, and provided that Tenant is not in default under this Lease, Landlord shall provide a summary of the pertinent economic terms of such offer (“Unsolicited Offer Summary”). Tenant shall notify Landlord in writing with seven (7) days after receipt of the Unsolicited Offer Summary of Tenant’s election to purchase the Subject Buildings on the terms set forth in the Unsolicited Offer Summary (“Tenant’s Purchase Election Notice”). Failure of Tenant to deliver Tenant’s Purchase Election Notice within the required time period shall be deemed an election by Tenant not to purchase the Subject Buildings. This right shall be personal to Aruba Networks, Inc., applies only to a sale of all of the Subject Buildings only, and without limitation shall not apply in the event of (a) a sale of the Project, (b) an other multi-building or multi-project portfolio sale, (c) a Property, multi-property, or Project recapitalization or financing, or (d) a larger capital markets transaction (e.g., a merger, consolidation, reorganization, master limited partnership, REIT, UPREIT, etc.) involving the Property or the Project. In the event Tenant delivers Tenant’s Purchase Election Notice within the time period required herein, Landlord and Tenant, within ten (10) business days after Landlord’s receipt of Tenant’s Purchase Election Notice, shall enter into an “As-Is” Purchase and Sale Agreement, without representations or warranties other than those relating to authority, and otherwise reflecting the terms of the Unsolicited Offer Summary.

17.4 Memorandum of Lease.

(a) Concurrently with the execution and delivery of this Lease, the parties shall execute a short form memorandum in substantially the form attached hereto as Exhibit K-1 (the “Memorandum of Lease”), and thereafter within thirty (30) days Landlord shall at its sole cost and expense cause such Memorandum of Lease to be recorded in the Official Records of Santa Clara County, California. Tenant agrees that at the request of any lender or ground lessor, the subordination documents executed and delivered by Tenant pursuant to Paragraph 13.3 above shall include the subordination of such Memorandum of Lease to the applicable deed of trust or ground lease.

(b) Within ten (10) business days after Landlord’s written request, which request Landlord may make at any time during the last thirty (30) days of the Lease Term (as extended, if applicable), Tenant shall execute, have acknowledged, and deliver to Landlord a Termination of Memorandum of Lease in the form of Exhibit K-2 attached hereto, whereupon Landlord shall be authorized to cause the same to be recorded in the Official Records of Santa Clara County, California, immediately upon or at any time after the expiration or earlier termination of this Lease. Tenant’s obligation to execute and deliver such Termination of Memorandum of shall survive the expiration or earlier termination of this Lease.

(c) From time to time within ten (10) business days after Landlord’s written request, which request Landlord may make during the thirty (30) day period preceding any of Tenant’s rights set forth in this Article 17 lapsing or otherwise expiring, terminating, or becoming ineffective, or at any time after any of such rights have lapsed, terminated, or become ineffective, Tenant or its successors or assigns claiming rights in this Article 17 shall promptly execute, have acknowledged, and deliver to the Landlord, a Termination of Certain Rights under Lease in the form of Exhibit K-3 attached hereto, modified to specify those rights lapsing, terminating, or otherwise becoming ineffective, whereupon Landlord shall be authorized to cause the same to be recorded in the Official Records of Santa Clara County, California. Tenant’s obligation to execute and deliver such Termination of Certain Rights under Lease shall survive the expiration or earlier termination of this Lease.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

TENANT:

ARUBA NETWORKS, INC., a Delaware corporation

Dated: April 14, 2015	By: /s/ Ava M. Hahn

Printed Name: Ava M. Hahn

Title: General Counsel

Dated: April 15, 2015	By: /s/ Henry D. Bullock

Printed Name: Henry D. Bullock

Title: President

LANDLORD:

SANTA CLARA CAMPUS PROPERTY OWNER I LLC, a Delaware limited liability company

By:	Santa Clara Campus Partners LLC,
a Delaware limited liability company, its Sole Member

By:	Menlo Equities Development Company IX LLC,
a California limited liability company, its Manager

By:	Menlo Equities V LLC,
a California limited liability company, its Manager

By:	Menlo Legacy Holdings L.P.,
a California limited partnership, its Managing Member

Dated: April 15, 2015	By: /s/ Henry D. Bullock
Henry D. Bullock, President

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SCHEDULE 2.1

EXISTING TITLE ENCUMBRANCES

1.	General and special taxes and assessments for the fiscal year 2014-2015.

First Installment:	$71,816.69, OPEN
Penalty:	$0.00
Second Installment:	$71,816.69, OPEN
Penalty:	$0.00
Tax Rate Area:	07-014
A. P. No.:	216-31-082

(Affects Parcel D)

2.	General and special taxes and assessments for the fiscal year 2014-2015.

First Installment:	$63,835.47, OPEN
Penalty:	$0.00
Second Installment:	$63,835.47, OPEN
Penalty:	$0.00
Tax Rate Area:	07-014
A. P. No.:	216-31-083

(Affects Parcel E)

2A.	General and special taxes and assessments for the fiscal year 2014-2015.

First Installment:	$74,403.03, OPEN

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Penalty:	$0.00
Second Installment:	$74,403.03, OPEN
Penalty:	$0.00
Tax Rate Area:	07-014
A. P. No.:	216-31-084

(Affects Parcel A)

2B.	General and special taxes and assessments for the fiscal year 2014-2015.

First Installment:	$70,130.88, OPEN
Penalty:	$0.00
Second Installment:	$70,130.88, OPEN
Penalty:	$0.00
Tax Rate Area:	07-014
A. P. No.:	216-31-085

(Affects Parcel B)

2C.	General and special taxes and assessments for the fiscal year 2014-2015.

First Installment:	$76,313.19, OPEN
Penalty:	$0.00
Second Installment:	$76,313.19, OPEN
Penalty:	$0.00
Tax Rate Area:	07-014
A. P. No.:	216-31-086

(Affects Parcel C)

3.	The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code.

4.	Matters in a document entitled “Declaration of Covenants, Conditions, and Restrictions for Oakmead Village”, recorded December 28, 1973 in Book 0704, Page 601, Official Records, including but not limited to covenants, conditions, restrictions, easements, assessments, liens and charges.

Amended Number One was recorded November 26, 1974 in Book B187, Page 387, Official Records.

Notice of Addition of Real Property was recorded December 30, 1974 in Book B227, Page 134, Official Records.

Amendment Number Two was recorded March 26, 1975 in Book B334, Page 85, Official Records.

Further Notices of Addition of Real Property were recorded December 8, 1976 in Book C462, Page 325; June 30, 1977 in Book C959, Page 583; and June 30, 1977 in Book C959, Page 598, all Official Records.

Assignment of Grantor’s (Declarant’s) Rights by Sequoia Pacific Realco, a general partnership, to

Campeau Corporation, was recorded April 4, 1978 in Book D570, Page 591, Official Records.

Third Amendment was recorded October 07, 1987 in Book K317, Page 1365, Official Records.

Assignment of Grantor’s Rights by Campeau Corporation, to Kimball Small Properties, Inc., was recorded June 11, 1993 in Book M826, Page 1687, Official Records.

5.	An easement for any and all city utilities, access and incidental purposes, recorded June 28, 1977 in Book C951, Page 196 of Official Records.

In Favor of:	City of Santa Clara, a municipal corporation
Affects:	As described therein

6.	The terms and provisions contained in the document entitled “Covenant Running with Land and Lien” recorded April 23, 1980 in Book F289, Page 290 of Official Records.

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7.	The terms and provisions contained in the document entitled “Covenant and Environmental Restriction on Property and Termination of Previous Covenant and Restriction” recorded February 28, 2012 as Instrument No. 21551692 of Official Records.

Any claim asserted by reason of the facts disclosed or alluded to in the document entitled “Covenant and Environmental Restriction on Property and Termination of Previous Covenant and Restriction”, recorded February 28, 2012, as Instrument No. 21551692, Official Records.

8.	A deed of trust to secure an original indebtedness of $99,600,000 recorded July 12, 2012 as Document No. 21745844 of Official Records.

Dated:	July 12, 2012
Trustor:	Santa Clara Campus Property Owner I LLC, a Delaware limited liability company
Trustee:	American Securities Company, a California corporation
Beneficiary:	Wells Fargo Bank, N.A.

The above deed of trust states that it is a construction deed of trust.

A document recorded October 17, 2012 as Document No. 21904821 of Official Records provides that the deed of trust or the obligation secured thereby has been modified.

9.	This item has been intentionally deleted.

10.	A financing statement recorded July 12, 2012 as Document No. 21745845 of Official Records.

Debtor:	Santa Clara Campus Property Owner I LLC
Secured party:	Wells Fargo Bank, N.A.

11.	An easement shown or dedicated on the map of Parcel Map recorded October 17, 2012 on file in book 856, page 23 through 26, of Parcel Maps.

For: waterline, underground electrical, sidewalk, bus stop, driveway access, recreation, traffic signal and incidental purposes.

12.	The terms, provisions and easement(s) contained in the document entitled “Declaration of Reciprocal Easements (Underground Utilities)” recorded October 17, 2012 as Document No. 21904819 of Official Records.

13.	The terms, provisions and easement(s) contained in the document entitled “Declaration of Reciprocal Easements(Access)” recorded October 17, 2012 as Document No. 21904820 of Official Records.

14.	Water rights, claims or title to water, whether or not shown by the public records.

15.	This item has been Intentionally deleted.

16.	Rights of parties in possession.

17.	An easement for any and all city utilities, access and incidental purposes, recorded December 18, 1974 in Book B213, Page 325 of Official Records.

In Favor of:	City of Santa Clara, a municipal corporation
Affects:	As described therein

18.	An easement for sidewalk and incidental purposes, recorded December 18, 1974 in Book B213, Page 348 of Official Records.

In Favor of:	City of Santa Clara, a municipal corporation
Affects:	As described therein

19.	An easement for landscape improvement and maintenance and incidental purposes, recorded March 13, 1975 as Document No. 4964044, Book B317, Page 80 of Official Records.

In Favor of:	City of Santa Clara, a municipal corporation
Affects:	as described therein

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20.	An easement for any and all city utilities, access and incidental purposes, recorded April 23, 1975 in Book B374, Page 393 of Official Records.

In Favor of:	City of Santa Clara, a municipal corporation
Affects:	As described therein

21.	An easement for sidewalk and incidental purposes, recorded May 28, 1975 in Book B431, Page 623 of Official Records.

In Favor of:	City of Santa Clara, a municipal corporation
Affects:	As described therein

22.	An easement for pipeline for the transmission of nitrogen gas and incidental purposes, recorded April 29, 1976 in Book B998, Page 379 of Official Records.

In Favor of:	Air Products and Chemicals, Inc., a Delaware corporation
Affects:	As described therein

Document(s) declaring modifications thereof recorded November 16, 1976 in Book C414, Page 469 of Official Records.

Document(s) declaring modifications thereof recorded January 15, 1980 in Book F83, Page 403 of Official Records.

The interest of the Grantee therein has been assigned of record to Air Products Manufacturing Corporation, a Delaware corporation, by instruments recorded October 24, 1983 in Book I008, Page 207, and February 7, 1984 in Book I291, Page 296 and April 3, 1984 in Book I429, Page 384, all of Official Records.

23.	An easement for any and all city utilities, access and incidental purposes, recorded June 28, 1977 in Book C951, Page 226 of Official Records.

In Favor of:	City of Santa Clara, a municipal corporation
Affects:	As described therein

24.	An easement for private underground storm drain and incidental purposes, recorded October 6, 1993 as Book N051, Page 1514 of Official Records.

In Favor of:	Garrett Drive, Inc., a Massachusetts Corporation
Affects:	as described therein

25.	The terms and provisions contained in the document entitled “stormwater treatment measures inspection and maintenance agreement” recorded May 10, 2013 as Document No. 22214357 of Official Records.

26.	Any statutory lien for labor or materials arising by reason of a work of improvement, as disclosed by a notice of completion recorded November 26, 2013 as Document No. 22457850 of Official Records, which reflects a completion date of November 19, 2013.

27.	An easement for underground electrical and incidental purposes, recorded November 20, 2014 as Document No. 22773897 of Official Records.

In Favor of:	City of Santa Clara, California, a chartered municipal corporation
Affects:	as described therein

4

Building D

SCHEDULE 2.2(a)

APPROVED PARKING AREA

1

Building D

EXHIBIT A

SITE PLAN

GARRETT DRIVE
A
PARKING STRUCTURE
SCOTT BLVD
TANNERY WAY
E
B
F
D
C
LAKESIDE DRIVE

Exhibit A

Building D

EXCLUSIVE USE AREA = AREA DENOTED BY RED LINES ABOVE

Exhibit B

Building D

EXHIBIT B

FLOOR PLAN

Exhibit B

Building D

EXHIBIT C

RESERVED

Exhibit C

Building D

EXHIBIT D

WORK LETTER

THIS TENANT WORK LETTER (“Work Letter”) sets forth the agreement of Landlord and Tenant with respect to the improvements to be constructed in the Leased Premises, as defined in the Lease to which this Work Letter is attached as an exhibit. In the event of any inconsistency between the terms of this Work Letter and the terms of the Lease, the terms of the Lease shall control. All defined terms used herein shall have the meanings set forth in the Lease, unless otherwise defined in this Work Letter.

1. Landlord’s Work.

(a) Landlord will construct the base building warm shell of the Building, which shall be a six-story, steel frame building containing the components listed on Exhibit A-1 attached hereto (the “Warm Shell Components”), in accordance with the plans for the Building which are being developed by Landlord and which are subject to approval by the City of Santa Clara (such plans, prior to approval by the City being defined herein as the “Interim Base Building Plans” and, after approval by the City being defined herein as the “Final Base Building Plans”), and the Site Plan (which also remains subject to approval, and changes if any are required, by the City of Santa Clara), and in compliance with all Laws applicable thereto on the date the Building is substantially completed by Landlord (the “Landlord’s Work”). The exterior architecture of the Building shall be substantially the same as Building C, but shall consist of six (6) stories rather than four (4) stories. Landlord shall provide Tenant’s architect with a CAD file of the Final Base Building Plans upon submittal of same to the City of Santa Clara Building Department (the “Submittal Date”).

(b) Landlord will deliver drafts of the Interim Base Building Plans to Tenant as the same are developed and revised, within three (3) business days after each revision set is completed. Tenant shall have the right at any time on or before the Submittal Date to request changes to the Base Building Plans or plans for the Building-Specific Common Areas in accordance with this Paragraph 1 (each Tenant-requested change to the Base Building Plans or plans for the Building-Specific Common Areas, a “TRC”). Within ten (10) business days of receipt of any TRC or as soon thereafter as is reasonably practicable, Landlord shall respond to Tenant in writing to such TRC request with either (a) its reasonable disapproval of such request (which may be based on, among other things, such request reducing the quality or scope of the Base Building Plans or any of the Warm Shell Components), or (b) its good faith estimate (each a “TRC Estimate”), if the TRC were incorporated into the Base Building Plans or plans for the Building-Specific Common Areas, of: (A) the increase (if any) or decrease (if any) in cost to design and construct the Warm Shell Components or plans for the Building-Specific Common Areas, and (B) the increase (if any) in days to design and construct the Warm Shell Components or plans for the Building-Specific Common Areas. If Landlord delivers a TRC Estimate, Tenant shall promptly approve (“TRC Approval”) or disapprove (“TRC Disapproval”) the same in writing to Landlord and any increase in costs (which may be netted, but not below zero, against any decreases in costs) shall be paid directly by Tenant to Landlord (provided that, at Tenant’s election, up to an aggregate maximum of $5 per rentable square foot of the increase in costs may deducted from the Tenant Improvement Allowance), and the increase in days shall constitute Tenant Delay for purposes of the Lease and this Work Letter and, accordingly, shall adjust Landlord’s Delivery Date on a day for day basis. Tenant shall be responsible for any increases in days and increases in costs whether or not the TRC Estimate turns out to be accurate. In addition, regardless of whether Tenant approves or disapproves a TRC Estimate, Tenant shall be responsible for the increases in days and increases in costs resulting from the TRC approval process described in this Paragraph 1, including but not limited to the increases in time and costs involved in preparing TRC Estimates and in the approval/disapproval process (such costs being defined herein as “TRC Amounts”).

(c) Any TRC which has been approved by Tenant pursuant to a TRC Approval shall be referred to herein as an “Approved TRC”. If Tenant fails to deliver notice of Tenant’s consent, or the withholding of Tenant’s consent, to the proposed TRC Estimate within five (5) business days, Tenant shall be deemed to have disapproved the TRC Estimate in question. A “TRC Estimate” with respect to any change shall be Landlord’s reasonable estimate of the following: (1) direct construction costs thereof, (2) related general contractor’s general conditions, overhead and general contractor’s other indirect costs thereof (with respect to which Landlord shall provide Tenant with adequate supporting documentation for Tenant’s confirmation), (3) the general contractor’s fee, which shall be the same fee being paid by Landlord to Landlord’s general contractor for the construction of the Warm Shell Components or plans for the Building-Specific Common Areas, (4) design, permitting, testing, inspecting, engineering (which shall be the same fees being paid by Landlord to the Landlord architects and engineers for the construction of the Warm Shell Components or plans for the Building-Specific Common Areas) and other indirect costs to be at Landlord’s actual costs incurred (i.e., there will be no Landlord markup), (5) the credit (if any) resulting from any savings resulting from all TRCs, and (6) any other third party costs directly related to the TRC reasonably incurred by Landlord.

Exhibit D

Building D

2. Tenant Improvements. Tenant shall construct, furnish or install such improvements, equipment or fixtures as are necessary for Tenant’s use and occupancy of the Leased Premises (collectively, the “Tenant Improvements”). Tenant shall complete construction of the Tenant Improvements for the entirety of the Leased Premises. Tenant shall also be responsible for the cost of any alterations to the Building required as a result of the Tenant Improvements unless such alterations are required due to Landlord’s failure to build the Warm Shell Components in accordance with the Final Base Building Plans or applicable Laws. Tenant has engaged and Landlord has approved Alex Ingram to manage the design and construction of the Tenant Improvements (“Tenant Improvement Project Manager”). Tenant shall cause all drawings and specifications for the Tenant Improvements to be prepared by an architect selected by Tenant and reasonably approved by Landlord (“Tenant Improvement Architect”) and to be constructed by a general contractor licensed in California, selected by Tenant, and reasonably approved by Landlord (“Tenant Improvement Contractor”). Tenant has engaged and Landlord has approved Devcon Construction Inc. to be the Tenant Improvement Contractor. Landlord’s prior written consent, which shall not be unreasonably withheld, shall be required if Tenant desires to change its Tenant Improvement Architect, Tenant Improvement Contractor or Tenant Improvement Project Manager. Tenant shall furnish to Landlord a copy of the executed contracts between Tenant and Tenant Improvement Architect, and Tenant and Tenant Improvement Contractor, covering all of Tenant’s obligations under this Work Letter.

The Tenant Improvements shall be in conformity with drawings and specifications submitted to and approved by Landlord, which approval shall not be unreasonably withheld or delayed, and shall be performed in accordance with the following provisions:

Tenant Improvement Space Plans: Tenant shall prepare and submit to Landlord for its approval Tenant Improvement space plans (the “Tenant Improvement Space Plans”). Within five (5) business days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon. If Landlord fails to respond within five (5) business days, then Tenant may send a notice to Landlord, which notice must contain the following inscription, in 14 point font and bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO WORK LETTER—FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL.” If Tenant sends such a notice, and Landlord fails to respond within five (5) business days after its receipt of same, the proposed drawings shall be deemed approved. If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord. If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings. All revised drawings shall be submitted, with changes highlighted, to Landlord, and Landlord shall approve or disapprove such revised drawings within five (5) business days following receipt of the same. Landlord shall be provided with a copy of Tenant’s preliminary floor plan and associated CAD files as a condition to receiving reimbursement. Notwithstanding anything herein to the contrary, Landlord may only object to such Tenant Improvement Space Plans if they present a Design Problem. As used in this Work Letter and in the Lease, the term “Design Problem” means that the proposed alteration, Tenant Improvements, or other work would cause an adverse effect on the structural aspects of the Building or Building Systems, trigger any obligation of Landlord to make the Building comply with Laws (unless Tenant pays for the cost of such compliance), vitiate or otherwise reduce any warranty for Landlord’s benefit with respect to the Building or Project, increase the cost of Landlord’s maintenance or repair costs with respect to the Building or Project unless such costs are paid by Tenant as billed by Landlord, conflict with applicable codes or other Laws, affect the exterior appearance of the Building, or increase the cost of construction, or delay completion, of the Landlord’s Work.

Tenant Improvement Design Development Plans: Tenant shall prepare and submit to Landlord for its approval Tenant Improvement design development plans (“Tenant Improvement Design Development Plans”). Within five (5) business days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon. If Landlord fails to respond within five (5) business days, then Tenant may send a notice to Landlord, which notice must contain the following inscription, in 14 point font and bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO WORK LETTER—FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL.” If Tenant sends such a notice, and Landlord fails to respond within five (5) business days after its receipt of same, the proposed drawings shall be deemed approved. If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord. If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings for consideration by Landlord. All revised drawings shall be submitted, with changes highlighted, to Landlord following Landlord’s return to Tenant of the drawings

Exhibit D

Building D

originally submitted, and Landlord shall approve or disapprove such revised drawings within five (5) business days following receipt of the same. Notwithstanding anything herein to the contrary, Landlord may only object to such Tenant Improvement Design Development Plans if they present a Design Problem.

Tenant Improvement Working Drawings: Tenant shall prepare and submit to Landlord for its approval Tenant Improvement working drawings (“Tenant Improvement Working Drawings”) including mechanical, electrical, and plumbing plans (“MEP”). Within five (5) business days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon. If Landlord fails to respond within five (5) business days, then then Tenant may send a notice to Landlord, which notice must contain the following inscription, in 14 point font and bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO WORK LETTER—FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL.” If Tenant sends such a notice, and Landlord fails to respond within five (5) business days after its receipt of same, the proposed drawings shall be deemed approved. If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord. If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings for consideration by Landlord. All revised drawings shall be submitted, with changes highlighted, to Landlord following Landlord’s return to Tenant of the drawings originally submitted, and Landlord shall approve or disapprove such revised drawings within five (5) business days following receipt of the same. Notwithstanding anything herein to the contrary, Landlord may only object to such Tenant Improvement Working Drawings if they present a Design Problem.

Final Tenant Improvement Plans: Tenant shall submit the approved Tenant Improvement Working Drawings to the Santa Clara Building Department for a Tenant Improvement building permit prior to the commencement of such work. The Tenant Improvement Working Drawings as modified by the City of Santa Clara are defined herein as the “Final Tenant Improvement Plans.” Prior to commencing construction, Tenant shall deliver to Landlord a copy of the City of Santa Clara building permit for the Final Tenant Improvement Plans.

Any material changes to the Final Tenant Improvement Plans shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld. As used herein, the term “Material Changes” shall mean: a change to the Final Tenant Improvement Plans that exceeds Two Hundred Thousand Dollars ($200,000) in cost or could reasonably be expected to cause a Design Problem.

Subject to Landlord’s review and approval of all applicable plans and specifications, Tenant shall have the right to: (a) install communication conduit between the Building and Building C; (b) specify, purchase, and utilize its own cosmetic and/or decorative materials including, but not limited to, floor coverings, paint, and wall coverings; (c) make floor cores consistent with normal office uses that do not interfere with the structural integrity of any floor; (d) install Tenant’s own security card access systems to the Leased Premises; and (e) secure the Leased Premises during and after business hours.

Tenant acknowledges that it will engage the Tenant Improvement Architect, the Tenant Improvement Project Manager, and the Tenant Improvement Contractor, and shall be solely responsible for the actions and omissions of its architects, engineers, contractors, and project/construction managers and for any loss, liability, claim, cost, damage or expense suffered by Landlord or any other entity or person as a result of the acts or omissions of its architect, engineers or project/construction managers. Landlord’s approval of any of Tenant’s architects, engineers or project/construction managers and of any documents prepared by any of them shall not be for the benefit of Tenant or any third party, and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Tenant’s architects, engineers or project/construction managers. Tenant shall indemnify and hold harmless Landlord from and against any and all losses, costs, damages, claims and liabilities arising from the actions or omissions of Tenant’s architects, engineers and project/construction managers.

The Tenant Improvements shall be constructed by Tenant Improvement Contractor in accordance with the Final Tenant Improvement Plans, in compliance with all of the terms and conditions of this Work Letter and the Lease, and with all applicable Laws and Restrictions. Tenant or the Tenant Improvement Contractor shall obtain a builder’s risk policy of insurance in an amount and form and issued by a carrier reasonably satisfactory to Landlord, and its subcontractors shall carry worker’s compensation insurance for their employees as required by law. The builder’s risk policy of insurance shall name Landlord as an additional insured and shall not be cancelable without at least thirty (30) days’ prior written notice to Landlord.

Tenant shall notify Landlord of its intention to commence construction five (5) days prior to commencement and shall again notify Landlord of actual commencement within one (1) business day

Exhibit D

Building D

thereafter. Landlord shall have the right to post in a conspicuous location on the Building or the Leased Premises, as well as record with the County of Santa Clara, a Notice of Nonresponsibility. Tenant shall provide Landlord with a copy of the City of Santa Clara building permit allowing for the construction of the Final Tenant Improvement Plans prior to commencement of construction of the Tenant Improvements.

Tenant shall, and shall cause Tenant’s Project Manager to, use commercially reasonable efforts to cause construction of the Final Tenant Improvement Plans to be performed in as efficient a manner as is commercially reasonable. All work to be performed inside or outside of the Building shall be coordinated with Landlord. Tenant and the Tenant Improvement Contractor shall conduct their work and employ labor for the Tenant Improvements in such manner as to maintain harmonious labor relations.

Tenant, at Tenant’s sole cost and expense, shall clear debris resulting from the Tenant Improvement construction as necessary so as not to interfere with the construction of the Landlord’s Work. No trash, or other debris, or other waste may be deposited at any time outside the Building except in containers reasonably approved by Landlord. If so, Landlord may, after written notice to Tenant, remove it at Tenant’s expense, which expense shall equal the cost of removal plus ten percent (10%) of such costs as a management fee. Storage of Tenant Improvement construction materials, tools and equipment shall be coordinated with Landlord’s contractor. Tenant shall reimburse Landlord on demand for the cost of repairing any damage to the Building caused by Tenant Improvement Contractor and its subcontractors during the construction of the Tenant Improvements. Upon completion of the Tenant Improvements, Tenant shall cause the Building and the Common Areas to be clean and free from construction debris resulting from Tenant’s Tenant Improvement construction.

Tenant shall submit to Landlord upon completion of the Tenant Improvements a Certificate of Substantial Completion, AIA Document G704, by its Tenant Improvement Architect for the Final Tenant Improvement Plans, a copy of all final inspection cards for the Tenant Improvements signed by the appropriate City of Santa Clara inspector and the Temporary Certificate of Occupancy from the City of Santa Clara.

Tenant shall submit to Landlord two CDs containing copies of all Tenant Improvement as-built plans and specifications, or final field drawings covering all of the work in the Final Tenant Improvement Plans.

Any minor work required for Tenant’s occupancy of the Leased Premises but not included in the Final Tenant Improvement Plans such as the procurement and installation of furniture, fixtures, equipment, interior artwork and signage, shall not require Landlord approval but shall be installed in a good and workmanlike manner by Tenant.

3. Project Costs. The costs and expenses of the development and construction of the Landlord’s Work and the Tenant Improvements (“Project Costs”) (other than TRC Amounts as defined in Paragraph 1(b) above) shall be paid in accordance with this Paragraph 3.

(a) Landlord’s Work. The costs and expenses of the development and construction of the Landlord’s Work shall be paid by Landlord.

(b) Tenant Improvements. Unless specified otherwise herein, Tenant shall bear and pay the cost of the Tenant Improvements (which cost shall include, without limitation, the costs of construction as provided for in the Tenant Improvement Contractor’s contract, the cost of permits, and all architectural, design, space planning, and engineering services obtained by Tenant in connection with Tenant Improvements, office improvements, wiring and cabling costs, and cubicle costs; provided that, so long as Tenant is not in monetary or material non-monetary default under the Lease or this Work Letter, Landlord shall contribute a maximum of $65 per rentable square foot, for an aggregate maximum of $13,314,4051 (the “Tenant Improvement Allowance”), but in no event more than $65 per square foot of the applicable space under construction, which shall be utilized only for building improvements to the Building (but a portion thereof up to a maximum of $5 per rentable square foot may be used for building improvements to the portion of the Common Areas described in Paragraph 2(c) of the Lease), and for any related costs, including but not limited to design, engineering, construction, furniture and equipment appurtenant to the Leased Premises, cabling, project management fees, moving expenses, and signage, and shall be available to Tenant only until the date which is twelve (12) months after the Lease Commencement Date (the “TI Allowance Deadline”), after which Landlord shall have no further obligation to provide any portion of the Tenant Improvement Allowance. Landlord shall have no obligation to make disbursements of the Tenant Improvement Allowance at any time that Landlord has delivered written notice of a monetary or material non-monetary default under the Lease or this Work Letter by Tenant until such default has been cured. Subject to such TI Allowance Deadline, and based

[1]	Based upon the Leased Premises containing 204,837 rentable square feet of space, and subject to measurement and adjustment as described in the “Leased Premises” definition in Article 1 of the Lease.

Exhibit D

Building D

upon applications for payment prepared, certified and submitted by Tenant as described below, Landlord shall make progress payments from the Tenant Improvement Allowance to Tenant in accordance with the provisions of this Paragraph 3 (but in no event more than $65 per square foot for the applicable space under construction), as follows:

(i) Not later than the 25th day of each month Tenant shall submit applications for payment to Landlord in a form reasonably acceptable to Landlord, including Tenant Improvement Contractor’s Application and Certification for Payment AIA G702 certified by Tenant Improvement Architect, certified as correct by an officer of Tenant and by Tenant’s architect, for payment of that portion of the cost of the Tenant Improvements allocable to labor, materials and equipment incorporated in the Building or Common Areas during the period from the first day of the same month projected through the last day of the month. Each application for payment shall set forth such information and shall be accompanied by such supporting documentation as shall be reasonably requested by Landlord, including the following:

(A) Invoices and canceled checks.

(B) Fully executed conditional lien releases in the form prescribed by law from the Tenant Improvement Contractor and all subcontractors and suppliers furnishing labor or materials during such period and fully executed unconditional lien releases from all such entities covering the prior payment period.

(C) Tenant Improvement Contractor’s worksheets showing percentages of completion.

(D) Tenant Improvement Contractor’s certification as follows:

“There are no known mechanics’ or materialmen’s liens outstanding at the date of this application for payment, all due and payable bills with respect to the Building have been paid to date or shall be paid from the proceeds of this application for payment, and there is no known basis for the filing of any mechanics’ or materialmen’s liens against the Building or the Property, and, to the best of our knowledge, waivers from all subcontractors are valid and constitute an effective waiver of lien under applicable law to the extent of payments that have been made or shall be made concurrently herewith.”

(ii) On or before the 15th day following submission of the application for payment, so long as Tenant is not in default under the terms of this Work Letter or the Leases, Landlord shall pay a share of such payment determined by multiplying the amount of such payment by a fraction, the numerator of which is the amount of the Tenant Improvement Allowance, and the denominator of which is the sum of (i) estimated construction cost of all Tenant Improvement work and materials for the entire Leased Premises and Common Areas, and (ii) the estimated cost of all professional services, fees and permits in connection therewith. Tenant shall pay the balance of such payment, provided that at such time as Landlord has paid the entire Tenant Improvement Allowance on account of such Tenant Improvement work, all billings shall be paid entirely by Tenant; provided, however, that Landlord shall have no obligation to make disbursements of the Tenant Improvement Allowance at any time that Landlord has delivered written notice of a monetary or material non-monetary default under the Lease or this Work Letter by Tenant until such default has been cured. If upon completion of the Tenant Improvement Work and payment in full to the Tenant Improvement Contractor, the architect and engineer, and payment in full of all fees and permits, the portion of the cost of the Tenant Improvement Work, architects’ and engineers’ fees, permits and fees theretofore paid by Landlord is less than the Tenant Improvement Allowance, Landlord shall reimburse Tenant for costs expended by Tenant for Tenant Improvement work up to the amount by which the Tenant Improvement Allowance exceeds the portion of such cost theretofore paid by Landlord. Landlord shall have no obligation to advance the Tenant Improvement Allowance to the extent it exceeds the total cost of the Tenant Improvement Work. In no event shall Landlord have any responsibility for the cost of the Tenant Improvement Work in excess of the Improvement Allowance. Landlord shall have no obligation to make any payments to Tenant Improvement Contractor’s material suppliers or subcontractors or to determine whether amounts due them from Tenant Improvement Contractor in connection with the Tenant Improvement work have, in fact, been paid. The foregoing shall not be read to prevent Tenant from curing the applicable default and then being entitled to the applicable disbursement once the default is cured if such cure is completed within the applicable cure period, if any, expressly set forth in this Work Letter or the Lease.

(c) Additional Allowance for Tenant Work. Upon Tenant’s written request made at least thirty (30) days prior to the Lease Commencement Date, so long as Tenant is not in monetary or material non-monetary default under the Lease or this Work Letter, but as an increase in the Base Monthly Rent payable by Tenant, Landlord will provide an additional amount, to be added to the Tenant Improvement Allowance and disbursed as provided with respect thereto in subparagraph 3(b) above, of

Exhibit D

Building D

$15 per rentable square foot, for an aggregate maximum of $3,072,5552/ (the “Additional Tenant Improvement Allowance”), but in no event more than $15 per square foot of the applicable space under construction. The amount of the Additional Tenant Improvement Allowance shall accrue interest at the per annum rate of six percent (6%), compounded monthly, from the date each portion thereof is contributed by Landlord, and the total amount thereof (including accrued interest) shall be fully amortized in equal monthly installments, commencing on the later of (i) the Lease Commencement Date, and (ii) the first day of the first full calendar month following the first to occur of (A) the final disbursement by Landlord of the Additional Tenant Improvement Allowance, and (B) the TI Allowance Deadline, and ending on the first day of the 132nd month of the Lease Term, utilizing a per annum rate of six percent (6%), compounded monthly, and the amount of each monthly installment shall be added to and become a part of the Base Monthly Rent.

(d) Test Fit Allowance. Landlord and Tenant acknowledge that Landlord has previously provided Tenant with a satisfactory test fit allowance to be used by Tenant in the development of the Tenant Improvement Space Plans.

(e) Evidence of Completion of Improvement Work. Upon the completion of the Improvement Work, Tenant shall:

(i) Submit to Landlord a detailed breakdown of Tenant’s final and total construction costs, together with receipted evidence showing payment thereof, satisfactory to Landlord.

(ii) Submit to Landlord all Tenant Improvement building permits signed off by the City and any certificate of occupancy received by Tenant for the Leased Premises.

(iii) Submit to Landlord, electronically in .pdf format or zip drive, the as-built plans and specifications or final field drawings referred to above.

4. Tenant Delay. For the purposes of this Work Letter and the Lease, “Tenant Delay” means any actual delay in the Landlord’s completion of the Warm Shell Components and Building-Specific Common Areas in the Required Delivery Condition resulting from either: (i) Tenant’s failure to fulfill its obligation with respect to provide either documents or approvals within the time periods specified therefor herein, (ii) any change orders or TRCs requested by Tenant, (iii) any matters specifically identified elsewhere in this Work Letter or in the Lease as Tenant delays, or (iv) an act or omission of Tenant or any Tenant Parties which interferes with the progress of construction of the Building. In the event of any Tenant Delay the date upon which Substantial Completion of the Landlord’s Work is deemed to have occurred shall be advanced by the cumulative duration of such Tenant Delays, and the Delivery Date shall be deemed to have occurred in advance of the actual delivery date as a sole and direct result of the cumulative duration of such Tenant Delays. A Tenant Delay shall not be deemed to have commenced until Landlord has provided written notice to Tenant that a Tenant Delay is occurring. With respect to any changes to the Warm Shell Components requested by Tenant, Landlord hereby notifies Tenant that such request will result in a Tenant Delay, and Tenant agrees that this notice satisfies the requirement for written notice set forth in the previous sentence; provided, however, that upon completion of the TRC Estimate, such TRC Estimate shall control over this sentence.

5. Unavoidable Tenant Improvement Delays. As used in this Work Letter, the term “Unavoidable Tenant Improvement Delay” shall mean any delays Tenant experiences in constructing the Tenant Improvements which actually and directly, without intervening cause, materially and adversely affect Tenant’s construction of the Tenant Improvements and prevent Tenant from completing the Tenant Improvements by the Lease Commencement Date as a result of acts of God or nature, delays in obtaining permits, or government shut-down.

6. Landlord Delays. A “Landlord Delay” means the length of any actual delay in the permitting, construction or completion of the Tenant Improvements or equipment to be installed by Tenant which actually and directly delays Substantial Completion of the Tenant Improvements beyond the date set forth in Paragraph 2.4(c) of the Lease (as such date may be extended pursuant to Paragraph 2.4(c) of the Lease), which (a) is not caused by Force Majeure, and (b) is caused by (i) Landlord’s changes (other than TRCs) to the Final Base Building Plans as approved by the City of Santa Clara (provided such changes, other than City-required changes, shall require Tenant’s approval, which shall not be unreasonably withheld); (ii) any other interference with Tenant’s Substantial Completion of the Tenant Improvements or placement of furniture, fixtures or equipment in the Leased Premises caused by acts or omissions of Landlord or its agents or contractors; provided, however, that this clause (ii) shall be applicable only if Devcon is the Tenant Improvement Contractor, and provided further that Tenant may not claim a Landlord Delay based upon Devcon’s or its subcontractors’ performance and completion of the Landlord’s Work. For the purposes of this Paragraph 6 only, the term “Substantial Completion” means that the Tenant Improvements have been substantially completed pursuant to the details of the

2/	See footnote no. 1

Exhibit D

Building D

Final Tenant Improvement Plans but for punch list items which don’t materially and adversely affect Tenant’s use of the Leased Premises and a temporary certificate of occupancy for the Leased Premises has been issued by the City of Santa Clara.

7. Assignment of Rights Against Architect, Contractor, etc. Tenant hereby assigns to Landlord on a non-exclusive basis any and all rights Tenant may have against the Tenant Improvement Contractor, the Tenant Improvement Architect, the Tenant Improvement Project Manager, and any other of Tenant’s consultants, subcontractors, agents, etc., relating to the Tenant Improvements, without in any way obligating Landlord to pursue or prosecute such rights. Landlord acknowledges and agrees that such assignment is for security purposes only, and is not an absolute or current assignment of such rights. If Tenant defaults in Tenant’s obligations pursuant to this Lease and, as a result thereof, Landlord successfully exercises Landlord’s rights pursuant to the California Civil Code, then such assignment shall be an absolute assignment to Landlord of such rights, but until such time Tenant shall be the sole owner of such rights and may enforce them or not as Tenant deems appropriate, in Tenant’s sole judgment. Tenant shall promptly cause the Tenant Improvement Contractor, the Tenant Improvement Architect, the Tenant Improvement Project Manager, and any other of Tenant’s consultants, subcontractors, agents, etc. (once each such person has been engaged) to execute and deliver to Landlord a consent in the form of Exhibit B hereto, consenting to the foregoing assignment.

8. Arbitration. All disputes under this Work Letter shall be submitted to arbitration under the office of JAMS in San Francisco, California, and shall be conducted pursuant to its Streamlined Arbitration Rules and Procedures (and Landlord and Tenant hereby submit to arbitration of such matter by JAMS and the determination of such arbitrator shall be final and binding upon both Landlord and Tenant).

Exhibit D

Building D

EXHIBIT A-1 TO WORK LETTER

The Campus @ 3333 Scott

Building D – 6-Story ~ 240,000SF

Landlord’s Warm Shell (Base Building & Core)

GENERAL DESCRIPTION: Landlord’s shell and core will comply with all codes and regulations, including fire, building, Title 24 and ADA. Building will have all components required for LEED Silver certification, at minimum.

•	The building will be a steel frame structure with glass and precast concrete window wall system with a curtain wall system at the entry.

•	Interior brace frames with exterior moment frames.

•	Glass/metal frame entry doors.

•	Roof Screen will be incorporated in the overall architectural design and included in the warm shell.

•	15’ floor-to-floor clearance on ground floor and 14’ on upper floors to allow for an 11’+/- ceiling height on the ground floor and a 10’ +/- finished ceiling on the upper floors.

•	Three exit stairs.

•	Finish of the upper floor elevator lobbies excluded; to be completed by Tenant as part of TIs. Main ground floor lobby will be included.

•	Fitness area provided on the ground floor of 3355 Scott Boulevard (Building A).

CONCRETE FLOORS

•	Floor flatness/levelness consistent with ASTM E1155/E 1155M.

•	The floors will be designed for structural loading capability that can accommodate the placement of furnishings, fixtures and equipment that is consistent with the needs of a typical office tenant—live load of 100psf. High density loads by Tenant are not anticipated.

EXTERIOR GLASS

•	Exterior glass Title 24 compliant, insulated, free from scratches, nicks, cracks, marring and the intrusion of weather.

ELEVATORS

•	Four 3,500 lb capacity traction elevators that have a rated speed of 200 fpm provided. Side opening doors with 9’-3” cab finished ceiling height.

•	Cab floors finished to match the ground floor lobby.

•	All elevator cars, lobby call lanterns and call buttons are in compliance with all codes and regulations.

•	No service elevator provided.

•	No elevator cars security card readers; part of TIs.

PERIMETER CONDITIONS AND BUILDING CORE (ground floor lobby, restrooms, elevators, stairwells and electrical rooms)

•	Lights, finished walls, ceiling and floor tile provided in restrooms and exit corridors only; lights and unfinished walls in electrical rooms. Toilet exhaust at restrooms included. IT closets are part of TI construction.

•	Exit stairwells with painted walls, finished ceilings, handrails, lights and noise reducing epoxy sealed floors stairs and landings.

•	Exposed window wall system. Completed window assembly with painted metal frames.

•	Exterior building envelop insulation as per Title 24, roof insulation and firesafing are included. No drywall is included except in the core areas. Core walls are framed, drywalled and fire taped finish.

•	Code compliant premium grade finished doors, complete with frame, trim and hardware, installed at all stairwells, toilet rooms and service areas. Finish to be mutually agreed to by Tenant and Landlord.

PERIMETER WINDOW COVERINGS

•	Landlord’s architect shall specify a Mecho Shade for windows; to be mutually approved and installed by Tenant as part of TIs.

TOILET ROOMS

•	Women’s and men’s toilet rooms designed and constructed in compliance with current code requirements, laws and recommendations for size and quantity, including the Americans with Disabilities Act/Title 24. Tenant shall pay for any above code requirements. The design and finish shall be mutually approved by Landlord and Tenant and include the following:

•	Water (hot and cold) shall be provided for all toilet rooms.

•	Lavatory counters shall have high quality solid surface tops with recessed lavatories.

•	All faucets shall have auto-sensors.

•	Code required wet walls shall be finished with full height ceramic tile.

•	Includes floor drains.

Exhibit D

Building D

•	The ceilings shall be painted with semi-gloss paint.

•	Toilet partitions shall be floor mounted; baked enamel or P-lam.

•	Urinal partitions shall be wall mounted.

•	Low flow toilets and urinals shall be wall mounted in all restrooms.

•	Code compliant lighting only.

•	Showers in each ground floor men’s and women’s restroom.

•	All fixtures are porcelain and ADA compliant.

•	Accessories include:
•	Recessed seat cover dispenser

•	Recessed paper towel dispenser/waste receptacles

•	Recessed feminine napkin vendor

•	Recessed mounted roll toilet tissue dispensers

•	Handicap grab bar as required by code

•	Lavatory soap dispensers

WASTE WATER AND VENT SYSTEM (PLUMBING)

•	One 1” cold water line, two 3⁄4” hot water lines, a sanitary waste and vent on every floor for Tenant’s use. All plumbing required for TIs, including any break areas, to be installed by Tenant as part of TIs.

•	An ADA accessible drinking water refrigerated fountain installed on each floor. Location determined by Tenant, subject to code requirements.

HVAC SYSTEM

•	Sufficient capacity of roof mounted direct expansion VAV air cooled package units for a 240,000sf office building with energy management controls, horizontal roof duct connections to units and vertical shafts to each floor provided by Landlord as part of the Base Building. Supply and exhaust ductwork and air outlets for warm shell “core” areas such as the restrooms also provided as part of the Base Building. DDC system (with control wiring, sensors, thermostats and control panels for core areas only) provided for the Base Building HVAC system only, with the availability and capacity for the addition of DDC controls for future tenant improvements.

•	Rooftop boiler and hot water line vertically distributed and valved to each floor included in the Base Building.

•	Low pressure system designed by Landlord’s mechanical engineer in accordance with industry standards for open office use.

•	Building designed for return air plenum.

•	Tenant to install all additional exhaust and HVAC systems related to TIs, including connecting to the base building energy management system.

SUPPLEMENTAL and 24 hour HVAC

•	Supplied by Tenant in TI construction. Landlord to provide a rooftop equipment pad within Landlord’s roof screen area for Tenant’s supplemental HVAC units.

ELECTRICAL AND POWER SYSTEM

•	Transformer and main switchboard with a house panel required for 277/480 volt service provided per SVP specifications for a 240,000SF office building. Step-down transformers in electrical rooms on all floors. Landlord provided switchgear and panels in the main electrical room sufficient to distribute power to accommodate the lobby, core, landscape lighting, HVAC, elevators and fire alarm.

•	Receptacles provided in the ground floor lobby, restrooms and exit corridors.

•	Downlights and specialty lighting provided in the ground floor lobby, restrooms and stairs/exit corridors.

•	Each building/tenant is to be separately metered. Landlord will coordinate with the utility companies to have meter installed at Landlord’s cost. Tenant to install submeters as needed and connect to the base building energy management system.

•	No Emergency/Backup Power Supply and/or Generators supplied by Landlord. Landlord to provide conduit from electrical room to a site outside the building, to be mutually agreed upon, for future Tenant installed generator.

•	Emergency elevator service not included. Elevators in fail safe mode and return to ground floor.

•	Egress lighting is battery back-up.

FIRE & LIFE SAFETY SYSTEMS

•	Major fire line throughout the buildings with sprinkler heads pointing up in unfinished interior space. Complete sprinkler assembly in finished ground floor lobby, restrooms and stairwells. Fire monitoring system for base building with core; adequately sized to allow tenant to expand as part of TIs.

•	Monitoring provided for sprinklers, elevators and HVAC base building and core systems per code. Tenant to expand monitoring for TI.

•	Landlord to provide code required fire alarm sounding devices and strobe lights in base building and core areas.

SECURITY ACCESS SYSTEMS

•	None provided. Supplied by Tenant in TI construction if desired by Tenant. Landlord to provide rough-in provisions at locations requested by Tenant.

Exhibit D

Building D

TELECOMMUNICATION

•	Multi-telecommunication service providers to enter building through an MPOE via a joint trench.

•	An MPOE, feeder duct and service from the telephone company is provided to ground floor teledata/IT room adjacent to Landlord’s ground floor electrical room. Tenant responsible for distribution of its teledata/IT within the building.

•	Landlord to provide four 4” conduits into the ground floor MPOE room from central telecom vaults which will connect to Landlord’s other buildings.

•	Landlord to provide roof top space and conduit to the MPOE room for Tenant’s satellite dish. Tenant responsible for installing its satellite dish.

PARKING

•	Landlord to install surface parking and/or a parking garage sufficient to satisfy a parking ratio of 3.3 parking spaces per 1,000 rentable square feet of space constructed in the Project, and a minimum of 3.3 parking spaces for each 1,000 net rentable square feet of Leased Premises shall continue to be located within the area depicted by a curved dotted line on Schedule 2.2(a) attached to the Lease.

LANDSCAPE

•	Landlord to provide landscape and hardscape at all common areas surrounding the building and parking area and permanently installed seating and waste container, as shown on the attached site plan.

•	Bocce court and outdoor dining/seating areas as shown on attached site plan.

•	Bike lockers as per code/LEED.

•	Conduit from the main ground floor electrical room to two locations in the parking lot/garage for future tenant EV charging stations.

•	The landscaped areas to be planted such that areas containing flowers shall mature within one year of initial occupancy.

•	Areas planted with shrubs and trees shall mature within two years of initial occupancy.

•	All landscaped path of pedestrian travel areas to be lighted and irrigated with electrically controlled automatic systems.

LOADING DOCK

•	No loading docks. A grade level loading area with double doors can be provided.

•	Exterior delivery areas and ground floor access other than the main lobby entry as shown on the attached site plan.

•	No trash compactor. Should Tenant desire a trash compactor, Landlord will install at Tenant’s costs.

Exhibit D

Building D

EXHIBIT B TO WORK LETTER

FORM OF CONSENT TO ASSIGNMENT

This CONSENT TO ASSIGNMENT (“Consent”) is dated as of this      day of             , 2015, by                     , a                      ([“Tenant Improvement Architect”/“Tenant Improvement Contractor”/“Tenant Improvement Project Manager”/Other Consultant]), in favor of                      Office Partners Holding Company LLC, a California limited liability company (“Landlord”).

RECITALS

A. Landlord and                     , a                      (“Tenant”) entered into that certain Lease Agreement dated as of             , 201     (the “Lease”) for premises located in the City of                     , County of                     , State of California, commonly known as or otherwise described as                      Road, Suite     ,                     , California; and

B. Exhibit D to the Lease is a Work Letter pursuant to which Tenant has retained [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant].

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant] hereby consents to the assignment effected by Paragraph 7 of the Work Letter.

IN WITNESS WHEREOF, [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant] has executed this Consent as of the date first written above.

—	[TENANT IMPROVEMENT ARCHITECT/TENANT IMPROVEMENT CONTRACTOR/TENANT IMPROVEMENT PROJECT MANAGER/OTHER CONSULTANT]
—	— —	By:
	—	Title:
—	— —	By:
	—	Title:

Exhibit D

Building D

EXHIBIT E

LEASE COMMENCEMENT DATE CERTIFICATE

This LEASE COMMENCEMENT CERTIFICATE (“Certificate”) is made this             day of             , 201_, by and between             (“Landlord”), and             , a             (“Tenant”), and is attached to and made a part of that certain Lease dated as of             , 201_, by and between Landlord and Tenant (the “Lease”).

Landlord and Tenant hereby acknowledge and agree for all purposes of the Lease that:

1.	Tenant has accepted possession of the Leased Premises and formally accepts the same and acknowledges that the Leased Premises are in the condition called for by the Lease (including the Work Letter).

2.	the Lease Commencement Date as defined in Paragraph 2.3 of the Lease is , 201 ,

3.	the rentable square footage of the Building is ,

4.	the rentable square footage of the Leased Premises is , and

5.	Tenant’s Building Share is . %,

6.	Tenant’s Project Share is . %,

7.	the Tenant Improvement Allowance is $ ,

8.	the Additional Tenant Improvement Allowance is $ ,

9.	the number of parking spaces allocated to the Leased Premises is , and

10.	the schedule of Base Monthly Rent is:

Period	Base Monthly Rent*
Months 1-12	$	.
Months 13-24	$	.
Months 25-36	$	.
Months 37-48	$	.
Months 49-60	$	.
Months 61-72	$	.
Months 73-84	$	.
Months 85-96	$	.
Months 97-108	$	.
Months 109-120	$	.
Months 121-132	$	.

[NTD: Paragraphs 3 through 10 to be completed only if the Initial Measurement of the Building or the Initial Measurement of the Leased Premises results in rentable square footages different than those set forth in Article 1 of the Lease]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate on the date first above written.

TENANT:

ARUBA NETWORKS, INC., a Delaware corporation

By:
Printed Name:
Title:

By:
Printed Name:
Title:

Exhibit E

Building D

LANDLORD:

SANTA CLARA CAMPUS PROPERTY OWNER I LLC, a Delaware limited liability company

By:	Santa Clara Campus Partners LLC, a Delaware limited liability company, its Sole Member

By:	Menlo Equities Development Company IX LLC, a California limited liability company, its Manager

By:	Menlo Equities V LLC, a California limited liability company, its Manager

By:	Menlo Legacy Holdings L.P., a California limited partnership, its Managing Member

By:
Henry D. Bullock, President

Exhibit E

Building D

EXHIBIT F

[RESERVED]

Exhibit F

Building D

EXHIBIT G

FORM OF LUMP SUM PAYMENT AMENDMENT

AMENDMENT NO. __TO LEASE

This AMENDMENT TO LEASE (“Amendment”) is dated as of this     day of                 , 201_ (the “Amendment Date”), by and between                     LLC, a California limited liability company (“Landlord”), and                     , a                     (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease dated as of             , 201_ [as amended by that certain dated as of             ] (collectively, the “Lease”) for premises located in the City of Santa Clara, County of Santa Clara, State of California, commonly known as or otherwise described as Street, Suite             ,             , California, comprised of approximately rentable square feet of floor area as more particularly described in the Lease; and

B. Landlord has exercised the Lump Sum Payment Option as defined in Paragraph 3.1(b) of the Lease.

C. Landlord and Tenant now desire to amend the Lease to set forth the on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Definitions. All capitalized terms used in this Amendment but not otherwise defined shall have the meanings assigned to them in the Lease.

2. Lump Sum Payment Date. The Lump Sum Payment Date is                     , 201_.

3. Base Monthly Rent Start Date. The Base Monthly Rent Start Date is                     , 201_.

4. Abated Rent Lump Sum Payment. The amount of the Abated Rent Lump Sum Payment is                      Dollars ($                ).

5. Base Monthly Rent. The schedule of Base Monthly Rent, as set forth in Article 1 of the Lease, is hereby amended in its entirety to read as follows:

Period	Base Monthly Rent
[Months __-__	$0.00
Months __**-12	$594,027.30	]
Months 13-24	$594,027.30
Months 25-36	$607,392.91
Months 37-48	$621,059.25
Months 49-60	$635,033.09
Months 61-72	$649,321.33
Months 73-84	$663,931.06
Months 85-96	$678,869.51
Months 97-108	$694,144.08
Months 109-120	$709,762.32
Months 121-132	$725,731.97

*Based upon the Leased Premises containing 204,837 rentable square feet of space, and subject to measurement as described in the “Leased Premises” definition in the Lease, and adjustment.

**[DRAFTING NOTE: COMPLETE TO CORRESPOND WITH BASE MONTHLY RENT START DATE AND CONFORM THE FIRST ROW IN THE SCHEDULE; IF BASE MONTHLY RENT START DATE IS MONTH 1, DELETE THE FIRST ROW IN THE SCHEDULE.]

Exhibit G

Building D

6. Ratification. The Lease, as amended by this Amendment, is hereby ratified by Landlord and Tenant and Landlord and Tenant hereby agree that the Lease, as so amended, shall continue in full force and effect.

7. Miscellaneous.

7.1 Voluntary Agreement. The parties have read this Amendment and the mutual releases contained in it, and on the advice of counsel they have freely and voluntarily entered into this Amendment.

7.2 Attorney’s Fees. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the non- prevailing party, reasonable attorney’s fees and costs of suit.

7.3 Successors. This Amendment shall be binding on and inure to the benefit of the parties and their successors.

7.4 Counterparts. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

TENANT:

ARUBA NETWORKS, INC., a corporation

By:
Printed Name:
Title: President

By:
Printed Name:
Title: Chief Financial Officer

LANDLORD:

SANTA CLARA CAMPUS PROPERTY OWNER I LLC, a Delaware limited liability company

By:	Santa Clara Campus Partners LLC, a Delaware limited liability company, its Sole Member

By:	Menlo Equities Development Company IX LLC, a California limited liability company, its Manager

By:	Menlo Equities V LLC, a California limited liability company, its Manager

By:	Menlo Legacy Holdings L.P., a California limited partnership, its Managing Member

By:
Henry D. Bullock, President

Exhibit G

Building D

EXHIBIT H

BUILDING SIGNAGE

SIGN SUBJECT TO RELINQUISHMENT
WEST ELEVATION
LOCATION AS SHOWN
MAX BUILDING SIGNAGE
4'X40' (160SF)
Company Name

NORTH ELEVATION
LOCATION AS SHOWN
MAX BUILDING SIGNAGE
4'X40' (160SF)
Company Name

Exhibit H

Building D

EXHIBIT I

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT PROVISIONS

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Wells Fargo Bank, National Association

CRE – San Francisco - Gold (AU #02961)

600 California Street, 17th Floor

San Francisco, CA 94108

Attn: Colleen King

Loan No.

(Space Above For Recorder’s Use)

SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT,

ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease to Security Instrument)

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made [DATE] by and between [PROPERTY OWNER NAME], A(N) [ENTITY TYPE], OWNER(S) OF THE REAL PROPERTY HEREINAFTER DESCRIBED ([[collectively,]] “Mortgagor”), [TENANT NAME[ (“Tenant”) and Wells Fargo Bank, National Association (collectively with its successors or assigns, “Lender”).

R E C I T A L S

A.	Pursuant to the terms and provisions of a lease dated [DATE OF LEASE] (“Lease”), Mortgagor granted to Tenant a leasehold estate in and to [[a portion of]] the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

B.	Mortgagor has executed, or proposes to execute, that certain Deed Of Trust (“Security Instrument”) securing, among other things, that certain Promissory Note dated [DATE OF NOTE] (“Note”) in the principal sum of [LOAN AMOUNT ($NUMBERS)], in favor of Lender (“Loan”). The Security Instrument has been or will be recorded concurrently herewith in the real property records where the Property is located.

C.	As a condition to Lender making the Loan secured by the Security Instrument, Lender requires that the Security Instrument be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Tenant under the Lease and that the Tenant specifically and unconditionally subordinate the Lease to the lien of the Security Instrument.

D.	Mortgagor and Tenant have agreed to the subordination, attornment and other agreements herein in favor of Lender.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Mortgagor and Tenant hereby agree for the benefit of Lender as follows:

(1)	SUBORDINATION. Mortgagor and Tenant hereby agree that:

1.	Prior Lien. The Security Instrument securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Security Instrument), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

Exhibit I

Building D

2.	Subordination. Lender would not make the Loan without this agreement to subordinate; and

3.	Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Security Instrument and shall supersede and cancel, but only insofar as would affect the priority between the Security Instrument and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Tenant individually declares, agrees and acknowledges for the benefit of Lender, that:

4.	Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Security Instrument or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part; and

5.	Waiver, Relinquishment and Subordination. Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant’s right, title and interest in and to the Property to the lien of the Security Instrument and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

(2)	ASSIGNMENT. Tenant acknowledges and consents to the assignment of the Lease by Mortgagor in favor of Lender.

(3)	ESTOPPEL. Tenant acknowledges and represents that:

1.	Entire Agreement. The Lease constitutes the entire agreement between Mortgagor and Tenant with respect to the Property and Tenant claims no rights with respect to the Property other than as set forth in the Lease;

2.	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows (if none, state “None”): ;

3.	No Default. To the best of Tenant’s knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

4.	Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding and there have been no [[further]] amendments, modifications or additions to the Lease, written or oral; and

5.	No Broker Liens. Neither Tenant nor Mortgagor has incurred any fee or commission with any real estate broker which would give rise to any lien right under state or local law, except as follows (if none, state “None”): .

(4)	ADDITIONAL AGREEMENTS. Tenant covenants and agrees that, during all such times as Lender is the Beneficiary under the Security Instrument:

1.	Modification, Termination and Cancellation. Tenant will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) except in accordance with its terms without Lender’s prior written consent and will not make any payment to Mortgagor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) other than in accordance with its terms, including but not limited to amendments referenced in the Lease as necessary for the operation of the terms thereof without Lender’s prior written consent;

2.	Notice of Default. Tenant will notify Lender in writing concurrently with any notice given to Mortgagor of any default by Mortgagor under the Lease, and Tenant agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time

Exhibit I

Building D

periods set forth below and Tenant will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Mortgagor; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence.

3.	No Advance Rents. Tenant will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease.

4.	Assignment of Rents. Upon receipt by Tenant of written notice from Lender that Lender has elected to terminate the license granted to Mortgagor to collect rents, as provided in the Security Instrument, and directing the payment of rents by Tenant to Lender, Tenant shall comply with such direction to pay and shall not be required to determine whether Mortgagor is in default under the Loan and/or the Security Instrument. In the event of such payments to Lender, Mortgagor hereby releases Tenant from any claims Mortgagor may otherwise have for Tenant’s failure to pay rent to Mortgagor and agrees that any such payments shall be credited toward Tenant’s obligation to pay rent pursuant to the terms of the Lease.

5.	Insurance and Condemnation Proceeds. In the event there is any conflict between the terms in the Security Instrument and the Lease regarding the use of insurance proceeds or condemnation proceeds with respect to the Property, the provisions of the Security Instrument shall control.

(5)	ATTORNMENT. In the event of a foreclosure under the Security Instrument, Tenant agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Mortgagor’s title in and to the Property by Lender’s exercise of the remedy of sale by foreclosure under the Security Instrument) as follows:

1.	Payment of Rent. Tenant shall pay to Lender all rental payments required to be made by Tenant pursuant to the terms of the Lease for the duration of the term of the Lease;

2.	Continuation of Performance. Tenant shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Tenant hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Mortgagor’s interest in the Lease and giving written notice thereof to Tenant;

3.	No Offset. Lender shall not be liable: (i) for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Mortgagor under the Lease, except by reason of any act or omission continuing after foreclosure, or deed in lieu thereof, of which Lender had notice prior to foreclosure or deed in lieu thereof, and failed to cure within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Mortgagor, and which relates to the repair or maintenance of the Property; nor (ii) for the return of any sums which Tenant may have paid to Mortgagor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Mortgagor to Lender; and

4.	Subsequent Transfer. If Lender, by succeeding to the interest of Mortgagor under the Lease, should become obligated to perform the covenants of Mortgagor thereunder, then, upon any further transfer of Mortgagor’s interest by Lender, all of such unaccrued obligations shall terminate as to Lender.

5.	Limitation on Lender’s Liability. Tenant agrees to look solely to Lender’s interest in the Property and the rent, income or proceeds derived therefrom for the recovery of any judgment against Lender, and in no event shall Lender or any of its affiliates, officers, directors, shareholders, partners, agents, representatives or employees ever be personally liable for any such obligation, liability or judgment.

6.	No Representation, Warranties or Indemnities. Lender shall not be liable with respect to any representations, warranties or indemnities from Mortgagor, whether pursuant to the Lease or otherwise, including, but not limited to, any representation, warranty or indemnity related to the use of the Property, compliance with zoning, landlord’s title, landlord’s authority, habitability or fitness for purposes or commercial suitability, or hazardous wastes, hazardous substances, toxic materials or similar phraseology relating to the environmental condition of the Property or any portion thereof.

(6)	NON-DISTURBANCE. In the event of a foreclosure under the Security Instrument, so long as there shall then exist no breach, default, or event of default on the part of Tenant under the Lease,

Exhibit I

Building D

Lender agrees for itself and its successors and assigns that the leasehold interest of Tenant under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect in accordance with the terms thereof and Lender shall recognize and accept Tenant as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Tenant and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender: any option to purchase with respect to the Property; or any right of first refusal with respect to the Property; or any provision regarding the use of insurance proceeds or condemnation proceeds with respect to the Property which is inconsistent with the terms of the Security Instrument.

(7)	MISCELLANEOUS.

1.	Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Mortgagor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Mortgagor or others.

2.	NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) Business Days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Mortgagor:	[OWNER NAME
STREE ADDRESS
CITY, STATE ZIP]

Attention: [CONTACT NAME]
Tenant:	[TENANT NAME
TENANT ADDRESS 1
TENANT ADDRESS 2
TENANT CITY, STATE ZIP]

Attention: [TENANT CONTACT]
Lender:	Wells Fargo Bank, National Association
CRE – San Francisco Gold (AU #02961)
420 Montgomery St., 6th Floor
San Francisco, CA 94104

Attention: Brett Kondrick

Loan #: [LOAN NO.]
With a copy to:	Wells Fargo Bank, National Association
WLS Minneapolis Loan Center
608 2nd Avenue South, 11th Floor
Minneapolis, MN 55402

Attention: James Fransen

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove.

3.	Heirs, Successors and Assigns. Except as otherwise expressly provided under the terms and conditions herein, the terms of this Agreement shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

4.	Headings. All article, section or other headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.

Exhibit I

Building D

5.	Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

6.	Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE: THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

Exhibit I

Building D

“MORTGAGOR”

[[SIGNATURE BLOCK FOR PROPERTY MORTGAGOR(S)]]

“TENANT”

[[SIGNATURE BLOCK FOR TENANT]]

“LENDER”

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:
Name:
Its:

(IF DOCUMENT TO BE RECORDED, ALL SIGNATURES

MUST BE ACKNOWLEDGED)

Exhibit I

Building D

EXHIBIT A—DESCRIPTION OF PROPERTY

[[TO BE ATTACHED]]

Exhibit I

Building D

[[IF LEASE GUARANTY]] LEASE GUARANTOR’S CONSENT

The undersigned (“Lease Guarantor”) consents to the foregoing [[Subordination Agreement]] [[Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement]] [[Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement]] and the transactions contemplated thereby and reaffirms its obligations under the lease guaranty (“Lease Guaranty”) dated LEASE GUARANTY DATE. Lease Guarantor further reaffirms that its obligations under the Lease Guaranty are separate and distinct from Tenant’s obligations.

AGREED:

Dated as of:

“LEASE GUARANTOR”

[[SIGNATURE BLOCK FOR LEASE GUARANTOR]]

(IF DOCUMENT TO BE RECORDED, ALL SIGNATURES

MUST BE ACKNOWLEDGED)

Exhibit I

Building D

EXHIBIT J

FORM OF ESTOPPEL CERTIFICATE

                    , 20

Re
, California

Ladies and Gentlemen:

Reference is made to that certain Lease, dated as of                     , 20        , between                     LLC, a California limited liability company (“Landlord”), and the undersigned (herein referred to as the “Lease”). A copy of the Lease [and all amendment thereto] is[are] attached hereto as Exhibit A. At the request of Landlord in connection with [                     State reasons for request for estoppel certificate                     ], the undersigned hereby certifies to Landlord and to [state names of other parties requiring certification (e.g., lender, purchaser, investor)] (“Lender”/ “Purchaser”/ “Investor”) and each of your respective successors and assigns as follows:

1. The undersigned is the tenant under the Lease.

2. The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Exhibit A.

3. There is no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease. The undersigned has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease.

4. All improvements to be constructed in the Leased Premises by Landlord, if any, have been completed and accepted by Tenant, and any tenant construction or other allowances have been paid in full. [MODIFY OR DELETE, AS APPLICABLE, IF NOT CORRECT]

5. The undersigned has no actual knowledge of any default now existing of the undersigned or of Landlord under the Lease, nor of any event which with notice or the passage of time or both would constitute a default of the undersigned or of Landlord under the Lease.

6. The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord’s interest in the Lease.

7. The monthly rent due under the Lease is $                    and has been paid through                     , and all additional rent due and payable under the Lease has been paid through                     .

8. The term of the Lease commenced on                     , and expires on                     , unless sooner terminated pursuant to the provisions of the Lease. Landlord has performed all work required by the Lease for the undersigned’s initial occupancy of the demised property.

9. The undersigned has deposited the sum of $                     with Landlord as security for the performance of its obligations as tenant under the Lease, and no portion of such deposit has been applied by Landlord to any obligation under the Lease.

10. There is no free rent period pending, nor is Tenant entitled to any Landlord’s contribution. [MODIFY OR DELETE, AS APPLICABLE, IF NOT CORRECT]

The above certifications are made to Landlord and [Lender/ Purchaser/ Investor] knowing that Landlord and [Lender/ Purchaser/ Investor] will rely thereon in [making a loan secured in part by an assignment of the Lease/ accepting an assignment of the Lease/ investing in Landlord/other]. Tenant’s “actual knowledge” means the current, actual knowledge of the person executing this document on behalf of Tenant, without any duty of investigation (other than inquiry of the appropriate personnel of Tenant who have responsibility for administration of the Lease in accordance with Tenant’s standard procedures applicable to its leasing program).

Exhibit K

Building D

Tenant’s certifications above are made solely to estop Tenant from asserting against the recipients named therein (other than Landlord), facts or claims contrary to those stated herein, and such certifications shall be binding on Tenant vis-à-vis the recipients named herein (other than Landlord) but shall not modify in any way, Tenant’s relationship, obligations or rights vis-à-vis Landlord.

Very truly yours,

By:
Name:
Title:

Exhibit K

Building D

EXHIBIT K-1

MEMORANDUM OF LEASE

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Aruba Networks, Inc.

1344 Crossman Avenue

Sunnyvale, California

Attn: Mr. Michael Phelps

Senior Director of Real Estate

and Facilities

APN:

(Space Above For Recorder’s Use)

Short-Term Lease

MEMORANDUM OF LEASE

(3335 Scott Boulevard, Santa Clara, California)

THIS MEMORANDUM OF LEASE (“Memorandum”) is entered into as of the          day of April, 2015, by and between SANTA CLARA CAMPUS PROPERTY OWNER I LLC, a Delaware limited liability company (“Landlord”), and ARUBA NETWORKS, INC., a Delaware corporation (“Tenant”).

1. Defined Terms; Exhibits. Unless otherwise set forth herein, all defined terms used in this Memorandum shall have the same meanings ascribed thereto in the Lease (as defined below). All Exhibits referenced herein are attached hereto, and are incorporated herein by this reference.

2. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, pursuant to the terms and conditions of that certain Lease dated as of April             , 2015 (the “Lease”), those certain premises described in the Lease (the “Premises”), consisting of approximately 204,837 rentable square feet of space, comprising the first through fifth floors of a six story building (the “Building”) known as Building D and located at 3335 Scott Boulevard in the City of Santa Clara, California, situated on the real property more particularly described on Exhibit A to this Memorandum. Pursuant to the Lease, Landlord hereby also grants to Tenant the right to use the common areas of the Project in accordance with and as described in the Lease.

3. Term. The term of the Lease (“Term”) is for a period of approximately one hundred thirty-two (132) months, starting on the Commencement Date and ending one hundred thirty-two (132) months after the Lease Commencement Date, subject to adjustment as provided in the Lease. The Lease Commencement Date is expected to occur on or about March 1, 2017, subject to adjustment as provided in the Lease.

Exhibit K

Building D

4. Extension Options. Pursuant to the Lease, Landlord grants to Tenant two (2) consecutive options to extend the Term, each for a period of five (5) years.

5. Right of First Refusal to Lease. Pursuant to the Lease, Landlord grants to Tenant an ongoing right of first refusal to lease space on the sixth floor of the Building throughout the term of the Lease on terms and conditions more particularly described in Paragraph 17.1 of the Lease.

6. Right of First Offer and Right of First Refusal to Purchase Buildings C, D, and E. Landlord has constructed another building in the project known as Building C, and Landlord and Tenant have executed a lease for space in Building C. Landlord may, but is not obligated to, construct an additional building in the Project which building is described in the Lease as Building E.

(a) In the event that (i) Landlord constructs Building E, (ii) Tenant is then leasing the entirety of Building E and the first through fifth floors of Building D, (iii) Landlord is then SANTA CLARA CAMPUS PROPERTY OWNER I LLC and owns Buildings C, D, and E (the “Subject Buildings”), (iv) Tenant is not then in monetary or material non-monetary default under this Lease beyond the applicable cure period expressly set forth in this Lease, (v) Landlord, in its sole discretion, decides to market the Subject Buildings for sale on a standalone basis, then Tenant will have a right of first offer to purchase the Subject Buildings as more particularly described in Paragraph 17.2 of the Lease.

(b) In the event that (i) Landlord constructs Building E, (ii) Tenant is then the Tenant under the Lease of Building D, (iii) Landlord is then SANTA CLARA CAMPUS PROPERTY OWNER I LLC and owns Buildings C, D, and E (the “Subject Buildings”), (iv) Tenant is not then in default under the Lease, (v) Landlord, in its sole discretion, decides to market the Subject Buildings for sale on a standalone basis, then Tenant will have a right of first refusal to purchase the Subject Buildings as more particularly described in Paragraph 17.3 of the Lease.

These rights referred to in this Paragraph 6 (which are fully described in Paragraphs 17.2 and 17.3 of the Lease) shall be personal to Aruba Networks, Inc. or a Permitted Transferee (as defined in the Lease), apply only to a sale of all of the Subject Buildings only, and without limitation shall not apply in the event of (1) a sale of the Project, (2) an other multi-building or multi-project portfolio sale, (3) a Property, multi-property, or Project recapitalization or financing, or (4) a larger capital markets transaction (e.g., a merger, consolidation, reorganization, master limited partnership, REIT, UPREIT, etc.) involving the Property or the Project.

7. Lease Incorporated. All the other terms, conditions and covenants of the Lease are incorporated herein by this reference. This Memorandum is intended simply to provide notice of certain of the terms and provisions of the Lease, and in no way amends, modifies, or is to be used to interpret the Lease or any portions thereof. In the event of a conflict between the provisions of this Memorandum and the provisions of the Lease, the provisions of the Lease shall govern.

8. Counterparts. This Memorandum may be executed in counterparts, each of which shall be an original but all of which together shall constitute one and the same agreement. This Memorandum is solely for notice and recording purposes and shall not be construed to alter, modify, expand, diminish or supplement the provisions of the Lease.

[SIGNATURES ON FOLLOWING PAGE]

Exhibit K

Building D

IN WITNESS WHEREOF, this Memorandum has been duly executed by the parties hereto as of the day and year first above written.

“LANDLORD”	LANDLORD:

SANTA CLARA CAMPUS PROPERTY OWNER I LLC, A
Delaware limited liability company

By:	Santa Clara Campus Partners LLC, a Delaware limited liability company, its Sole Member

By:	Menlo Equities Development Company IX LLC, a California limited liability company, its Manager

By:	Menlo Equities V LLC, a California limited liability company, its Manager

By:	Menlo Legacy Holdings L.P., a California limited partnership, its Managing Member

“TENANT”	ARUBA NETWORKS, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit K

Building D

State of California

County of                     } ss.

On                      before me,                     , Notary Public, personally appeared                    , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
(seal)

State of California

County of             } ss.

On                      before me,                     , Notary Public, personally appeared                    , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
(seal)

Exhibit K

Building D

EXHIBIT A

Legal Description of Premises

Exhibit K

Building D

EXHIBIT K-2

TERMINATION OF LEASE AND MEMORANDUM OF LEASE

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Menlo Equities LLC

490 California Street, 4th Floor

Palo Alto, California 94306

Attn: Henry Bullock/Rick Holmstrom

APN:

(Space Above For Recorder’s Use)

Short-Term Lease

TERMINATION OF LEASE AND MEMORANDUM OF LEASE

(3335 Scott Boulevard, Santa Clara, California)

THIS TERMINATION OF LEASE AND MEMORANDUM OF (“Termination Agreement”) is entered into as of the              day of                     , 2            , by and between SANTA CLARA CAMPUS PROPERTY OWNER I LLC, a Delaware limited liability company (“Landlord”), and ARUBA NETWORKS, INC., a Delaware corporation (“Tenant”).

Landlord and Tenant are parties to that certain (i) Lease dated as of April     , 2015 for the building located at 3335 Scott Boulevard in the City of Santa Clara, California, situated on the real property more particularly described on Exhibit A to this Partial Termination Agreement (the “Lease”). In connection with the Lease, Landlord and Tenant are also parties to that certain Memorandum of Lease dated as of April     , 2015, recorded on                     , 2015 in the Official Records of Santa Clara County, California as Document No.                      (the “Memorandum”). All of the terms and conditions of Lease were incorporated into the Memorandum.

1. Unless otherwise set forth herein, all defined terms used in this Termination Agreement shall have the same meanings ascribed thereto in the Lease. All Exhibits referenced herein are attached hereto, and are incorporated herein by this reference.

2. The Lease and the Memorandum have expired or been terminated and are of no further force or effect.

3. Landlord and Tenant now desire to execute and record this Termination Agreement in order to put the public on notice of the termination of the Lease.

4. This Termination Agreement may be executed in counterparts, each of which shall be an original but all of which together shall constitute one and the same agreement.

Exhibit K

Building D

IN WITNESS WHEREOF, this Partial Termination Agreement has been duly executed by the parties hereto as of the day and year first above written.

“LANDLORD”	LANDLORD:

SANTA CLARA CAMPUS PROPERTY OWNER I LLC, A
Delaware limited liability company

By:	Santa Clara Campus Partners LLC, a Delaware limited liability company, its Sole Member

By:	Menlo Equities Development Company IX LLC, a California limited liability company, its Manager

By:	Menlo Equities V LLC, a California limited liability company, its Manager

By:	Menlo Legacy Holdings L.P., a California limited partnership, its Managing Member

“TENANT”	ARUBA NETWORKS, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit K

Building D

State of California

County of             } ss.

On             before me,             , Notary Public, personally appeared            , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
(seal)

State of California

County of             } ss.

On             before me,             , Notary Public, personally appeared            , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
(seal)

Exhibit K

Building D

EXHIBIT A

Legal Description of Premises

Exhibit K

Building D

EXHIBIT K-3

TERMINATION OF CERTAIN RIGHTS UNDER LEASE

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Menlo Equities LLC

490 California Street, 4th Floor

Palo Alto, California 94306

Attn: Henry Bullock/Rick Holmstrom

APN:
(Space Above For Recorder’s Use)

Short-Term Lease

TERMINATION OF CERTAIN RIGHTS UNDER LEASE

(3335 Scott Boulevard, Santa Clara, California)

THIS TERMINATION OF CERTAIN RIGHTS UNDER LEASE (“Partial Termination Agreement”) is entered into as of the             day of             , 2    , by and between SANTA CLARA CAMPUS PROPERTY OWNER I LLC, a Delaware limited liability company (“Landlord”), and ARUBA NETWORKS, INC., a Delaware corporation (“Tenant”).

Landlord and Tenant are parties to that certain (i) Lease dated as of April     , 2015 for the building located at 3335 Scott Boulevard in the City of Santa Clara, California, situated on the real property more particularly described on Exhibit A to this Partial Termination Agreement (the “Lease”). In connection with the Lease, Landlord and Tenant are also parties to that certain Memorandum of Lease dated as of April     , 2015, recorded on             , 2015 in the Official Records of Santa Clara County, California as Document No.              (the “Memorandum”). All of the terms and conditions of Lease were incorporated into the Memorandum.

1. Defined Terms; Exhibits. Unless otherwise set forth herein, all defined terms used in this Partial Termination Agreement shall have the same meanings ascribed thereto in the Lease All Exhibits referenced herein are attached hereto, and are incorporated herein by this reference.

2. Landlord granted to Tenant, pursuant to the Lease, certain purchase and lease rights more particularly described in the Lease.

3. Tenant’s rights under Paragraph             and Paragraph             of the Lease have terminated, and Landlord and Tenant hereby agree that each of such rights is now and hereafter shall be void and of no force or effect.

4. Landlord and Tenant now desire to execute and record this Partial Termination Agreement in order to put the public on notice of the termination of the Tenant’s rights under Paragraph             and Paragraph             of the Lease.

5. Counterparts. This Partial Termination Agreement may be executed in counterparts, each of which shall be an original but all of which together shall constitute one and the same agreement.

[SIGNATURES ON FOLLOWING PAGE]

Exhibit K

Building D

IN WITNESS WHEREOF, this Partial Termination Agreement has been duly executed by the parties hereto as of the day and year first above written.

“LANDLORD”	LANDLORD:

SANTA CLARA CAMPUS PROPERTY OWNER I LLC,
a Delaware limited liability company

By:	Santa Clara Campus Partners LLC, a Delaware limited liability company, its Sole Member

By:	Menlo Equities Development Company IX LLC, a California limited liability company, its Manager

By:	Menlo Equities V LLC, a California limited liability company, its Manager

By:	Menlo Legacy Holdings L.P., a California limited partnership, its Managing Member

“TENANT”	ARUBA NETWORKS, INC.,
a Delaware corporation
By:
Name:
Title:

Exhibit K

Building D

State of California

County of             } ss.

On             before me,             , Notary Public, personally appeared            , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
(seal)

State of California

County of             } ss.

On                      before me,                         , Notary Public, personally appeared                        , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
(seal)

Exhibit K

Building D

EXHIBIT A

Legal Description of Premises

Exhibit K